                    MASTER RICHMOND STATION GROUP AGREEMENT


         THIS MASTER RICHMOND STATION GROUP AGREEMENT is made and entered into as of the 17th day of December, 1996, by and among SFX BROADCASTING, INC., a Delaware corporation ("SFX"), ABS COMMUNICATIONS INCORPORATED, a Virginia corporation ("ABS"), KENNETH A. BROWN ("KAB"), EBF INC., a Delaware corporation ("EBFI"), EBF PARTNERS, a New York partnership ("EBFP" and, together with ABS, KAB and EBFI, the "Current Partners"), ABS COMMUNICATIONS, L.L.C., a Virginia limited liability company (the "LLC"), ABS RICHMOND PARTNERS, L.P., a Virginia limited partnership ("RICH-I"), ABS RICHMOND PARTNERS II, L.P., a Virginia limited partnership ("RICH-II" and, together with RICH-I, the "Partnerships"), ABS RICHMOND TOWERS, L.P., a Virginia limited partnership and J. EDWIN CONRAD for certain limited purposes specified herein.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Parties have entered into that certain Letter of Intent, dated August 9, 1996 (the "Letter of Intent") which provides, in part, the Parties' intention for SFX (i) to acquire (A) substantially all of the Current Partners' partnership interests in the Partnerships and (B) the Benchmark Assets through the LLC as well as the financing of the acquisition of such assets by the LLC, (ii) to finance and assume certain liabilities of KAB and ABS under the Benchmark Agreements, including the repayment of all outstanding loans under the Signet Loan Agreement, (iii) to indemnify KAB and ABS for any losses which may be incurred by KAB and ABS under the Benchmark Agreements and
(iv) to enter into such other arrangements and transactions with the other Parties which are more particularly described in the Letter of Intent (collectively, the "Contemplated Transactions"); and

         WHEREAS, the Parties understand that the Contemplated Transactions must occur in several stages and accordingly desire to enter into this Agreement to identify the timing and execution of the various agreements which must be entered into to consummate the Contemplated Transactions;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions contained herein, and intending to be fully bound hereby, the Parties hereby agree as follows:

         SECTION 1. Certain Definitions. When used in this Agreement, the following words or phrases shall have the following meanings:

         "Agreement" shall mean this Master Richmond Station Group Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Amended and Restated Operating Agreement" shall mean the Amended and Restated Operating Agreement substantially in the form attached hereto as Exhibit A.

         "Benchmark Agreements" shall mean all of the agreements set forth on
Schedule 1 attached hereto.

         "Benchmark Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement, dated as of May 31, 1996 by and among Benchmark Radio Acquisition Fund III Limited Partnership, WVGO License Limited Partnership, WDCK License Limited Partnership and ABS Communications Incorporated.

         "Benchmark Assets" shall mean all of the assets to be acquired by the LLC pursuant to the Benchmark Agreements.

         "Benchmark Stations" shall mean collectively, radio station WLEE(FM) in Williamsburg, Virginia and radio station WBZU(FM) in Richmond Virginia.

         "Brown Employment Agreement" shall mean the Employment Agreement substantially in the form attached hereto as Exhibit B.

         "Brown Non-Competition Agreement" shall mean the Non-Competition Agreement substantially in the form attached hereto as Exhibit C.

         "Closing" shall mean, as applicable, the Closing as defined under the KAB Contribution Agreement or the Purchase and Sale Agreement.

         "Collateral Assignment of Contracts" shall mean the Collateral Assignment of Contracts substantially in the form attached hereto as Exhibit O.

         "Conrad Employment Agreement" shall mean the Employment Agreement substantially in the form attached hereto as Exhibit D.

         "Conrad Non-Competition Agreement" shall mean the Non-Competition Agreement substantially in the form attached hereto as Exhibit E.

         "Deed of Trust" shall mean the Deed of Trust substantially in the form attached hereto as Exhibit N.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean Signet Trust Company.

         "Escrow Agreement" shall mean the Escrow Agreement substantially in the form attached hereto as Exhibit F.

         "KAB Contribution Agreement" shall mean the KAB Contribution Agreement substantially in the form attached hereto as Exhibit G.

         "Letter of Intent" shall mean that certain letter of intent dated August 9, 1996 by and among SFX Broadcasting, Inc., KAB, ABS, the LLC and each of the Partnerships.

         "Liberty Entities" shall mean Liberty Acquisition Subsidiary Corporation and Liberty Broadcasting of Maryland II, Incorporated.

         "Party" or "Parties" shall mean each of the parties, either individually or collectively, as applicable, signatory to this Agreement.

         "Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement substantially in the form attached hereto as Exhibit I.

         "Put and Call Agreement" shall mean the Put and Call Agreement substantially in the form attached hereto as Exhibit J.

         "Related Agreements" shall mean each of the agreements attached to this Agreement as an Exhibit.

         "Rich Stations" shall mean, collectively, radio station WKHK-FM in Colonial Heights, Virginia and radio station WVGO-FM in Crewe, Virginia.

         "Security Agreement" shall mean the Security Agreement substantially in the form attached hereto as Exhibit H.

         "SFX Contribution Agreement" shall mean the SFX Contribution Agreement substantially in the form attached hereto as Exhibit K.

         "SFX Convertible Note Agreement" shall mean the Convertible Note Agreement substantially in the form attached hereto as Exhibit L.

         "Signet Loan Agreement" shall mean that certain Promissory Note, dated as of May 28, 1996, by and among Jacob Brown, KAB and Signet Bank as assigned to the LLC pursuant to that certain Assignment dated May 28, 1996.

         "Tower Lease" shall mean the Tower Lease substantially in the form attached hereto as Exhibit M.

         SECTION 2. Order of Transactions.

         (a) The applicable Parties shall have entered into the following agreements and the following actions shall have taken place simultaneously with the execution of this Agreement and the consummation of the transactions contemplated by the Benchmark Agreements:

             (i) SFX and the LLC shall have entered into the SFX Convertible Note Agreement, the Security Agreement, the Deed of Trust and the Collateral Assignment of Contracts and any and all other agreements or documents contemplated thereunder;

             (ii) SFX, the Current Partners, the LLC and the Escrow Agent shall have entered into the Escrow Agreement;

             (iii) All amounts outstanding under the Signet Loan Agreement shall have been repaid, any and all security interests granted to Signet Bank pursuant to the Signet Loan Agreement shall have been terminated, extinguished and released and the Signet Loan Agreement shall have been terminated;

             (iv) KAB and the LLC shall have entered into, and consummated the transactions under, the KAB Contribution Agreement;

             (v) The Current Partners and the LLC shall have entered into the Purchase and Sale Agreement; and

             (vi) The Liberty Entities, SFX and the LLC shall have entered into the SFX Contribution Agreement.

         (b) The applicable Parties shall have executed each of the following agreements contemporaneously herewith, which agreements shall become effective automatically upon the consummation of the transactions contemplated by the Purchase and Sale Agreement without any further action by any of the applicable Parties thereto (other than on the date of its effectiveness, the applicable Parties completing the appropriate blanks and dates to reflect its effectiveness); provided, in the event the transactions contemplated by the Purchase and Sale Agreement are not consummated, each of the agreements listed below shall be null and void and of no force and effect: The Amended and Restated Operating Agreement, the Brown Employment Agreement, the Brown Non-Competition Agreement, the Conrad Employment Agreement, the Conrad Non-Competition Agreement and the Put and Call Agreement.

         (c) Contemporaneously herewith, ABS Richmond Towers, L.P. ("ABS Tower") and RICH-I shall have entered into the Tower Lease. ABS Tower and RICH-I hereby agree that until the closing of the Purchase and Sale Agreement, neither ABS Tower nor RICH-I shall amend, modify, terminate or revise in any manner the Tower Lease without the prior written consent of SFX.

         SECTION 3. Payment of Expenses. SFX hereby agrees to lend to the LLC sufficient funds under the SFX Convertible Note Agreement so that the LLC may:

         (a) reimburse or pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and any reasonable expenses relating to the provisions of Article V of the Purchase and Sale Agreement) incurred by the Current Partners which are directly related to the negotiation, preparation and closing of this Agreement, the Benchmark Agreements, the Purchase and Sale Agreement and the other agreements contemplated under this Agreement and the Contemplated Transactions and such other reasonable costs and expenses incurred by KAB to date in connection with the solicitation and achievement of finding a financing source to consummate the Contemplated Transactions;

         (b) pay all fees and expenses of Interstate/Johnson Lane Corporation ("Interstate") when due as provided in that certain Placement Agency Agreement, dated April 17, 1996 as modified by the partners thereto as reflected in Annex A to the Letter of Intent between ABS and Interstate.

         SECTION 4. [INTENTIONALLY OMITTED].

         SECTION 5. Certain Obligations of SFX. In addition to the obligations of SFX contained in the agreements contemplated in this Master Agreement, SFX hereby:

         (a) agrees to cause to be performed, at its sole expense, promptly after the execution of this Master Agreement, Phase I environmental studies of the real property and transmitting equipment used by the Partnerships in connection with the operation of the Rich Stations; and

         (b) guaranties the obligations of the Liberty Entities (as defined in the SFX Contribution Agreement) (and their assignees, if any) under the SFX Contribution Agreement (in the event that such obligations have not already been transferred to SFX by the Liberty Entities' valid assignment to SFX of all of their respective rights and obligations thereunder).

         SECTION 6. Further Assurances. Each Party hereby agrees and covenants to the other Parties that:

         (a) such Party will use his or its commercially reasonable best efforts to cause the completion of each of the Contemplated Transactions as expeditiously as practical and in connection therewith, such Party will avoid taking any actions that would prevent or delay the consummation of the Contemplated Transactions;

         (b) such Party will deal with the other Parties in good faith in completing the Contemplated Transactions; and

         (c) such Party will execute all such documents which may be necessary or appropriate to consummate the Contemplated Transactions as expeditiously as practical and does hereby consent to the consummation of the Contemplated Transactions and waive any rights that such Party has under any agreements other than under this Agreement and the Related Agreements that would preclude the consummation of the Contemplated Transactions.

         SECTION 7. Indemnification.

         (a) Current Partners' Indemnities. Each Current Partner hereby agrees, severally and not jointly (based on such Current Partner's respective percentage interests in the Partnerships), to indemnify, defend and hold the LLC, SFX and each of their affiliates (collectively, the "SFX Parties") harmless with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) (collectively, the "Losses") asserted against, resulting from, imposed upon or incurred by the LLC or SFX or its assignees directly or indirectly relating to or arising out of the breach of any of the representations or warranties or failure by such Current Partner to perform any covenants or agreements of such Current Partner set forth in this Agreement or the Related Agreements.

         (b) SFX's Indemnities. SFX hereby agrees to indemnify, defend and hold the Current Partners and their affiliates harmless with respect to any and all Losses asserted against, resulting from, imposed upon or incurred by the Current Partners directly or indirectly relating to or arising out of the breach of any of the representations, warranties, covenants or agreements of SFX set forth in this Agreement or any of the Related Agreements.

         (c) Limitation on Indemnity.

             (i) The SFX Parties shall be entitled to indemnification under this Agreement only to the extent that the aggregate sum of the SFX Parties' Losses under this Agreement and the Related Agreements for which the Current Partners are responsible hereunder individually or in the aggregate exceeds One Hundred Fifty Thousand Dollars ($150,000) (the "Threshold Amount")(and only to the extent of such excess). The aggregate indemnification liability for each of the Current Partners under this Agreement shall be limited to an amount equal to such Current Partner's allocable portion of the Purchase Price (as defined in the Purchase and Sale Agreement) paid to such Current Partner pursuant to
Section 3.2 of the Purchase and Sale Agreement. Notwithstanding anything to the contrary contained herein, the SFX Parties shall not be entitled to any indemnification under this Agreement relating to any matter disclosed in the Environmental Report (as defined in the Purchase and Sale Agreement).

             (ii) The Current Partners shall be entitled to indemnification under this Agreement only to the extent that the aggregate sum of the Current Partners' Losses under this Agreement and the Related Agreements exceeds the Threshold Amount (and only to the extent of such excess). The indemnification liability of SFX under this Agreement shall be limited to an amount equal to the total Purchase Price paid to the Current Partners pursuant to Section 3.2 of the Purchase and Sale Agreement which amount will be offset by such amounts received by the Current Partners under the Escrow Agreement.

         (d) Survival of Representations and Warranties. The Current Partners and the SFX Parties shall have the right to bring an action for indemnification for a period of eighteen (18) months following the Conversion Date (as defined in the SFX Convertible Note Agreement); upon the expiration of such period, such right shall lapse and be of no further force or effect. Notwithstanding the foregoing, the representations and warranties made in the KAB Contribution Agreement, the Purchase and Sale Agreement and the SFX Contribution Agreement with respect to (A) (i) title to the partnership interests being sold or contributed thereunder and (ii) taxes shall survive the Closing until the expiration of any applicable statutes of limitations including any extensions thereof and shall thereupon expire together with any right to indemnification with respect thereto and (B) environmental matters, three (3) years from the Conversion Date.

         (e) Procedures.

             (i) Any party seeking indemnification under this Section 7 (the "Indemnified Party") shall give the party from whom indemnification is being sought (the "Indemnifying Party") notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 30 days of such determination, stating the amount of the Loss, if known, and method of computation thereof. The obligations of an Indemnifying Party under this Section 7 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 7 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: Within 30 days after receipt by an Indemnified Party of notice of (i) any Third Party Claim or (ii) the commencement of any action or proceeding which may entitle such Indemnified Party to indemnification under this Section 7, such Indemnified Party shall give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim. The failure to give the Indemnifying Party timely notice under this Section 7 shall not preclude the Indemnified Party from seeking indemnification from the Indemnifying Party unless the Indemnifying Party has been materially prejudiced by such failure.

             (ii) If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom with counsel reasonably acceptable to the Indemnified Party, the obligations of the Indemnifying Party as to such claim shall be limited to assuming, in good faith, the defense of such claim or litigation and to holding the Indemnified Party harmless from and against any losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom; provided, however, that the Indemnified Party may participate, at its expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnified Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. Without the written consent of the Indemnified Party, the Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. No such claim or litigation resulting therefrom which is being defended in good faith by the Indemnifying Party shall be settled or compromised without the written consent of the Indemnifying Party.

             (iii) If the Indemnifying Party shall not, within 30 days of receipt of notice of any such claim or litigation, give notice to the Indemnified Party of its intention to assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may, but shall have no obligation to, defend against such claim or litigation, acting in good faith and in such manner as it may deem appropriate, and the Indemnified Party may compromise or settle such claim or litigation without the Indemnifying Party's consent. The Indemnifying Party shall promptly pay any such settlement of such claim or litigation and shall also promptly reimburse the Indemnified Party for the amount of all reasonable expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. In addition, the Indemnifying Party shall promptly pay the amount of any judgment rendered with respect to such claim or in such litigation.

         (f) Sole Remedy. The indemnification provided in this Section 7 shall be the sole and exclusive post-Closing remedy available to any party with respect to any claims relating to this Agreement, the Purchase and Sale Agreement, the KAB Contribution Agreement, the SFX Contribution Agreement and the SFX Convertible Note Agreement. In furtherance of the foregoing, the parties (on behalf of themselves and their respective affiliates, directors, officers, employees, agents, successors and assigns) hereby waive from and after the date of the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action they may have against any other party relating to the subject matter of this Agreement or any of the other agreements referred to in the preceding sentence arising under or based upon any federal, state, local or foreign law, rule or regulation (including, without limitation, any law, rule or regulation relating to environmental matters).

         SECTION 8. Rich LMA. The parties hereto contemplate that there may be entered into a Local Marketing Agreement ("Rich LMA") between the Partnerships and the LLC with respect to the Rich Stations. The parties hereby acknowledge and agree that the Rich LMA shall be in a form satisfactory to SFX, the LLC and the Partnerships.

         SECTION 9. Consequential Damages. Notwithstanding any provision contained herein, in the event that an arbitrator under the Escrow Agreement determines that any Party shall have acted in bad faith in connection with any of the Contemplated Transactions, any other Party who has incurred a Loss may seek as one of its damages consequential damages.

         SECTION 10. Restriction on Consents, Amendments, Waivers and Modifications; Opinions. The LLC hereby agrees not to amend, waive or modify any term or condition set forth in any Related Agreement or in any other agreement contemplated hereby to which the LLC is a Party (or consent to any change requested thereunder) without the prior written consent of SFX. In addition, the LLC hereby agrees that any and all forms of opinions to be delivered to the LLC under any of the Related Agreements shall be in a form reasonably satisfactory to SFX.

         SECTION 11. Restriction on Sale of Stations. While the Purchase and Sale Agreement is in effect, each of (i) ABS, KAB and the LLC (with respect to the Benchmark Stations) and (ii) EBFI, EBFP, RICH-I and RICH-II (with respect to the Rich Stations) hereby agree that such Party shall not sell, transfer or otherwise encumber any of the Benchmark Stations or the Rich Stations, as applicable, without the prior written approval of SFX, other than as part of the Contemplated Transactions.

         SECTION 12. Amendment. This Agreement may only be amended with the written consent of all of the Parties.

         SECTION 13. Governing Law. The construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without giving effect to the choice of law provisions thereof.

         SECTION 14. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery or on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date of a stamped receipt, if sent by an overnight delivery service, and shall be addressed to the following addresses, or to such other address as any Party may request:

     To KAB:                            Kenneth A. Brown
                                        2002 Millington Court
                                        Richmond, VA 23233

     To ABS:                            ABS Communications Incorporated
                                        300 Arboretum Place
                                        Suite 590
                                        Richmond, VA 23236
                                        Attn:  Kenneth A. Brown

     To the LLC:                        ABS Communications, L.L.C.
                                        300 Arboretum Place
                                        Suite 590
                                        Richmond, VA 23236
                                        Attn:  Kenneth A. Brown

     To EBFI and EBFP:                  c/o Coleman Wortham, III
                                        Davenport & Co. of Virginia, Inc.
                                        901 East Cary Street
                                        Richmond, VA 23219

     To SFX:                            SFX Broadcasting, Inc.
                                        150 East 58th Street
                                        New York, NY 10155
                                        Attn:  Howard Tytel

     To Partnerships:                   c/o Coleman Wortham, III
                                        901 East Cary Street
                                        Richmond, VA 23219

Copies of all notices to KAB, ABS, the LLC, EBFI, EBFP and the Partnerships shall also be sent to:

                                        LeClair Ryan
                                        707 East Main Street, 11th Floor
                                        Richmond, VA 23219
                                        Attn: Kurt Magette, Esq.

         SECTION 15. Schedules and Exhibits. This Agreement and the Related Agreements contain various schedules and exhibits. The Parties agree that disclosure in any one schedule or exhibit shall constitute disclosure for all purposes under this Agreement and the Related Agreements; provided, that the disclosure is detailed enough to indicate its applicability to such other schedule or exhibit.

         SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

         SECTION 17. Guarantee to Provide Purchase Price. In the event that all of the conditions precedent set forth in Article XIII of the Purchase and Sale Agreement have been satisfied, SFX hereby irrevocably and unconditionally guarantees to the Current Partners that SFX shall pay or cause to be paid the Purchase Price to the Current Partners. The obligations of SFX under this
Section 17 are absolute and direct, and constitute primary obligations of SFX.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                       SFX BROADCASTING, INC.



                                       By: /s/ Howard J. Tytel
                                          -------------------------------
                                          Name:  Howard J. Tytel
                                          Title: Executive Vice President
                                                  and Secretary


                                       ABS COMMUNICATIONS INCORPORATED



                                       By: /s/ Kenneth A. Brown
                                          -------------------------------
                                          Name: Kenneth A. Brown
                                          Title:


                                       KENNETH A. BROWN


                                         /s/ Kenneth A. Brown
                                       ----------------------------------


                                       EBF INC.



                                       By:  /s/ Coleman Wortham, III
                                          -------------------------------
                                          Name: Coleman Wortham, III
                                          Title:


                                       EBF PARTNERS


                                       By: /s/ Coleman Wortham, III
                                          -------------------------------
                                       Partner Coleman Wortham, III

                                       ABS COMMUNICATIONS, L.L.C.



                                       By: /s/ Kenneth A. Brown
                                          -------------------------------
                                          Name: Kenneth A. Brown
                                          Title:


                                       ABS RICHMOND PARTNERS, L.P.

                                       By:  ABS COMMUNICATIONS INCORPORATED,
                                                 its General Partner


                                       By: /s/ Kenneth A. Brown
                                          -------------------------------
                                          Name: Kenneth A. Brown
                                          Title:



                                       ABS RICHMOND PARTNERS II, L.P.

                                       By:  ABS COMMUNICATIONS INCORPORATED,
                                                 its General Partner


                                       By: /s/ Kenneth A. Brown
                                          -------------------------------
                                          Name: Kenneth A. Brown
                                          Title:


                                       J. Edwin Conrad is executing this
                                       Agreement solely to evidence his rights
                                       and obligations to enter into the Conrad
                                       Employment Agreement and the Conrad
                                       Non-Competition Agreement as of the
                                       closing under the Purchase and Sale
                                       Agreement:


                                               J. EDWIN CONRAD
                                       ----------------------------------
                                               J. EDWIN CONRAD

                                       ABS RICHMOND TOWERS, L.P.


                                       By: Kenneth A. Brown              , its
                                          ----------------------------
                                          General Partner


                                       By: /s/ Kenneth A. Brown
                                          -------------------------------
                                          Name: Kenneth A. Brown
                                          Title:

                                   SCHEDULE 1



                        See attached list of documents.

                           CONVERTIBLE NOTE AGREEMENT

                         DATED AS OF DECEMBER 17, 1996

                                     AMONG

                          ABS COMMUNICATIONS, L.L.C.,
                                  AS BORROWER,

                                      AND

                            SFX BROADCASTING, INC.,
                                   AS LENDER

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION 1.      DEFINITIONS...............................................  1

     1.1   Certain Defined Terms..........................................  1
     1.2   Accounting Terms: Utilization of GAAP
           for Purposes of Calculations Under
           Agreement...................................................... 19

SECTION 2.      THE LOAN.................................................. 20

     2.1   Note; Procedure for Borrowings;
           Prepayment..................................................... 20
     2.2   Interest....................................................... 21
     2.3   Payments of Principal and Interest............................. 21
     2.4   Use of Proceeds................................................ 21
     2.5   Taxes.......................................................... 22

SECTION 3.      CONDITIONS TO THE LOANS................................... 23

     3.1   Conditions to Initial Loan..................................... 23
     3.2   Conditions to Each Other Loan.................................. 25

SECTION 4.      BORROWER'S REPRESENTATIONS AND
                WARRANTIES................................................ 26

     4.1   Existence; Compliance with Law................................. 26
     4.2   Executive Offices; Collateral Locations;
           Corporate or Other Names....................................... 26
     4.3   Power; Authorization; Enforceable
           Obligations.................................................... 26
     4.4   Financial Statements and Projections........................... 27
     4.5   Conduct of Business; Material Contracts........................ 27
     4.6   Subsidiaries................................................... 28
     4.7   FCC and Station Matters........................................ 28
     4.8   Real Property.................................................. 29
     4.9   Personal Property Liens........................................ 29
     4.10  No Material Adverse Change: No
           Restricted Payments............................................ 29
     4.11  Title to Properties:  Liens.................................... 29
     4.12  Litigation..................................................... 29
     4.13  Payment of Taxes............................................... 30
     4.14  Restrictions; No Default....................................... 30
     4.15  Governmental Regulation........................................ 30
     4.16  Securities Activities.......................................... 31
     4.17  Employee Benefit Plans......................................... 31

                                                                          Page
                                                                          ----

     4.18  Environmental Matters.......................................... 31
     4.19  Ventures and Outstanding Stock................................. 31
     4.20  Labor Matters.................................................. 32
     4.21  Insurance...................................................... 32
     4.22  Disclosure..................................................... 32

SECTION 5.      BORROWER'S AFFIRMATIVE COVENANTS.......................... 33

     5.1   Financial Statements and Other Reports......................... 33
     5.2   Corporate Existence; Compliance with Laws...................... 34
     5.3   Payment of Taxes and Claims.................................... 34
     5.4   Maintenance of Properties; Insurance........................... 35
     5.5   Tax Treatment.................................................. 35
     5.6   Books and Records.............................................. 35
     5.7   Litigation..................................................... 35
     5.8   Environmental Laws............................................. 36
     5.9   Indemnity...................................................... 36
     5.10  Access......................................................... 37
     5.11  FCC Conversion Consent Filing.................................. 37

SECTION 6.      BORROWER'S NEGATIVE COVENANTS............................. 38

     6.1   Indebtedness................................................... 38
     6.2   Liens.......................................................... 38
     6.3   Investments; Joint Ventures.................................... 39
     6.4   Contingent Obligations......................................... 39
     6.5   Restricted Payments............................................ 39
     6.6   Restriction on Fundamental Changes:
           Asset Sales and Acquisitions................................... 39
     6.7   Restriction on Leases.......................................... 40
     6.8   Transactions with Affiliates................................... 40
     6.9   Conduct of Business............................................ 40
     6.10  Amendments or Waivers of Related
           Documents...................................................... 40
     6.11  ERISA.......................................................... 41
     6.12  Hazardous Materials............................................ 41
     6.13  Sale-Leasebacks................................................ 41
     6.14  Fiscal Year.................................................... 41

SECTION 7.      EVENTS OF DEFAULT......................................... 42

     7.1   Events of Default.............................................. 42
     7.2   Remedies....................................................... 43

SECTION 8.      CONVERSION OF NOTE........................................ 44

     8.1   Conversion..................................................... 44
     8.2   Conversion Date Procedures..................................... 45
     8.3   Taxes on Conversion............................................ 45

                                                                          Page
                                                                          ----

     8.4   Termination of Loan Documents.................................. 45
     8.5   Termination of Conversion Right................................ 45

SECTION 9.      MISCELLANEOUS............................................. 45

     9.1   Expenses....................................................... 46
     9.2   Amendments and Waivers......................................... 46
     9.3   Independence of Covenants...................................... 46
     9.4   Notices........................................................ 46
     9.5   Survival of Representations, Warranties
           and Agreements................................................. 47
     9.6   Failure or Indulgence Not Waiver;
           Remedies Cumulative............................................ 47
     9.7   Marshalling; Payments Set Aside................................ 47
     9.8   Severability................................................... 48
     9.9   Headings....................................................... 48
     9.10  Applicable Law................................................. 48
     9.11  Successors and Assigns......................................... 48
     9.12  Consent to Jurisdiction and Service of Process................. 48
     9.13  Waiver of Jury Trial........................................... 49
     9.14  Counterparts; Effectiveness.................................... 49

Schedules

Schedule 1          -     Benchmark Acquisition Documents
Schedule 2          -     Rich Acquisition Documents
Schedule 4.2        -     Collateral Locations
Schedule 4.4        -     Financial Statements
Schedule 4.5        -     Material Contracts
Schedule 4.7(a)     -     Radio Broadcast Stations
Schedule 4.7(b)     -     LMAs
Schedule 4.8        -     Real Property
Schedule 4.9        -     UCC-1 Filing Jurisdictions
Schedule 4.10       -     Restricted Payments
Schedule 4.12       -     Litigation
Schedule 4.18       -     Environmental Matters
Schedule 4.19       -     Options, Warrants; Members
Schedule 4.20       -     Labor Matters
Schedule 4.21       -     Insurance
Schedule 6.1        -     Existing Indebtedness
Schedule 6.2        -     Existing Liens
Schedule 6.4        -     Existing Contingent Obligations
Schedule 6.8        -     Leases


Exhibits

Exhibit A -      Form of Compliance Certificate
Exhibit B -      Form of Convertible Note
EXHIBIT C -      Form of Notice of Borrowing
Exhibit D -      Form of Security Agreement
Exhibit E -      Form of Loan Certificate
Exhibit F -      Form of Amended and Restated Operating Agreement
EXHIBIT G -      Form of Collateral Assignment of Contracts

                                                                           Page
                                                                           ----
                           CONVERTIBLE NOTE AGREEMENT


    THIS CONVERTIBLE NOTE AGREEMENT is dated as of December 17, 1996 and entered into by and among ABS COMMUNICATIONS, L.L.C., a Virginia limited liability company ("BORROWER") and SFX BROADCASTING, INC., a Delaware corporation, as Lender ("LENDER").

                                R E C I T A L S

    WHEREAS, Borrower has contractually agreed to acquire from Benchmark radio stations WLEE(FM) and WBZU(FM) licensed to Williamsburg, Virginia and Richmond, Virginia, respectively (collectively, the "BENCHMARK STATIONS");

    WHEREAS, Borrower desires to obtain loans from Lender under this Agreement in order to (i) pay off and terminate the Signet Loan Agreement, (ii) finance the working capital needs of Borrower to perform under the Benchmark TBA, (iii) finance the acquisition of the Benchmark Stations, (iv) finance the working capital needs of Borrower to operate the Benchmark Stations after the Benchmark Acquisition, and (v) to finance the working capital needs of Borrower under the Rich LMA, if applicable;

    WHEREAS, Borrower desires to secure its Obligations by granting to Lender, to the extent permitted by law, first priority security interests (subject to Permitted Liens) in all of its assets, other than the Excluded Assets, pursuant to the Security Agreement and the other Security Documents;

    NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:


                                   SECTION 1.
                                  DEFINITIONS

1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

    "ABS" means ABS Communications Incorporated, a Virginia corporation.

                                                                           Page
                                                                           ----

    "ACCELERATION EVENT" has the meaning set forth in Section 2.2 hereof.

    "ACQUISITION" means the Benchmark Acquisition and the Rich Acquisition.

    "ACQUISITION DOCUMENTS" means collectively, the Benchmark Acquisition Documents and the Rich Acquisition Documents.

    "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

    "AGREEMENT" means this Convertible Note Agreement, including all exhibits and schedules hereto, as the same may be amended, restated or otherwise modified from time to time.

    "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

    "BENCHMARK" means, collectively, Benchmark Radio Acquisition Fund III Limited Partnership, WVGO License Limited Partnership, and WDCK License Limited Partnership, each a Maryland limited partnership.

    "BENCHMARK ACQUISITION" means the acquisition by Borrower of the Benchmark Stations pursuant to the Benchmark Acquisition Documents and upon terms and conditions set forth therein.

    "BENCHMARK ACQUISITION DOCUMENTS" means all of the purchase agreements and related documents pursuant to which the Benchmark Acquisition is implemented or evidenced as more particularly described on Schedule 1 annexed hereto.

                                                                           Page
                                                                           ----

    "BENCHMARK ACQUISITION FCC CONSENT" means the initial written action or actions by the FCC approving the assignment of the FCC Licenses for each Benchmark Station to be acquired as part of the Benchmark Acquisition to Borrower in the manner contemplated by the Benchmark Acquisition Documents, in form and substance satisfactory to Lender.

    "BENCHMARK LOAN" means a Loan in the amount of $14,500,000 made by Lender to Borrower under this Agreement in order to consummate the Benchmark Acquisition.

    "BENCHMARK STATIONS" has the meaning set forth in the recitals to this Agreement.

    "BENCHMARK TBA" means that certain Time Brokerage Agreement, dated May 31, 1996 between Benchmark and Buyer, as assigned by Buyer to Borrower pursuant to that certain Assignment and Assumption Agreement, dated as of June 1, 1996 by and between Buyer and Borrower.

    "BENCHMARK TRANSACTIONS" means all of the transactions contemplated by the Benchmark Acquisition Documents.

    "BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

    "BROWN" means Kenneth A. Brown, an individual resident of the Commonwealth of Virginia.

    "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

    "BUYER" means ABS Communications Incorporated, a Virginia corporation.

    "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

    "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or

                                                                           Page
                                                                           ----

directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's or Moody's, (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor's or at least P-1 from Moody's, (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95 % of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either Standard & Poor's or Moody's.

    "CHANGE OF CONTROL" means (i)(a) the failure of Brown and ABS to own and control collectively 100% of the Membership Interests of Borrower, or (b) either of Brown or ABS shall assign, delegate, encumber or otherwise transfer or agree to assign, delegate, encumber or otherwise transfer in any manner or to any extent, any of its rights or obligations as a Member (in each case, other than as permitted under Section 8.1), or (ii) the failure of Brown to be the Manager of Borrower other than because of Brown's death or incapacity. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

    "CLAIM" has the meaning set forth in Section 5.9 hereof.

                                                                           Page
                                                                           ----

    "COLLATERAL" means, collectively, all real and personal property securing the Obligations pursuant to the Security Documents in accordance with the terms thereof.

    "COLLATERAL ASSIGNMENT OF CONTRACTS" means the Collateral Assignment of Contracts substantially in the form of Exhibit G annexed hereto.

    "COMMITMENT PERIOD" means the period from and including the date hereof to, but not including the Maturity Date or such earlier date in which Lender's obligation to make any Loans under this Agreement shall terminate as provided herein.

    "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder, as from time to time in effect.

    "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit A annexed hereto delivered to Lender by Borrower pursuant to Section 3 hereof.

    "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or
(iii) under any interest rate swap, hedge, cap, collar or similar agreement. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if

                                                                           Page
                                                                           ----

required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

    "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Stock issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

    "CONVERSION CONSENT" means any Final Order approving Lender's conversion of the Loan into Membership Interests pursuant to Section 8.1, in form and substance satisfactory to Lender.

    "CONVERSION DATE" has the meaning set forth in Section 8.1 hereof.

    "CONVERSION EVENT" means the date on which all of the following shall have occurred or shall be occurring contemporaneously: (i) the Rich Acquisition shall have been completed, and (ii) all transactions contemplated pursuant to that certain SFX Contribution Agreement dated of even date herewith between Borrower, Lender and the other parties thereto (the "SFX CONTRIBUTION AGREEMENT") shall have been completed.

    "DEED OF TRUST" means a Deed of Trust substantially in the form of Exhibit G annexed hereto

                                                                           Page
                                                                           ----

    "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

    "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

    "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member, (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member, and (iii) any member of an affiliated service group within the meaning of
Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

    "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation), (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (iv) the withdrawal by Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability

                                                                           Page
                                                                           ----

pursuant to Sections 4063 or 4064 of ERISA, (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (vi) the imposition of liability on Borrower or any of its ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (vii) the withdrawal by Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (1) or 4071 of ERISA in respect of any Employee Benefit Plan,
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan, (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue
Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

    "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Borrower or any of its ERISA Affiliates.

    "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and

                                                                           Page
                                                                           ----

the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower, or any of its properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss.11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

    "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of a Hazardous Material.

                                                                           Page
                                                                           ----

    "ESCROW AGREEMENT" means that certain Escrow Agreement of even date herewith entered into by and among Lender, Borrower and the other parties signatory thereto.

    "EVENT OF DEFAULT" means any of the events set forth in Section 7.1.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

    "EXCLUDED ASSETS" means the Limited Partnership Interests and the distributions or proceeds related to such Limited Partnership Interests.

    "EXCLUDED LOAN AMOUNTS" means any Loan amount made by Lender to Borrower for working capital purposes under this Agreement for any given month in excess of $100,000. For the avoidance of doubt, Excluded Loan Amounts shall not include the Benchmark Loan and such other Loan amount used to pay off all amounts outstanding under the Signet Loan Agreement.

    "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its predecessors or Affiliates but specifically not including the transmission tower currently used by radio station WKHK(FM).

    "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

    "FCC LICENSE" means any license, permit or other authorization issued by the FCC relating to the Stations.

    "FINAL ORDER" means, as of any date of determination with respect to any written action or consent by the FCC, such written action or consent which shall have been obtained and (A)(i) which shall not have been reversed, stayed, enjoined, annulled or suspended and (ii) for which the time for filing a request for administrative or judicial review or for instituting administrative review thereof sua

                                                                           Page
                                                                           ----

sponte, shall have expired without any such filing having been made or action for such review sua sponte having been taken, or, in the event of such filing or review sua sponte, such filing or review sua sponte shall have disposed of favorably to confirmation of such written action or the grant of such consent and the time for seeking further relief or review with respect thereto shall have expired without any request or action for such further relief or review having been filed or taken or (B) Lender shall have notified Borrower that it has determined in its sole discretion that there is no reasonable basis for concluding that such written action or consent shall not become a final order (as provided in clause (A) hereof) in due course.

    "FINANCIAL STATEMENTS" means, for any period, the balance sheet of Borrower as at the end of such period and the related statement of income and the related statement of equity and cash flows of Borrower for such period and for the period from the beginning of the then current Fiscal Year to the end of such period, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present the financial condition of Borrower as at the dates indicated and the results of operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

    "FISCAL YEAR" means the fiscal year of Borrower ending on December 31 of each calendar year.

    "FTC" means the Federal Trade Commission and the Antitrust Department of the Department of Justice and any successor governmental agency performing functions similar to those performed by the Federal Trade Commission or the Antitrust Department of the Department of Justice on the date hereof.

    "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                                                                           Page
                                                                           ----

    "GOVERNMENTAL AUTHORITY" means any federal, state or local governmental authority, agency or court.

    "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent, order or consent decree of or from any federal, state or local governmental authority, agency or court.

    "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto, (ii) any oil, petroleum, petroleum fraction or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form, (vii) urea formaldehyde foam insulation, (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (ix) pesticides and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

    "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of

                                                                           Page
                                                                           ----

the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) obligations under non-compete agreements and all other obligations that would be properly classified as a liability on a balance sheet conforming with GAAP (other than current trade payables and current accrued expenses).

    "INDEMNIFIED PERSON" has the meaning set forth in Section 5.9 hereof.

    "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

    "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Borrower of, or of a beneficial interest in, any Stock of any other Person (other than a Person that, prior to such purchase or acquisition, was a wholly-owned Subsidiary of Borrower), or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrower to any other Person other than a wholly-owned Subsidiary of Borrower, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

    "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

    "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention

                                                                           Page
                                                                           ----

agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

    "LIMITED PARTNERSHIP INTERESTS" means the limited partnership interests that Borrower owns in the Rich Partnerships.

    "LMA" means any joint sales agreement, advertising sales agreement, time brokerage agreement, local marketing agreement or similar arrangement to which Borrower is a party (whether originally or pursuant to an assignment).

    "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Note, and (iii) the Security Documents.

    "LOANS" means the revolving credit loans which may be made by Lender to Borrower from time to time under the terms of this Agreement.

    "MANAGER" means Brown, or any other person designated by the Members from time to time to manage Borrower.

    "MANAGER'S CERTIFICATE" means a certificate executed by the Manager or, if the Members have not designated a Manager, a certificate executed by any Member, in form and substance satisfactory to Lender.

    "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

    "MASTER AGREEMENT" means that certain Master Richmond Station Group Agreement of even date herewith entered into by and among Lender, Borrower and each of the other parties signatory thereto.

    "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or (ii) the impairment of any material portion of the Collateral or the ability of Borrower to perform in any material respect, or of Lender to enforce, the Obligations; provided, however, so long as Borrower has not breached this Agreement through waiving any material rights that it has

                                                                           Page
                                                                           ----

under the Benchmark Acquisition Documents or Borrower has not taken any actions or omitted to any actions under any of the Benchmark Acquisition Documents which are willfully or grossly negligent, Material Adverse Effect shall not include or be caused by the poor performance (financial or otherwise) of the Benchmark Stations.

    "MATERIAL CONTRACT" has meaning assigned to it in Section 4.5.

    "MATURITY DATE" means the earlier of (i) May 29, 1998, or (ii) the date on which the Loan and other Obligations are declared immediately due and payable in accordance with Section 7.2.

    "MEMBER" has the meaning assigned to it in the Operating Agreement.

    "MEMBERSHIP INTEREST" has the meaning assigned to it in the Operating Agreement.

    "MOODY'S" means Moody's Investors Service, Inc., or any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

    "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Borrower or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Borrower or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

    "NOTE" means that certain Convertible Grid Note of even date herewith executed by Borrower, substantially in the form of Exhibit B attached hereto, and all renewals, amendments, restatements and replacements thereof.

    "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit C annexed hereto delivered to Lender by Borrower pursuant to Section 2.1 hereof.

    "OBLIGATIONS" means all obligations of every nature of Borrower from time to time owed to Lender under the Loan

                                                                           Page
                                                                           ----

Documents, whether for principal, interest, expenses, indemnification or otherwise.

    "OPERATING AGREEMENT" means the Operating Agreement of ABS Communications, L.L.C., dated as of April 29, 1996.

    "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real or personal) that is not a Capital Lease other than
(i) any such lease under which that Person is the lessor or (ii) any LMA.

    "OTHER TAXES" has the meaning assigned to it in Section 2.5.

    "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

    "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

    "PERMITTED ENCUMBRANCES" means the following types of Liens:

         (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and

                                                                           Page
                                                                           ----

    other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) any attachment or judgment Lien not constituting an Event of Default under Section 7.1;

         (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower;

         (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

         (ix) Liens of a collecting bank under Section 4-208 of the Uniform Commercial Code as in effect in the relevant jurisdiction; and

         (x) Liens related to the Excluded Assets.

    "PERMITTED LIENS" means Liens permitted pursuant to Section 6.2.

    "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

    "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "RELATED DOCUMENTS" means the (i) Acquisition Documents and (ii) the LMAs.

    "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles

                                                                           Page
                                                                           ----

containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

    "RESTRICTED PAYMENT" means, with respect to any Person, (a) the declaration or payment of any dividend or distribution or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock, (b) any payment on account of the purchase, redemption, defeasance or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (c) any payment, loan, contribution, or other transfer of funds or other property to any stockholder, partner or member of such Person or any Affiliate of such stockholder, partner or member.

    "RETIREE WELFARE PLAN" means any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the Internal Revenue Code and at the sole expense of the participant or the beneficiary of the participant.

    "RICH ACQUISITION" means the acquisition by Borrower of the Rich Partnerships and the Rich Stations pursuant to the Rich Acquisition Documents and upon terms and conditions set forth herein.

    "RICH ACQUISITION DOCUMENTS" means all of the purchase agreements and related documents pursuant to which the Rich Acquisition is implemented or evidenced as more particularly described on Schedule 2 annexed hereto.

    "RICH ACQUISITION FCC CONSENT" means the initial written action or actions by the FCC approving the assignment of the FCC Licenses for each Rich Station to be acquired as part of the Rich Acquisition to Borrower in the manner contemplated by the Rich Acquisition Documents, in form and substance satisfactory to Lender.

    "RICH LMA" means that certain Local Marketing Agreement that may be entered into between the Rich Partnerships and Borrower with respect to the Rich Stations.

                                                                           Page
                                                                           ----

    "RICH PARTNERSHIPS" means ABS Richmond Partners, L.P., a Virginia limited partnership and ABS Richmond Partners II, L.P., a Virginia limited partnership.

    "RICH STATIONS" means, collectively, radio station WKHK(FM), licensed to Colonial Heights, Virginia and radio station WVGO(FM), licensed to Crewe, Virginia.

    "SECURITY AGREEMENT" means the Security Agreement to be executed and delivered by Borrower on the date hereof, substantially in the form of Exhibit D annexed hereto, as the same may be amended, supplemented or otherwise modified from time to time.

    "SECURITY DOCUMENTS" means the Security Agreement, the Deed of Trust, the Collateral Assignment of Contracts, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the Liens created by the Security Documents) delivered by Borrower or any other Person pursuant to this Agreement and the other Loan Documents to grant to Lender Liens to secure the Obligations.

    "SIGNET LOAN AGREEMENT" means that certain Promissory Note, dated as of May 28, 1996 by and among Jacob Brown, Kenneth A. Brown and Signet Bank, as assigned to the LLC pursuant to that certain Assignment dated April 29, 1996.

    "STANDARD & POOR'S" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

    "STATIONS" means the Rich Stations and the Benchmark Stations.

    "STOCK" means all membership interests, shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any

                                                                           Page
                                                                           ----

other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

    "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

    "TAXES" means taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the United States of America or the jurisdiction under the laws of which Lender is organized, or in each case, any political subdivision thereof; provided, however, neither Taxes nor Other Taxes shall include any item that is based on income, profits or gains or is in lieu of such tax.

    "TERMINAL DATE" means December 31, 1997 or such other date the parties may mutually agree.

    "WELFARE PLAN" means any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Borrower or any ERISA Affiliate.

1.2 ACCOUNTING TERMS: UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements required to be delivered by Borrower to Lender shall be prepared in accordance with GAAP as in effect at the time of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies

                                                                           Page
                                                                           ----

in conformity with those used to prepare the financial statements referred to in Section 4.4.

                                   SECTION 2.
                                    THE LOAN

2.1 NOTE; PROCEDURE FOR BORROWINGS; PREPAYMENT.

    a. Subject to the terms and conditions hereof, Lender hereby agrees to make Loan(s) to Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time not to exceed the amounts necessary to fund Borrower's obligations hereunder and under the Master Agreement.

    b. Borrower may borrow under the Note during the Commitment Period on any Business Day; provided, Borrower shall give Lender irrevocable Notice of Borrowing (which notice must be received by Lender before 1:00 P.M., New York City Time) signed by the Chief Financial Officer of Borrower. Lender agrees to fund in accordance with such notice as expeditiously as practicable but in no event later than three (3) Business Days after receipt of such notice; provided, in any thirty (30) day period, Lender agrees to fund (only once during such thirty (30) day period) within one (1) Business Day after receipt of a Notice of Borrowing, so long as the requested amount does not exceed two hundred and fifty thousand dollars ($250,000). Borrower may not prepay the Loans before the Terminal Date without the prior consent of Lender.

    c. On the date hereof, Borrower shall execute and deliver to Lender a Notice of Borrowing and a Note substantially in the form of Exhibit B annexed hereto. Lender agrees to make, on the date hereof, an initial loan in the amount requested and Lender is hereby authorized to record the date and amount of such initial Loan and each subsequent Loan made by Lender, and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of such Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make such notation shall not in any way limit, affect or modify the obligation of Borrower to repay any of its Obligations, or the rights

                                                                           Page
                                                                           ----

of Lender to any amounts due under this Agreement or the Note.

2.2 INTEREST. Borrower shall not pay any interest on the Loans until the Terminal Date; provided, however, in the event the repayment of the Loans are accelerated for any reason pursuant to Section 7.2 (the "ACCELERATION EVENT"), Borrower shall pay interest on the Loans (i) from the date such applicable Loan was made to the Terminal Date (or, if applicable, the date such Acceleration Event shall have occurred) at a rate equal to the product of (A) 1/2 and (B) the sum of the prime rate of Citibank, N.A. on the date of such Acceleration Event plus 1% ("PRIME PLUS 1%") and thereafter until such time such Loan is fully repaid at a rate per annum equal to Prime plus 1%. All computations of interest shall be made by Lender and on the basis of a three hundred and sixty
(360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Lender of the interest payable hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

2.3 PAYMENTS OF PRINCIPAL AND INTEREST.

    a. Borrower shall pay in full all outstanding principal under the Loans on the Maturity Date.

    b. In the event Borrower is required to pay interest on the Loans under
Section 2.2, Borrower shall pay all accrued interest within thirty (30) days after the event causing the interest to accrue, and then monthly thereafter until the Maturity Date.

    c. All payments by Borrower of principal, interest, fees and other Obligations hereunder and under the Note shall be made in Dollars in same day funds, free of any restriction or condition, and delivered to Lender not later than 12:00 Noon (New York City Time) on the date due. Funds received by Lender after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

2.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loans for Borrower's obligations as they arise under the Master Agreement, including, without limitation, (i) to pay off all amounts outstanding under the Signet Loan Agreement,

                                                                           Page
                                                                           ----

(ii) for the payment of reasonable costs and expenses of the Benchmark Transactions that are payable by Borrower, (iii) payment of reasonable costs and expenses under the Benchmark TBA, (iv) to finance the working capital requirements of Borrower to operate the Benchmark Stations after the Benchmark Acquisition (other than the $3.9 million that Borrower will incur to acquire the Rich Stations from any Person other than Lender (or if from Lender not as part of this Agreement)), (v) to finance the working capital requirements of Borrower under the Rich LMA, if applicable and (vi) to finance the acquisition of the Rich Stations (each a "PERMITTED USE").

2.5 TAXES.

    a. Any and all payments by, or on behalf of, Borrower hereunder or under the Note or any other Loan Document, shall be made, in accordance with this
Section 2.5, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note or any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

    b. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

    c. Borrower shall indemnify and pay, within ten (10) days of demand therefor, Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.5) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

                                                                           Page
                                                                           ----

    d. Within thirty (30) days after the date of any such payment of Taxes or Other Taxes, Borrower shall furnish to Lender, the original or a certified copy of a receipt evidencing payment thereof.


                                   SECTION 3.
                            CONDITIONS TO THE LOANS

3.1 CONDITIONS TO INITIAL LOAN. The agreement of Lender to enter into this Agreement is subject to the satisfaction of the following conditions:

    a. This Agreement, the Note, the Security Agreement, the Deed of Trust and the Collateral Assignment of Contracts shall have been duly executed by Borrower and delivered to Lender and the security interest granted by the Borrower to Lender under the Security Documents shall constitute, to the extent permitted by law, a first priority perfected security interest in all of the assets of the Borrower other than the Excluded Assets;

    b. Lender shall have received such other documents, financing statements, instruments, certificates, opinions and agreements as Lender shall reasonably request in connection with the transactions contemplated by this Agreement;

    c. Lender shall have received a loan certificate signed by the Manager of Borrower, substantially in the form of Exhibit E attached hereto, including a certificate of incumbency with respect to each authorized signatory of Borrower, together with appropriate attachments which shall include, without limitation, the following (i) a copy of the Articles of Organization of Borrower certified to be true, complete and correct by the State Corporation Commission for the Commonwealth of Virginia, (ii) a true, complete and correct copy of the Operating Agreement and (iii) certificates of good standing from each jurisdiction in which Borrower does business;

    d. (i) Lender shall have received executed or conformed copies of the Related Documents and any amendments thereto as of the date hereof, the terms and conditions of which shall be in all respects satisfactory to Lender, (ii) the Related Documents shall be in full force and effect and

                                                                           Page
                                                                           ----

no term or condition thereof shall have been amended, modified or waived after the execution thereof, (iii) Borrower shall not have failed in any respect to perform any obligation or covenant required by the Related Documents to be performed or complied with by it on or before the date hereof (other than such failures of which Lender has actual knowledge), and (iv) Lender shall have received a Manager's Certificate from Borrower in form and substance satisfactory to Lender to the effect set forth in clauses (i), (ii) and (iii) above;

    e. The Benchmark Acquisition FCC Consent shall have been obtained and shall have become a Final Order;

    f. Borrower shall deliver to Lender a Manager's Certificate stating that
(i) the Benchmark Acquisition has been duly approved, (ii) all actions necessary by it to consummate the Benchmark Acquisition have been taken (other than the payment of the purchase price which shall not exceed $14,500,000 and the conveyance of the appropriate assets) and (iii) Borrower will proceed to consummate the Benchmark Acquisition immediately upon the making of the initial Loan on the Closing Date. The Benchmark Acquisition shall become effective in accordance with the Benchmark Acquisition Documents without any variation therefrom (other than immaterial variations), except as disclosed to Lender;

    g. Borrower shall have delivered copies of any environmental audit reports delivered in connection with the Benchmark Acquisition and all other environmental information and reports (other than immaterial environmental information and reports) received in connection therewith to Lender;

    h. The assets of the Benchmark Stations shall be free and clear of all Liens (other than Permitted Liens) and all assets and liabilities assumed by Borrower pursuant to the Benchmark Acquisition Documents and the transactions contemplated thereby shall be acceptable to Lender;

    i. (i) No event which would constitute an Event of Default or Default (after giving effect to the making of the Loan on the Closing Date) shall have occurred and be continuing, (ii) the representations and warranties in Section 4 shall be true, correct and complete in all material respects, (iii) since April 29, 1996, no Material

                                                                           Page
                                                                           ----

Adverse Effect shall have occurred, (iv) no litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the making of the Loan hereunder or the transactions contemplated hereby, and (v) Borrower shall have delivered to Lender a Manager's Certificate to such effect, in form and substance reasonably satisfactory to Lender;

    j. Borrower shall have delivered to Lender a Compliance Certificate, dated as of the Closing Date and calculated to give effect to the funding of the Loan under this Agreement, demonstrating compliance with the covenants set forth in this Agreement as of the Closing Date; and

    k. Lender shall have received originally executed copies of the favorable written opinions of each of the counsel referred to in the Benchmark Acquisition Documents, dated as of the Closing Date, and each such opinion of counsel shall state that Lender is entitled to rely thereon.

    l. Lender shall have received originally executed copies of one or more favorable written opinions, dated as of the date hereof, of LeClair Ryan, counsel for Borrower, in form and substance reasonably satisfactory to Lender and its counsel.

    m. Borrower shall have certified to Lender that the Loan will be for a Permitted Use.

    Lender agrees to act reasonably and diligently in exercising Lender's rights under this Section 3.1.

3.2 CONDITIONS TO EACH OTHER LOAN. The agreement of Lender to make any other Loans requested to be made by it on any date after the date hereof is subject to the satisfaction of the following conditions as of the date such Loan is requested to be made:

    a. Each of the representations and warranties made by Borrower, in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent a representation or a warranty made by Borrower which specifically relates to an earlier date;

                                                                           Page
                                                                           ----

    b. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan requested to be made on such date; and

    c. There shall not have occurred any change, or development or event which could reasonably be expected to have a Material Adverse Effect.

    d. Borrower shall have certified to Lender that the Loan will be for a Permitted Use.


                                   SECTION 4.
                   BORROWER'S REPRESENTATIONS AND WARRANTIES

    In order to induce Lender to enter into this Agreement and to make the initial Loan on the Closing Date, Borrower represents and warrants to Lender that, as of the date hereof (after giving effect to the Benchmark Acquisition) the following statements are true, correct and complete:

4.1 EXISTENCE; COMPLIANCE WITH LAW. Borrower (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, (b) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted and to enter into the transactions contemplated by this Agreement,
(c) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, (d) is in compliance with the Operating Agreement and its Articles of Organization and (e) is in compliance with all rules and regulations of the FCC and the terms of all FCC Licenses, and is in compliance in all material respects with all other applicable provisions of law.

4.2 EXECUTIVE OFFICES; COLLATERAL LOCATIONS; CORPORATE OR OTHER NAMES. The current locations of Borrower's executive

                                                                           Page
                                                                           ----

office, principal place of business, corporate offices, all warehouses and premises within which any Collateral is stored or located, and the locations of all of Borrower's records concerning the Collateral are set forth in Schedule
4.2 and, except as set forth in Schedule 4.2, such locations have not changed during the preceding 12 months. During the prior five (5) years, except as set forth in Schedule 4.2, Borrower (or any of its predecessors in interest) has not been known as or used any corporate, fictitious or trade name.

4.3 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Borrower of the Loan Documents and the creation of all Liens provided for herein and therein (a) are within Borrower's power, (b) have been duly authorized by all necessary action by Borrower under applicable law and under the Operating Agreement and its Articles of Organization, (c) are not in contravention of any provision of the Operating Agreement or Borrower's Articles of Organization, (d) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, (f) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Lender, all pursuant to the Loan Documents, and (g) do not require the consent or approval of any Governmental Authority or any other Person, all of which will have been duly obtained, made or complied with before the date hereof and which will be in full force and effect as of the date hereof. At or prior to the date hereof, each of the Loan Documents to which Borrower is a party shall have been duly executed and delivered for the benefit of or on behalf of Borrower, and each shall then constitute a legal, valid and binding obligation of Borrower to the extent it is a party thereto, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights and to equitable principles of general applicability.

                                                                           Page
                                                                           ----

4.4 FINANCIAL STATEMENTS AND PROJECTIONS. Borrower has delivered the Financial Statements for the period ended October 31, 1996 and projections identified in
Schedule 4.4.

4.5 CONDUCT OF BUSINESS; MATERIAL CONTRACTS. Borrower is engaged only in the businesses permitted to be engaged in pursuant to Section 6.9 and is conducting its business in accordance with the provisions of Section 6.9. Borrower holds all licenses (including, without limitation, FCC Licenses), permits, franchises, certificates of authority, or any waivers of the foregoing that are necessary to permit it to conduct its businesses as now conducted or to be conducted and to hold and operate its properties. All such licenses, permits, franchises, certificates of authority, and waivers are valid and in full force and effect. Schedule 4.5 contains a complete list, as of the date hereof, of each contract, agreement, arrangement or understanding to which Borrower is a party or any of its assets are bound, except for those time sales agreements which (i) are on Borrower's standard form, (ii) are terminable by Borrower within thirteen (13) weeks or less notice without penalty, and (iii) provide for annual payments of fifty thousand dollars ($50,000) or less (each a "MATERIAL CONTRACT"); provided, Lender acknowledges that the tower for the WKHK(FM) radio station is not owned by the Rich Partnerships.

4.6 SUBSIDIARIES. Borrower has no Subsidiaries.

4.7 FCC AND STATION MATTERS. Upon and following consummation of each Acquisition, each of the following representations and warranties will be true, correct and complete in all respects (other than such inaccuracies which are immaterial):

         (i) Schedule 4.7(a) annexed hereto correctly describes each of the radio broadcast stations owned by Borrower.

         (ii) Borrower has duly filed in a timely manner all filings which are required to be filed by Borrower under the Communications Act and is in all respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the broadcast of radio signals. Borrower owns or has valid leasehold interests in all

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                                                                           ----

    property necessary to operate in compliance with the Communications Act the Stations Borrower has acquired in such Acquisition.

         (iii) Schedule 4.7(b) annexed hereto correctly sets forth each of the LMAs for Borrower and sets forth the termination date, if any, of each such agreement and the amounts payable or receivable thereunder. Each such LMA is in full force and effect and Borrower is in substantial compliance therewith. Other than as contemplated in connection with the exercise by Borrower of any option to acquire any radio station which is the subject of such LMA, no event has occurred which permits, or after notice or lapse of time would permit, the early termination of any such LMA, and Borrower has no knowledge of any fact or circumstance which is likely to result in the non-renewal of any LMA.

4.8 REAL PROPERTY. Borrower does not own any interest in real property other than the real property identified in Schedule 4.8.

4.9 PERSONAL PROPERTY LIENS. Upon the filing of Uniform Commercial Code financing statements naming Borrower as "debtor", naming Lender as "secured party" and describing the Collateral (as defined in the Security Agreement) in the filing offices set forth in Schedule 4.9 hereto, the security interests in such Collateral granted to Lender will, to the extent a security interest in such Collateral may be perfected by filing Uniform Commercial Code financing statements, constitute valid and perfected security interests therein prior to all other Liens. The Collateral has been duly and validly pledged to Lender pursuant to the Security Agreement and the Deed of Trust and the Security Agreement and the Deed of Trust create in favor of Lender a valid, perfected first priority security interest in the Collateral as security for the Obligations subject to no equal or prior security interest.

4.10 NO MATERIAL ADVERSE CHANGE: NO RESTRICTED PAYMENTS. Since April 29, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Except as set forth on
Schedule 4.10, Borrower has not directly or indirectly

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                                                                           ----

declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so.

4.11 TITLE TO PROPERTIES: LIENS. Borrower has (a) good, sufficient and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good title to (in the case of all other personal property), all of its properties and assets reflected in the financial statements referred to in
Section 4.4, except for assets disposed of since the date of such financial statements in the ordinary course of business. Except for Permitted Liens, all such properties and assets are free and clear of Liens.

4.12 LITIGATION. There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Borrower) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, including, without limitation, the FCC, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any property of Borrower other than those listed on Schedule 4.12.

4.13 PAYMENT OF TAXES. Except to the extent permitted by Section 5.3, all tax returns and reports of Borrower required to be filed by, or on behalf of, Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no proposed tax assessment against Borrower or any of its Members which is not being actively contested by Borrower or such Member in good faith and by appropriate proceedings.

4.14 RESTRICTIONS; NO DEFAULT. No Contractual Obligation, lease, agreement, instrument or other document to which Borrower is a party or by which it or any of its properties or assets is bound or affected and no provision of the Operating Agreement, Borrower's Articles of Organization, applicable law or governmental regulation has resulted in or will result in a Material Adverse Effect. Borrower is not subject to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state,

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                                                                           ----

municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Borrower is not in default and, to Borrower's knowledge, no third party is in default, under or with respect to any Contractual Obligation, lease, agreement, instrument or other document to which Borrower is a party, or any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, by which Borrower or any of its properties or assets is bound, which default could result in a loss or liability to Borrower in excess of $100,000. No Default has occurred and is continuing.

4.15 GOVERNMENTAL REGULATION. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.16 SECURITIES ACTIVITIES. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.17 EMPLOYEE BENEFIT PLANS.

     a. Borrower and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

     b. No ERISA Event has occurred or is reasonably expected to occur.

     c. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of

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                                                                           ----

insurance or otherwise) for any retired or former employees of Borrower or any of its ERISA Affiliates.

     d. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $25,000.

4.18 ENVIRONMENTAL MATTERS. Except for routine operations in the ordinary course of business in compliance with applicable permits issued by a Governmental Authority, each Facility is free of any Hazardous Material and Borrower has not caused or suffered to occur any Release at, under, above or within any Facility. There are no existing or potential Environmental Liabilities and Costs of Borrower of which Borrower, after due inquiry, has knowledge, which could result in liability to Borrower in excess of $100,000. Except as set forth on Schedule 4.18, Borrower is not involved in operations which could lead to the imposition of any material Environmental Liabilities and Costs on it, or any owner of any premises which it occupies, or any Lien securing the same under any Environmental Law.

4.19 VENTURES AND OUTSTANDING STOCK. Borrower is not engaged in any Joint Venture with any other Person. Except as set forth in Schedule 4.19, there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which Borrower or any Member may be required to issue, sell or purchase any Membership Interests, Stock or other equity security.
Schedule 4.19 sets forth, as of the date hereof (and as of the Benchmark Loan date, if applicable), the name and description of each of Borrower's Members, the percentage interest of each such Member in the profits of Borrower and the percentage voting rights of each such Member in Borrower.

4.20 LABOR MATTERS. There are no strikes or other labor disputes against Borrower that are pending or, to Borrower's knowledge, threatened. Hours worked by, and payment made to, employees of Borrower have not been in violation of the Fair Labor Standards Act or any other material applicable law dealing with such matters. All payments due from Borrower on account of employee health and welfare insurance have been paid or accrued as a liability on the books of

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                                                                           ----

Borrower. Except as set forth in Schedule 4.20, Borrower has no obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a correct and complete copy of each agreement listed on Schedule 4.20 has been provided to Lender. There is no organizing activity involving Borrower pending or, to Borrower's knowledge, threatened by any labor union or group of employees.

4.21 INSURANCE. Borrower maintains, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Attached as Schedule 4.21 hereto is a complete and accurate description of all policies of insurance of Borrower that will be in effect as of the date hereof (and as of the Benchmark Loan Date, as applicable).

4.22 DISCLOSURE. No information contained in this Agreement, the other Loan Documents, the Financial Statements or any written statement furnished by or on behalf of Borrower, any Member of Borrower, or any Affiliate thereof pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. With respect to all business plans and other forecasts and projections furnished by, or on behalf of, Borrower and made available to Lender relating to the financial condition, operations, business, properties or prospects of Borrower (a) all facts stated as such therein are true and complete, (b) all facts upon which the forecasts or projections therein contained are based are true and complete in all material respects and no material fact was omitted therefrom, (c) all assumptions made on that basis are reasonable under the circumstances and are disclosed therein, and (d) the forecasts or projections are reasonably based on those facts and assumptions.

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                                                                           ----

                                   SECTION 5.
                        BORROWER'S AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until payment in full of the Loans and other Obligations (or until the exercise of the Conversion Option), unless Lender shall otherwise consent in writing, Borrower shall perform all covenants in this Section 5.

5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Lender:

          (i) as soon as available and in any event within 30 days after the end of each month ending after the date hereof, copies of Borrower's Financial Statements for such month, together with the. monthly sales reports and, if applicable, cash flow for such month of each Station as furnished to Borrower by each Station. In addition, Borrower shall cause the accountants who prepared any audited or unaudited Financial Statements relating to Borrower (or the Benchmark Stations) to consent to the use of such Financial Statements by Lender in its filings with the Securities and Exchange Commission as well as filing such auditor's consents with any such filing with the Securities and Exchange Commission. Concurrently with the delivery of such Financial Statements, Borrower shall deliver to Lender a certificate of Borrower's chief financial officer certifying that no Default under the Loan Documents has occurred and is continuing or specifying each such Default;

          (ii) promptly upon their becoming available, copies of all information required to be filed by Borrower with the FCC and all press releases and other statements made available generally by Borrower to the public and all material FCC notices and correspondence received by Borrower;

          (iii) promptly upon any officer of Borrower obtaining knowledge of any condition or event that constitutes an Event of Default or Default, or becoming aware that Lender has given any notice or taken any

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                                                                           ----

     other action with respect to a claimed Event of Default or Default, a Manager's Certificate specifying the nature and period of existence of such event, change, Event of Default, Default, or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

          (iv) promptly upon their becoming available, all copies of subscribed Arbitron rating reports with respect to the Stations, in a form agreed upon by Borrower and Lender; and

          (v) with reasonable promptness, such other information and data with respect to Borrower or any of its Affiliates as from time to time may be reasonably requested by Lender.

5.2 CORPORATE EXISTENCE; COMPLIANCE WITH LAWS. Borrower will at all times (a) preserve and keep in full force and effect its legal existence and all rights, licenses and other authorizations, and franchises material to its business, (b) comply with all provisions of all franchises and licenses, all FCC Licenses, and all material agreements and leases to which it is a party, and shall suffer no loss or forfeiture thereof or thereunder and (c) comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (other than non-compliances which are immaterial).

5.3 PAYMENT OF TAXES AND CLAIMS. Borrower will, and will cause each of its Members to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims, including, without limitation, claims for labor, services, materials and supplies (other than immaterial claims) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, before the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                                                                           Page
                                                                           ----

5.4 MAINTENANCE OF PROPERTIES; INSURANCE. Borrower will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrower and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance shall name Lender as the loss payee and additional insured, as applicable, thereunder, and shall provide for at least 30 days prior written notice to Lender of any modification or cancellation of such policy.

5.5 TAX TREATMENT. Borrower will take all reasonably necessary actions to ensure that Borrower is not taxable as a corporation for Federal income tax purposes and will take all reasonable actions to ensure that Borrower is not taxable as a corporation under any applicable law of any state or political subdivision thereof (other than any state or political subdivision which taxes all limited liability companies as corporations).

5.6 BOOKS AND RECORDS. Borrower shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements.

5.7 LITIGATION. Borrower shall notify Lender in writing, promptly upon learning thereof, of any litigation, Claim or other action commenced or threatened against Borrower, and of the institution against Borrower of any suit or administrative proceeding which (a) may involve an amount in excess of $100,000 individually or in the aggregate or (b) could have or result in a Material Adverse Effect if adversely determined.

5.8 ENVIRONMENTAL LAWS. Borrower shall comply with all Environmental Laws. Borrower shall promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility

                                                                           Page
                                                                           ----

in order to comply with all applicable Environmental Laws and Governmental Authorizations, except when, and only to the extent that, Borrower's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Borrower.

5.9 INDEMNITY. Borrower shall indemnify and hold Lender and its Affiliates, officers, directors, employees, attorneys and agents (each, an "INDEMNIFIED PERSON"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "CLAIM") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs and regardless of whether the Indemnified Person is a party to such Claim; provided, that Borrower shall not be liable for any indemnification to such Indemnified Person with respect to any portion of any such Claim which results solely from such Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no member of Borrower shall have any personal liability to Lender except as provided in the Master Agreement and that Lender shall have no right to attach, liquidate or otherwise take any interest in the Excluded Assets or their proceeds. NEITHER LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY.

5.10 ACCESS. Borrower shall, upon reasonable advance notice and during normal business hours (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have such access at any

                                                                           Page
                                                                           ----

and all times) (a) provide access to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate to the properties and facilities of Borrower, (b) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from all of Borrower's records, files and books of account, and (c) permit Lender to conduct audits to inspect, review and evaluate the Collateral, and Borrower agrees to render to Lender at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Borrower shall make available to Lender and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, Member minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Lender may request. Borrower shall deliver any document or instrument reasonably necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower agrees to make available to Lender upon its reasonable request information and records prepared by its independent certified public accountants and its banking and other financial institutions.

5.11 FCC CONVERSION CONSENT FILING. Lender and Borrower shall use their reasonable best efforts (i) to file with the FCC, within twelve (12) days following the date of this Agreement, the requisite applications to obtain the Conversion Consent and (ii) to obtain the prompt grant of such applications.


                                   SECTION 6.
                         BORROWER'S NEGATIVE COVENANTS

     Borrower covenants and agrees that until payment in full of the Loan and other Obligations (or until the exercise of the Conversion Option), unless Lender shall otherwise consent in writing or unless otherwise permitted under the Master Agreement, Borrower shall perform all covenants in this Section 6.

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                                                                           ----

6.1 INDEBTEDNESS. Borrower shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (i) the Obligations;

         (ii) Indebtedness existing on the date hereof and disclosed on
    Schedule 6.1;

         (iii) Contingent Obligations permitted by Section 6.4;

         (iv) Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of Section 6.7; and

         (v) Liabilities related to the Excluded Assets.

6.2 LIENS. Borrower shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except for the following:

         (i) Permitted Encumbrances;

         (ii) Liens granted pursuant to the Security Documents;

         (iii) Liens securing Capital Leases permitted under Section 6.7;

         (iv) Liens existing on the date hereof and disclosed on Schedule 6.2;
    and

         (v) Liens related to the Excluded Assets.

                                                                           Page
                                                                           ----

6.3 INVESTMENTS; JOINT VENTURES. Borrower shall not directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

         (i) Investments in Cash Equivalents;

         (ii) as it relates to the Limited Partnership Interests; and

         (iii) Investments contemplated by the Acquisition Documents in connection with any Acquisition.

6.4 CONTINGENT OBLIGATIONS. Borrower shall not directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

         (i) Contingent Obligations with respect to transactions permitted pursuant to Section 6.6 (including, without limitation, any escrow deposits made in connection with the Acquisition);

         (ii) Other Contingent Obligations existing as of the date hereof as set forth in Schedule 6.4; and

         (iii) As related to the Excluded Assets.

6.5 RESTRICTED PAYMENTS. Borrower shall not make any Restricted Payment to any Person; provided, however, so long as no Event of Default shall have occurred and be continuing, (i) Borrower may from time to time make distributions to each Member for payment of such Member's federal, state and local income tax liability in respect of the net income of Borrower in accordance with the Operating Agreement and (ii) Borrower may distribute to its Members at any time distributions from, or proceeds related to, the Excluded Assets.

6.6 RESTRICTION ON FUNDAMENTAL CHANGES: ASSET SALES AND ACQUISITIONS. Until such time Borrower has repaid in full all of the Loans or upon the occurrence of the Conversion Event, Borrower shall not alter its corporate, capital or legal structure or amend or modify in any respect the Operating Agreement or its Articles of Organization or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-

                                                                           Page
                                                                           ----

lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired (other than in the ordinary course of business), or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or Stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person or enter into any local management agreement, local marketing agreement, time brokerage agreement or similar arrangement with respect to any broadcast properties (including, without limitation, the Stations) except (i) in connection with any Acquisition and (ii) Investments permitted pursuant to
Section 6.3.

6.7 RESTRICTION ON LEASES. Except as set forth in Schedule 6.7, Borrower shall not become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating Lease or Capital Lease.

6.8 TRANSACTIONS WITH AFFILIATES. Borrower shall not directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower on terms that are less favorable to Borrower than those that might be obtained at the time from Persons who are not an Affiliate.

6.9 CONDUCT OF BUSINESS. From and after the date hereof, Borrower shall not engage in any business other than (i) the business engaged in by Borrower on the date hereof, (ii) owning and operating the Benchmark Stations and holding of the FCC Licenses for the Benchmark Stations, (iii) performing under the Rich LMA, and (iv) any other activities agreed to by the parties hereto.

6.10 AMENDMENTS OR WAIVERS OF RELATED DOCUMENTS. Borrower shall not agree to any amendment to, or waive any of its rights under, any of the Related Documents, including without limitation, without obtaining the written consent of Lender to such amendment or waiver.

6.11 ERISA. Neither Borrower nor any ERISA Affiliate shall, without Lender's prior written consent, acquire any new ERISA Affiliate that maintains or has an obligation to

                                                                           Page
                                                                           ----

contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, neither Borrower nor any ERISA Affiliate shall (a) terminate any Title IV Plan where such termination could reasonably be anticipated to result in liability to Borrower, (b) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan, (c) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent, (d) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; (e) fail to provide Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Lender, (f) fail to make any contribution or pay any amount due as required by Internal Revenue Code Section 412 or Section 302 of ERISA, (g) allow any ERISA Event or event described in Section 4062(e) of ERISA to occur with respect to any Title IV Plan, or (h) with respect to all Retiree Welfare Plans, allow the present value of future anticipated expenses to exceed $100,000 or fail to provide copies of such projections to Lender.

6.12 HAZARDOUS MATERIALS. Except as set forth in Schedule 4.18, Borrower shall not, and shall not permit any Person within its control (a) to cause a Release of Hazardous Material on, under, in or about any Facility, (b) to use, store, generate, treat or dispose of Hazardous Materials, except in compliance with the Environmental Laws, or (c) to transport any Hazardous Materials to or from any Facility, except in compliance with the Environmental Laws.

6.13 SALE-LEASEBACKS. Borrower shall not engage in any sale-leaseback or similar transaction involving any of its property or assets.

6.14 FISCAL YEAR. Borrower shall not shall change its Fiscal Year end from December 31 without the consent of Lender.

                                                                           Page
                                                                           ----

                                   SECTION 7.
                               EVENTS OF DEFAULT

7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

    a. Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable in accordance with the terms hereof or of the other Loan Documents;

    b. Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 2, Section 5 or Section 6 which is likely to result in a Material Adverse Effect;

    c. Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, made by any Person (other than Lender) any report, financial statement or certificate made or delivered to Lender by Borrower shall be untrue or incorrect in any material respect as of the date when made;

    d. A case or proceeding shall have been commenced against Borrower or any Member, as the case may be, in a court having competent jurisdiction seeking a decree or order (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or Member or of any substantial part of its properties, or (iii) ordering the winding up, dissolution or liquidation of the affairs of Borrower or such Member and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding;

    e. Borrower or any Member (i) shall file a petition seeking relief under the Bankruptcy Code, or an application seeking dissolution of Borrower under any applicable federal, state or foreign bankruptcy or other similar law, (ii) shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian,

                                                                           Page
                                                                           ----

receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or any Member or of any substantial part of Borrower's or such Member's properties, (iii) shall fail generally to pay its debts as such debts become due, or (iv) shall take any corporate action in furtherance of any such action;

    f. Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms or Borrower shall so state in writing, or any Lien created under any Collateral Document shall cease to be a valid and perfected Lien having the first priority security interest in any of the Collateral purported to be covered thereby, provided such events are not caused by Lender's acts or omission;

    g. There shall occur a Change of Control (other than pursuant to the Master Agreement);

    h. Any FCC License (other than non-material auxiliary service licenses) relating to a Station shall be canceled, revoked, materially and adversely modified, terminated or finally denied renewal for any reason;

    i. (i) Borrower shall not receive (A) the Rich Acquisition FCC Consent before the Terminal Date, or Borrower shall fail to comply with the Rich Acquisition FCC Consent, or the Rich Acquisition FCC Consent shall be rescinded, shall no longer be in full force and effect, or the effectiveness thereof shall have been stayed by judicial proceedings, or the Rich Acquisition FCC Consent shall not have become a Final Order before the Terminal Date, or
(B) any other required consents to the consummation of the Rich Acquisition before the Terminal Date, including any required consent of the FTC (which may be evidenced by the expiration of any premerger notification waiting period),
(ii) Lender shall not receive the Conversion Consent before the Terminal Date, or (iii) the Rich Acquisition shall not be completed before the Terminal Date.

    j. Any breach or default (other than immaterial breaches or defaults) by any party to the Purchase and Sale Agreement (as defined in the Master Agreement) shall have occurred.

                                                                           Page
                                                                           ----

7.2 REMEDIES. Upon the occurrence of any Event of Default described in Section 7.1(d) or (e), the unpaid principal amount of the Loan and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuation of any other Event of Default, Lender may, at its option, by written notice to Borrower, declare all or any portion of the amounts described in the preceding sentence to be, and the same shall forthwith become, immediately due and payable. Additionally, upon the occurrence of an Event of Default, Lender shall have all the rights and remedies granted to it under any Loan Document or under applicable law, including (subject to applicable FCC requirements, if any) all remedies of a secured party under the Uniform Commercial Code in any applicable jurisdiction. Notwithstanding the rights of Lender as set forth herein, Lender agrees that it shall not exercise its right to foreclose on any assets of Borrower until the Terminal Date other than in the event where Borrower shall have willfully and knowingly breached or caused an Event of Default under Section 7.1(b) or 7.1(c) or shall have intentionally and in bad faith attempted to prevent the consummation of any of the transactions contemplated in this Agreement.

7.3 EVOLUTION OF REMEDIES AND STANDARDS. The parties contemplate that Borrower may enter into the Rich LMA. Upon Borrower entering into the Rich LMA, Lender agrees that the standard for a Material Adverse Effect shall be related to all of the Stations as a whole.


                                   SECTION 8.
                               CONVERSION OF NOTE


8.1 CONVERSION. Simultaneously with the occurrence of the Conversion Event (the "CONVERSION DATE"), all Loan amounts, other than the Excluded Loan Amounts, outstanding hereunder (together with the contribution of the radio station assets under the SFX Contribution Agreement) shall automatically convert into Membership Interests in Borrower representing 96% of the Percentage Interest (as defined in the Amended and Restated Operating Agreement) in Borrower. Any Excluded Loan Amounts outstanding on the Conversion Date shall remain

                                                                           Page
                                                                           ----

as an intercompany loan on the books of Borrower after the Conversion Date with commercially reasonably terms of repayment. Notwithstanding anything in this Agreement to the contrary, no such conversion into Membership Interests shall occur unless and until the Conversion Consent shall (i) have been obtained and
(ii) be in full force and effect at the time of such conversion.

8.2 CONVERSION DATE PROCEDURES. On the Conversion Date, Lender will surrender the Note to Borrower and furnish appropriate endorsements or transfer documents as required by Borrower; provided, in the event there shall be any Excluded Loan Amounts outstanding on the Conversion Date, Borrower shall execute a new promissory note in favor of Lender in such principal amount equal to the Excluded Loan Amounts which note shall bear interest at Prime plus 1% and which principal shall be amortized on commercially reasonable terms. On the Conversion Date, Borrower shall issue in Lender's name that percentage of Membership Interest as may be determined in accordance with the Amended and Restated Operating Agreement substantially in the form of Exhibit F hereto and, if such Membership Interests are certificated, deliver to Lender such certificates evidencing the Membership Interests. Additionally, on the Conversion Date, Borrower and Lender shall, and Borrower shall cause its Members to, execute such Amended and Restated Operating Agreement.

8.3 TAXES ON CONVERSION. On the Conversion Date, Borrower shall pay any documentary, stamp or similar issue or transfer tax due on the issue on its Membership Interests to Lender upon the conversion.

8.4 TERMINATION OF LOAN DOCUMENTS. Upon the completion of all matters set forth in Sections 8.2 and 8.3 above, this Agreement and the other Loan Documents and all of Borrower's obligations hereunder and thereunder (other than those obligations which expressly survive the termination of this Agreement), shall terminate, and Lender shall take such actions, at Borrower's expense, that are reasonably necessary to release Lender's Liens on and security interest in, the Collateral.

8.5 TERMINATION OF CONVERSION RIGHT. On and after the Terminal Date: (i) Lender shall have no further right to convert the Note to any equity interest in Borrower and (ii)

                                                                           Page
                                                                           ----

Lender agrees to cooperate in good faith with Borrower until the Maturity Date in Borrower's solicitation of debt or equity to fund the transactions contemplated in the Acquisition Documents and the extinguishment of the Note.


                                   SECTION 9.
                                 MISCELLANEOUS

9.1 EXPENSES. Subject to Section 3(a) of the Master Agreement, Borrower agrees to pay promptly all the reasonable costs and expenses of Lender (including the reasonable fees, expenses and disbursements of counsel to Lender) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loan and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Borrower; provided, that any and all costs and expenses must be reasonable and Lender has loaned the amounts necessary to fund these costs and expenses under the Note. Borrower agrees to pay promptly, after the occurrence of an Event of Default, all reasonable costs and expenses, including attorneys' fees (including allocated costs of internal counsel) and reasonable costs of settlement, incurred by Lender in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings; provided, all such amounts shall become part of the Note and will be due and payable in accordance with Sections 2.2 and 2.3.

9.2 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or of the Note, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Lender.

9.3 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an

                                                                           Page
                                                                           ----

Event of Default or Default if such action is taken or condition exists.

9.4 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex if received by 5 p.m. (local time) on a Business Day (or if not received by such time on a Business Day, the telefacsimile or telex shall be deemed received on the next Business Day), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth below (or shall be such other address as may be designated by such Person in a written notice delivered to the other party hereto):

         If to Borrower:            ABS Communications, L.L.C.
                                    300 Arboretum Place
                                    Suite 590
                                    Richmond, VA 23236
                                    Attn: Kenneth A. Brown

         If to Lender:              SFX Broadcasting, Inc.
                                    150 East 58th Street
                                    New York, New York 10155
                                    Attention: Howard Tytel

9.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

    a. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

    b. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.5, 5.9 and 9.1 shall survive the payment of the Loans and the termination of this Agreement.

9.6 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under any other

                                                                           Page
                                                                           ----

Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.7 MARSHALLING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender or Lender shall enforce any security interests or exercise any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.8 SEVERABILITY. In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.9 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAWS PRINCIPLES THEREOF.

                                                                           Page
                                                                           ----

9.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender. Neither Borrower's rights nor obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of Lender.

9.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST Borrower ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF VIRGINIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT Borrower ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Borrower at its address provided in Section 9.4, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already

                                                                           Page
                                                                           ----

relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.14 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Lender of written or telephonic notification of such execution and authorization of delivery thereof.

                                                                           Page
                                                                           ----

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first written above.

BORROWER:                           ABS COMMUNICATIONS, L.L.C.


                                    By:  /s/ Kenneth A. Brown
                                       -----------------------------------
                                       Name:  Kenneth A. Brown
                                       Title:


LENDER:                             SFX BROADCASTING, INC.


                                    By: /s/ Howard J. Tytel
                                       -----------------------------------
                                       Name: Howard J. Tytel
                                       Title:

                           KAB CONTRIBUTION AGREEMENT


         THIS KAB CONTRIBUTION AGREEMENT is made and entered into as of the 17th day of December, 1996, by and among KENNETH A. BROWN ("KAB"), ABS COMMUNICATIONS, L.L.C., a Virginia limited liability company (the "Company") and for certain limited purposes as specified herein, ABS COMMUNICATIONS INCORPORATED ("ABS").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, ABS Richmond Partners, L.P., a Virginia limited partnership ("RICH-I"), owns and operates radio station WKHK-FM in Colonial Heights, Virginia ("WKHK") and ABS Richmond Partners II, L.P., a Virginia limited partnership ("RICH-II" and, together with RICH-I, the "Partnerships"), owns and operates radio station WVGO-FM in Crewe, Virginia ("WVGO" and, together with WKHK, the "Stations"), each pursuant to licenses issued by the Federal Communications Commission (together with any successor agency or body, the "FCC"); and

         WHEREAS, KAB is the owner of a 24.5% limited partnership interest in RICH-I and a 24.5% limited partnership interest in RICH-II (collectively, the "KAB Partnership Interests"); and

         WHEREAS, KAB desires to contribute such portions of the KAB Partnership Interests representing $1,700,000 in equity and $5,100,000 in gross value (the "Contributed Interests") to the Company in exchange for an increase in his capital interest in the Company; and

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions contained herein, and intending to be fully bound hereby, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 Definitions. When used in this Agreement, the following words or phrases shall have the following meanings:

         "ABS" shall mean ABS Communications Incorporated, a Virginia corporation.

         "Agreement" shall mean this Contribution Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Closing" shall have the meaning assigned to such term in Section 3.1 of this Agreement.

         "Closing Date" shall mean the date on which the Closing shall be deemed to occur and shall be the date of this Agreement.

         "Communications Act" shall mean the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

         "Company" shall have the meaning assigned to such term in the first paragraph of this Agreement.

         "Contracts" shall mean all contracts, agreements, or binding commitments or arrangements, written or oral, to which (i) either Partnership is a party or by which any of the Partnership Assets may be bound or (ii) KAB is a party and in which such contract, agreement or arrangement relates to the Partnership Assets.

         "Contributed Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Disclosure Schedule" shall mean the separate Disclosure Schedule attached to this Agreement regarding certain representations and warranties made by KAB as further described in Article V of this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "FCC" shall have the meaning assigned to such term in the recitals to this Agreement.

         "FCC Licenses" shall mean the main transmitter licenses for the Stations together with each of the other consents, rights, licenses, permits and authorizations issued or granted by the FCC for the operation of or used in connection with the ownership or operation of the Stations, together with any renewals or extensions thereof.

         "Financial Statements" shall have the meaning assigned to such term in
Section 5.16 of this Agreement.

         "Governmental Authority" shall mean a federal, state or local court, legislature, governmental agency, commission or regulatory or administrative authority or instrumentality.

         "KAB" shall have the meaning assigned to such term in the first paragraph of this Agreement.

         "KAB Partnership Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Law" shall mean applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

         "Lien" shall mean any security agreement or financing statement filed with an appropriate Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for security purposes, any lien, mortgage, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses) of any kind, which (i) creates or confers an interest in property to secure payment or performance of a liability, obligation or claim, or which retains or reserves such an interest for such purpose; (ii) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of, or otherwise results or may result in any Person acquiring, any property or interest therein; (iii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any property; or
(iv) otherwise constitutes an interest in or claim against property whether or not arising pursuant to any Law, FCC License or Contract.

         "Master Agreement" shall mean that certain Master Richmond Station Group Agreement, dated as of even date herewith by and among the Company, KAB and the other signatories party thereto.

         "Operating Agreement" shall mean that certain operating agreement governing the Company dated as of April 29, 1996 between KAB and ABS.

         "Partnership Assets" shall mean all assets, properties, rights, titles and privileges of the Partnerships of every kind, character and description, whether tangible, intangible, real, personal or mixed, of whatever description and wherever located, used in connection with the operation of the Stations including, without limitation, all additions, accessions, and substitutions made before the Closing as permitted pursuant to the terms of this Agreement. For the avoidance of doubt, the parties agree (i) that WKHK Station Tower is not included in this definition of Partnership Assets, and (ii) as contemplated in Schedule A hereto.

         "Partnerships" shall have the meaning assigned to such term in the recitals to this Agreement.

         "PCBs" shall have the meaning assigned to such term in Section 5.14 of this Agreement.

         "Permitted Liability" shall mean the proportionate share of the Partnerships' liability allocable to the Contributed Interests which in the aggregate is approximately $3,900,000 as of the Closing Date.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization or other legal entity.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as amended.

         "Real Estate Contracts" shall have the meaning assigned to such term in Section 5.11 of this Agreement.

         "RICH-I" shall have the meaning assigned to such term in the recitals to this Agreement.

         "RICH-II" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Stations" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Transfer Taxes" shall have the meaning assigned to such term in
Section 2.2 of this Agreement.

         "WKHK" shall have the meaning assigned to such term in the recitals to this Agreement.

         "WVGO" shall have the meaning assigned to such term in the recitals to this Agreement.


                                   ARTICLE II

                                  CONTRIBUTION
                                  ------------

         SECTION 2.1 Contribution. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, KAB shall contribute to the Company, and the Company shall accept from KAB, the Contributed Interests, free and clear of any and all Liens other than the Permitted Liability. For purposes of this Agreement, any Liens on the assets of the Partnership shall not be deemed to constitute Liens on the Contributed Interests. In consideration for the Contributed Interests, KAB's Capital Account (as defined in Section 6.1 of the Operating Agreement) shall be increased by $1,700,000. KAB and ABS hereby agree to this value and agree that their profits interests in the Company shall remain 99% and 1%, respectively.

         SECTION 2.2 Payment of Taxes and Other Charges. KAB shall pay, at the Closing or, if due thereafter, promptly when due, any and all taxes (collectively, "Transfer Taxes") payable in connection with the transfer of the Contributed Interests to the Company. Subject to the Company's right of reasonable review and comment prior to filing, KAB shall prepare and file any tax returns with respect to such Transfer Taxes.

         SECTION 2.3 Indemnification of Permitted Liability. KAB hereby agrees to indemnify and hold the Company and all of the members of the Company harmless for the Permitted Liability if the other assets of the Company are insufficient to extinguish such Permitted Liability.

         SECTION 2.4 Amendment to Operating Agreement. To the extent necessary, KAB and ABS agree that this Agreement shall constitute an amendment of the Operating Agreement and hereby reaffirm the Operating Agreement as so amended.

                                  ARTICLE III

                                    CLOSING
                                    -------

         SECTION 3.1 The Closing. The consummation of the transactions contemplated herein (the "Closing") shall take place at the offices of LeClair Ryan, 707 East Main Street, 11th Floor, Richmond, Virginia 23219 on the date hereof commencing at 9:00 a.m. local time or at such other place as the parties shall mutually agree.

         SECTION 3.2 FCC Consents. It is specifically understood and agreed by the Company and KAB that the Closing and the assignment of the Contributed Interests to the Company is not subject to the prior consent and approval of the FCC.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

         The Company hereby makes the following representations and warranties to KAB, each of which is true and correct on the date hereof, shall be unaffected by any notice to KAB other than in the Disclosure Schedule and shall survive the Closing to the extent provided in the Master Agreement. Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the appropriate section of the Disclosure Schedule.

         SECTION 4.1 Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and, as of the date hereof, the Company shall be duly qualified to do business and be in good standing in the Commonwealth of Virginia.

         SECTION 4.2 Authorization and Binding Obligation. The Company has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and the Company's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes, and the other agreements to be executed in connection herewith will constitute, the valid and binding obligation of the Company, enforceable in accordance with their terms, except as limited by laws affecting creditors' rights or equitable principles generally.

         SECTION 4.3 Litigation. There is no litigation, administrative, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against the Company that would adversely affect the Company's ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF KAB
                     -------------------------------------

         KAB hereby makes the following representations and warranties to the Company, each of which is true and correct on the date hereof, shall be unaffected by any notice to the Company other than in the Disclosure Schedule and shall survive the Closing to the extent provided in the Master Agreement. Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the appropriate section of the Disclosure Schedule.

         SECTION 5.1 Authorization and Binding Obligation. KAB has the legal capacity to enter into and perform this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by KAB and this Agreement and the agreements to be executed in connection herewith will constitute the valid and binding obligation of KAB enforceable in accordance with their terms, except as limited by laws affecting the enforcement of creditor's rights or equitable principles generally.

         SECTION 5.2 Title to Contributed Interests. Section 5.2 of the Disclosure Schedule correctly and completely sets forth the percentage partnership interest in the Partnerships owned by KAB as of the date hereof. The Contributed Interests owned by KAB is free and clear of all Liens other than the Permitted Liability. There are no agreements or commitments to which KAB is a party obligating KAB to deliver or sell, or cause to be delivered or sold, the Contributed Interests owned by KAB or granting or obligating KAB to grant, extend, or enter into any option, right of first refusal, or other similar agreement or commitment with respect to the Contributed Interests owned by KAB, other than the rights waived in the consents attached hereto as Exhibit 5.3.

         SECTION 5.3 Absence of Conflicting Agreements or Required Consents. Except as set forth in Section 5.3 of the Disclosure Schedule and as provided in Exhibit 5.3, the execution, delivery and performance of this Agreement by
KAB: (i) does not require the consent of any third party; (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which KAB is a party or by which it or the Partnership Assets are bound; (iii) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, license or permit to which KAB or the Partnership Assets are now subject; and (iv) will not result in the creation of any Lien, charge or encumbrance on any of the Partnership Assets.

         SECTION 5.4 Litigation. There is no litigation, administrative, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against KAB that would materially and adversely affect KAB's ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

         SECTION 5.5 Organization and Standing of Partnerships. Each Partnership is a partnership duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia, and has the requisite partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Partnership is duly qualified as a foreign partnership to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. All certificates and other documents relating to the organization and qualification of each Partnership required to be filed by such Partnership in any jurisdiction in which such Partnership is organized or qualified have been filed. True and complete copies of all such certificates and other documents (including, without limitation, the partnership agreements of the Partnerships and all amendments thereto) relating to the organization and qualification of the Partnerships, as amended to date, have been furnished to the Company. Copies of any amendment thereto before the Closing Date will be furnished to the Company promptly upon the effectiveness of any such amendment.

         SECTION 5.6 Capitalization of the Partnerships. Section 5.6 of the Disclosure Schedule correctly and completely sets forth the partnership interests in the Partnerships and the record owner of all such partnership interests. There are no agreements or commitments to which either Partnership is a party of any character relating to any partnership interest in the Partnerships, including, without limitation, any agreement or commitment obligating such Partnership to issue, deliver or sell, or cause to be issued, delivered or sold, any partnership interest or granting or obligating such Partnership to grant, extend, or enter into any option, right of first refusal or other similar agreement or commitment with respect to any partnership interest.

         SECTION 5.7 Title to Assets; Encumbrances. Except as set forth in
Section 5.7 of the Disclosure Schedule, the Partnerships have good, valid and marketable title to, or other legal right to use, all the Partnership Assets, free and clear of any Lien. No other Person has any properties or assets used or held for use in connection with the operation of the Stations which are not included in the Partnership Assets. The Partnership Assets constitute all the assets which are currently used or are necessary to conduct the business and operations of the Stations in all respects as currently conducted.

         SECTION 5.8 Government Authorizations.

         (a) Section 5.8 of the Disclosure Schedule contains a true and complete list of the FCC Licenses and other material licenses, permits or other authorizations from governmental and regulatory authorities which are necessary for the lawful conduct of the business and operations of the Stations in the manner and to the full extent they are presently conducted. The Partnerships are the authorized legal holders of the FCC Licenses and other licenses, permits and authorizations listed in said Section 5.8, none of which is subject to any restrictions or condition which would limit in any respect the full operation of the Stations as now operated.

         (b) Except as set forth in said Section 5.8 of the Disclosure Schedule, there are no applications, complaints or proceedings pending (and, as of the Closing, material applications, complaints or proceedings) or, to the best of KAB's knowledge, threatened as of the date hereof by or before the FCC relating to the business or operations of the Stations other than applications, complaints or proceedings which generally affect the broadcasting industry. The FCC Licenses listed in said Section 5.8 are in good standing, are in full force and effect and are unimpaired, and as of the Closing, are unimpaired in any material respects, by any act or omission of the Partnerships, KAB or any of their respective officers, directors or employees; and the operation of the Stations is in accordance with the FCC Licenses. No proceedings are pending or, to the knowledge of KAB, are threatened with respect to the FCC Licenses which may result in the revocation, adverse modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications for either of the Stations, the issuance of any cease and desist order against either of the Stations, the imposition of any administrative sanctions by the FCC with respect to the FCC Licenses which as of the date of this Agreement may have an adverse effect on or which as of the Closing may have a material adverse effect on the Company's ability to continue to operate the Stations as they are currently operated. KAB knows of no facts that would reasonably preclude the FCC Licenses from being renewed in the ordinary course. All material reports, forms and statements required to be filed by the Partnership and KAB with the FCC with respect to the Stations since the grant of the last renewal of the FCC Licenses have been filed and are substantially complete and accurate. KAB knows of no facts which, under the Communications Act, or the existing rules and regulations of the FCC, would disqualify KAB as an assignor of the Contributed Interests.

         SECTION 5.9 Compliance with FCC Regulations. The operation of the Stations is and all of the Partnership Assets are in compliance in all material respects with (i) all applicable engineering standards required to be met under applicable FCC rules and (ii) all other applicable rules, regulations, requirements and policies of the FCC, including, but not limited to, ANSI Radiation Standards C95.1 - 1982 to the extent required to be met under applicable FCC rules and regulations; and there are no existing claims known to KAB to the contrary.

         SECTION 5.10 Taxes. Except as set forth in Section 5.10 of the Disclosure Schedule , KAB and, to the best of KAB's knowledge, the Partnerships have filed all applicable federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law and has paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable. All returns and forms which have been filed have been true and correct in all material respects and no tax or other payment in a material amount other than as shown on such returns and forms are required to be paid and have been paid by the Partnerships or KAB. There are no present disputes as to taxes of any nature payable by the Partnerships or KAB which in any event could materially adversely affect any of the Partnership Assets or the operation of the Stations.

         SECTION 5.11 Real Property.

         (a) Section 5.11 to the Disclosure Schedule contains a complete and accurate list of all real property constituting Partnership Assets and used primarily or exclusively by the Stations and all Contracts relating to the tower, transmitter, studio site and offices of the Stations (collectively the "Real Estate Contracts") and a summary of the applicable leases.

         (b) The Real Estate Contracts listed in Section 5.11 constitute valid and binding obligations of the applicable Partnership and, to the best of KAB's knowledge, of all other persons purported to be parties thereto and are in full force and effect as of the date hereof and will on the Closing Date constitute valid and binding obligations of such Partnership and, to the best of KAB's knowledge, of all other persons purported to be parties thereto and shall be in full force and effect. Neither Partnership is in default under any of such Real Estate Contracts and has not received or given written notice of any default thereunder from or to any of the other parties thereto.

         SECTION 5.12 Contracts. Section 5.12 of the Disclosure Schedule lists all Contracts as of the date of this Agreement, except (A) Contracts entered into in the ordinary course of business (i) of less than three (3) months duration and which impose monetary obligations of less than Five Thousand Dollars ($5,000) each or Fifty Thousand Dollars ($50,000) in the aggregate,
(ii) for the sale or sponsorship of broadcast time on the Stations for cash, for which no prepayment has been received and with not more than twelve (12) months remaining in their terms, or (iii) Contracts which are currently scheduled to expire before the Closing Date and (B) time sales agreements which
(i) are on the Partnership's standard form, (ii) are terminable by the Partnerships within thirteen (13) weeks or less notice without penalty, and
(iii) provide for annual payments of fifty thousands dollars ($50,000) or less.

         SECTION 5.13 Status of Contracts. Except as noted in Section 5.13 of the Disclosure Schedule, KAB has delivered to the Company true and complete copies of all Contracts, including any and all amendments and other modifications to such Contracts. All Contracts are valid, binding and enforceable by the Partnerships in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. To the best of KAB's knowledge, each Partnership has complied in all material respects with all Contracts and is not in default beyond any applicable grace periods under any of the Contracts, and no other contracting party is in default under any of the Contracts.

         SECTION 5.14 Environmental Matters. Neither the Partnerships nor KAB in connection with the operation of the Stations have unlawfully disposed of any hazardous waste or hazardous substance including Polychlorinated Byphenyls ("PCBs") in a manner which has caused, or could cause, the Company to incur any liability under applicable law in connection therewith; and KAB warrants that the technical equipment included in the Partnership Assets do not contain any PCBs which are required by law to be removed and if any equipment does contain PCBs, that such equipment is stored and maintained in compliance with applicable law. The Partnership and KAB have complied in all material respects with all federal, state and local environmental laws, rules and regulations applicable to the Stations and its operations, including but not limited to the FCC's guidelines regarding RF radiation. No hazardous waste has been disposed of by KAB, and to the best of KAB's knowledge, no hazardous waste has been disposed of by the Partnerships on the real estate occupied by the Stations or their transmitters. As used herein, the term "hazardous waste" shall mean as defined in the RCRA and in the equivalent state statute under the law of the state in which such real estate is located.

         SECTION 5.15 Copyrights, Trademarks and Similar Rights.

         (a) Except for the FCC Licenses, Section 5.15 of the Disclosure
Schedule is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles and other similar intangible property rights and interests applied for, issued to or owned by each of the Partnerships or KAB or under which such Partnership or KAB is a licensee or franchisee and used in the conduct of the business and operations of the Stations.

         (b) All of such rights and interests are issued to or owned by the Partnerships or KAB, or if licensed or franchised to the Partnerships, to the best of KAB's knowledge, are valid and in good standing and uncontested. KAB has delivered or made available to the Company copies of all documents establishing such rights, licenses or other authority. KAB has received no written notice and has no knowledge of any infringements or unlawful use of such property. The properties listed in Section 5.15 of the Disclosure Schedule include all such properties necessary to conduct in all respects the business and operations of the Stations as now conducted.

         SECTION 5.16 Financial Statements. KAB has delivered to the Company complete audited copies of the statement of income and the balance sheet for the Partnerships and the Stations for the period ending December 31, 1995, December 31, 1994 and an unaudited statement of income and balance sheet for the nine (9) months ending September 30, 1996 (collectively, the "Financial Statements"). The audited Financial Statements have been audited by the accounting firm of Cheeley, Burcham et al. The audited Financial Statements accurately represent and present fairly the financial condition and results of operations of the Partnerships for the periods indicated. The unaudited Financial Statements accurately represent and present fairly the financial condition and results of operations of the Partnerships for the nine (9) months ending September 30, 1996. Between September 30, 1996 and the date hereof, there has been no material adverse change in the business, property, assets or condition (financial or otherwise) of the Partnerships and (except for the transaction contemplated herein) the Partnerships have operated the Stations in all respects only in the ordinary course of business.

         Except for (i) liabilities as and to the extent reflected or reserved against in the Financial Statements, (ii) liabilities not yet due and payable or obligations to be performed or satisfied after the date hereof under Contracts listed in the Disclosure Schedule, (iii) liabilities incurred between September 30, 1996 and the date hereof in the ordinary and usual course of business (including tax liabilities resulting solely from the normal operations of the Partnerships during such period) and (iv) any other liabilities disclosed in this Agreement or in the Disclosure Schedule, on the date hereof, each Partnership has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, of a nature customarily reflected in financial statements reflecting the accrual basis of accounting.

         SECTION 5.17 Personnel Information.

         (a) Section 5.17 of the Disclosure Schedule contains a true and complete list of all persons employed by the Partnerships or the Stations, including a description of material compensation arrangements (other than employee benefit plans set forth in Section 5.20 of the Disclosure Schedule) and a list of other terms of any and all agreements affecting such persons. KAB has not received notification that any of the current key employees of the Partnerships or the Stations presently plan to terminate their employment, whether by reason of the transactions contemplated hereby or otherwise and KAB shall immediately notify the Company upon receipt of any such notice.

         (b) The Partnerships are not parties to any Contract with any labor organization, nor have the Partnerships agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the Partnerships' employees. KAB has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Partnerships. Except as disclosed in Section 5.17 of the Disclosure Schedule, during the past three (3) years, the Partnerships have not experienced any strikes, work stoppages, grievance proceedings, claims of unfair labor practices filed or other significant labor difficulties of any nature.

         (c) Except as disclosed in Section 5.17 of the Disclosure Schedule, the Partnerships, to the best of KAB's knowledge, have complied in all material respects with all laws relating to the employment of labor, including, without limitation, ERISA and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         SECTION 5.18 Litigation. Except as set forth in Section 5.18 of the Disclosure Schedule, neither the Partnerships nor the Stations are subject to any judgment, award, order, writ, injunction, arbitration decision or decree materially adversely affecting the conduct of the business of the Partnerships, the Stations or the Partnership Assets, and, to the best of KAB's knowledge, there is no litigation or proceeding threatened against the Partnerships, KAB or the Stations in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the FCC Licenses), or before any other tribunal duly authorized to resolve disputes, which would reasonably be expected to have any material adverse effect upon the business, property, assets or condition (financial or otherwise) of the Partnerships or the Stations or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement. In particular, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best of KAB's knowledge, threatened before the FCC or any other governmental organization with respect to the business or operations of the Partnerships or the Stations other than applications, complaints or proceedings which affect the broadcasting industry generally.

         SECTION 5.19 Compliance With Laws. Except as set forth in Section 5.19 of the Disclosure Schedule, KAB has not received any notice asserting any non-compliance by the Partnerships or the Stations in connection with the business or operation of the Partnerships or the Stations with any applicable statute, rule or regulation, federal, state or local. Each of the Partnerships and the Stations are not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other Governmental Authority or any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby. Each of the Partnerships and the Stations are in compliance in all material respects with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Stations, the failure to comply with which would have a material adverse effect on the business, operations or financial condition of the Partnerships or the Stations, and the present use of the Partnership Assets do not violate any of such laws, regulations or orders.

         SECTION 5.20 Employee Benefit Plans. Section 5.20 of the Disclosure Schedule contains a true and complete list as of the date of this Agreement of all employee benefit plans applicable to the employees of the Partnerships and the Stations. The Partnerships do not maintain any other employee benefit plan as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1984, as amended, applicable to the employees of the Partnerships employed at the Stations.

         SECTION 5.21 Accuracy of Information. No written statements made by KAB herein and no information provided by

KAB herein or in the documents, instruments or other written communications made or delivered directly by KAB to the Company in connection with the negotiations covering the contribution of the Contributed Interests contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading, and there is no fact known to KAB which relates to any information contained in any such written document, instrument or communications which KAB has not disclosed to the Company in writing which materially affects adversely the Stations or the Partnership Assets.


                                   ARTICLE VI

                             CONDITIONS TO CLOSING
                             ---------------------

         SECTION 6.1 KAB's Condition to Closing. The obligations of KAB hereunder are subject to the representations and warranties of the Company set forth in Article IV hereof being true and correct in all material respects on the Closing Date.

         SECTION 6.2 The Company's Conditions to Closing. The obligations of the Company hereunder are, at the Company's option, subject to satisfaction, on the Closing Date, of each of the following conditions:

         (a) The representations and warranties of KAB set forth in Article V hereof are true and correct in all material respects;

         (b) KAB shall have delivered the Contributed Assets with good title, free and clear of any and all liens and encumbrances. For purposes of this
Section 6.2, any Liens on the Partnerships Assets shall not be deemed to constitute Liens on the Contributed Interests.


                                  ARTICLE VII

                      DOCUMENTS TO BE DELIVERED AT CLOSING
                      ------------------------------------

         SECTION 7.1 KAB's and ABS' Documents. At the Closing, ABS shall deliver, and KAB shall cause ABS to deliver or cause to be delivered, to the Company the following:

         (a) Assignment of KAB's Contributed Interests (and all right, title and interest therein) to the Company, free and clear of any and all Liens other than the Permitted Liability.

         (b) Certified resolutions of the Board of Directors of ABS approving the execution and delivery of this Agreement;

         (c) Governmental certificates showing that ABS is duly incorporated and in good standing in the Commonwealth of Virginia dated not more than ten
(10) days before the Closing Date;

         (d) Articles of Incorporation and Bylaws of ABS certified by the secretary of ABS as of the Closing Date; and

         (e) Such additional information and materials as the Company shall have reasonably requested.

         SECTION 7.2 The Company's Documents. At the Closing, the Company shall deliver or cause to be delivered to KAB the following:

         (a) Governmental certificates from the Commonwealth of Virginia showing that the Company is duly incorporated and in good standing in the Commonwealth of Virginia dated not more than ten (10) days before the Closing Date;

         (b) Certified resolutions of each of the members of the Company approving the execution and delivery of this Agreement and each of the other documents and agreements referred to herein and authorizing the consummation of the transactions contemplated hereby and thereby;

         (c) Articles of Organization and Operating Agreement of the Company certified by the manager of the Company as of the Closing Date; and

         (d) Such additional information and materials as KAB shall have reasonably requested.


                                  ARTICLE VIII

                                OTHER PROVISIONS
                                ----------------

         SECTION 8.1 Severability. If any part or any provision of this Agreement shall be invalid or unenforceable under applicable law, said part or provisions shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Agreement which shall be construed as if such invalid parts or provisions had not been inserted, and such invalid or unenforceable provisions shall become and be immediately amended and reformed to include only the portions thereof as are enforceable by the court or such other body having jurisdiction of this Agreement; and the parties agree that such portions as so amended and reformed shall be valid and binding as though any wholly invalid or unenforceable portion had not been included herein.

         SECTION 8.2 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other party.

         SECTION 8.3 Entire Agreement. This Agreement and the Schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for in this Agreement other than the Master Agreement. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         SECTION 8.4 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         SECTION 8.5 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without giving effect to the choice of law provisions thereof.

         SECTION 8.6 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery or on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date of a stamped receipt, if sent by an overnight delivery service, and shall be addressed to the following addresses, or to such other address as any party may request, in the case of KAB, by notifying the Company, and in the case of the Company, by notifying KAB:

     To KAB:       Kenneth A. Brown
                   2002 Millington Court
                   Richmond, VA 23233

     To the        ABS Communications, L.L.C.
     Company:      300 Arboretum Place
                   Suite 590
                   Richmond, VA 23236
                   Attn:  Kenneth A. Brown

         SECTION 8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

         SECTION 8.8 Survival of Representations and Warranties; Indemnification. The survival period of the representations and warranties set forth in this Agreement and the indemnification obligations of KAB under this Agreement shall be set forth in, and controlled by, the Master Agreement other than KAB's obligations under Section 2.3 of this Agreement which shall remain ongoing until such time KAB shall have fulfilled such obligations or such obligations shall have been extinguished.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                        ABS COMMUNICATIONS, L.L.C.



                                        By: /s/ Kenneth A. Brown
                                           -------------------------------
                                           Name:  Kenneth A. Brown
                                           Title:


                                        KENNETH A. BROWN


                                             /s/ Kenneth A. Brown
                                        ----------------------------------



                                        FOR PURPOSES OF ARTICLE 2.1 AND 2.4
                                        ONLY:

                                        ABS COMMUNICATIONS INCORPORATED


                                             /s/ Kenneth A. Brown
                                        ----------------------------------
                                        Name:  Kenneth A. Brown
                                        Title:

                                   Schedule A


KAB hereby agrees to provide Buyer within five (5) days of this Agreement an itemized list of assets which may be excluded from the Partnership Assets, which itemized list shall be in a form (and supported by appropriate back-up documentation) reasonably satisfactory to SFX that such itemized assets have been acquired solely with the funds of KAB or ABS.

                           SFX CONTRIBUTION AGREEMENT


         THIS SFX CONTRIBUTION AGREEMENT is made and entered into as of the 17th day of December, 1996, by and among LIBERTY ACQUISITION SUBSIDIARY CORPORATION, a Delaware corporation ("Liberty 1"), LIBERTY BROADCASTING OF MARYLAND II INCORPORATED, a Maryland corporation ("Liberty 2" and, together with Liberty 1, the "Liberty Entities"), SFX BROADCASTING, INC., a Delaware corporation ("SFX") and ABS COMMUNICATIONS, L.L.C., a Virginia limited liability company (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, radio station WMXB-FM in Richmond, Virginia (the "Station") is operated pursuant to a license issued to Liberty 1 by the Federal Communications Commission (together with any successor agency or body, the "FCC"); and

         WHEREAS, all of the assets (other than the FCC Licenses) used in connection with the operation of the Station are owned by Liberty 2; and

         WHEREAS, simultaneously with the execution of this Agreement, SFX has entered into the Master Agreement (as defined) pursuant to which SFX has agreed to contribute to the Company the Contributed Assets;

         WHEREAS, on the Closing Date the Liberty Entities, which are controlled by SFX, shall assign all of the Contributed Assets to SFX and SFX shall contribute the Contributed Assets to the Company in accordance with this Agreement; and

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions contained herein, and intending to be fully bound hereby, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         SECTION 1.1 Definitions. When used in this Agreement, the following words or phrases shall have the following meanings:

         "Agreement" shall mean this SFX Contribution Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Amended Operating Agreement" shall mean that certain amended and restated operating agreement governing the Company, dated as of the date hereof.

         "Closing" shall have the meaning assigned to such term in Section 3.1 of this Agreement.

         "Closing Date" shall mean the date on which the Closing shall be deemed to occur and shall be the date of this Agreement.

         "Communications Act" shall mean the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

         "Company" shall have the meaning assigned to such term in the first paragraph of this Agreement.

         "Contracts" shall mean all contracts, agreements, or binding commitments or arrangements, written or oral, by which any of the Contributed Assets may be bound.

         "Contributed Assets" shall mean the FCC Licenses and the Station
Assets.

         "Convertible Note Agreement" shall mean that certain Convertible Note Agreement, dated as of even date herewith between the Company and SFX.

         "Disclosure Schedule" shall mean the separate Disclosure Schedule attached to this Agreement regarding certain representations and warranties made by the Liberty Entities or SFX as further described in Article V or
Article VI of this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "FCC" shall have the meaning assigned to such term in the recitals to this Agreement.

         "FCC Licenses" shall mean the main transmitter licenses for the Station together with each of the other consents, rights, licenses, permits and authorizations issued or granted by the FCC for the operation of or used in connection with the ownership or operation of the Station, together with any renewals or extensions thereof.

         "Governmental Authority" shall mean a federal, state or local court, legislature, governmental agency, commission or regulatory or administrative authority or instrumentality.

         "Law" shall mean applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

         "Lien" shall mean any security agreement or financing statement filed with an appropriate Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for security purposes, any lien, mortgage, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses) of any kind, which (i) creates or confers an interest in property to secure payment or performance of a liability, obligation or claim, or which retains or reserves such an interest for such purpose; (ii) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of, or otherwise results or may result in any Person acquiring, any property or interest therein; (iii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any property; or
(iv) otherwise constitutes an interest in or claim against property whether or not arising pursuant to any Law, FCC License or Contract.

         "Master Agreement" shall mean that certain Master Richmond Station Group Agreement, dated as of even date herewith by and among the Company, SFX and the other signatories party thereto.

         "Permitted Liens" shall mean any Liens that do not interfere materially with the ability to use, for the purpose currently being used, the properties or assets subject thereto or affected thereby to the extent granted by the Liberty Entities or SFX.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization or other legal entity.

         "Purchase and Sale Agreement" shall mean that certain Purchase and Sale Agreement, dated as of even date herewith by and among the Company, EBF, Inc., EBF Partners and the other parties thereto.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as amended.

         "Real Estate Contracts" shall have the meaning assigned to such term in Section 5.9 of this Agreement.

         "SFX" shall mean SFX Broadcasting, Inc., a Delaware corporation.

         "Station" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Station Assets" shall mean, with the exception of the FCC Licenses, all assets, properties, rights, titles and privileges of every kind, character and description, whether tangible, intangible, real, personal or mixed, of whatever description and wherever located, used exclusively in connection with the operation of the Station including, without limitation, all additions, accessions, and substitutions made before the Closing as permitted pursuant to the terms of this Agreement.


                                   ARTICLE II

                                  CONTRIBUTION
                                  ------------

         SECTION 2.1 Assignment and Contribution. (a) Subject to FCC consent as provided in Section 3.1 hereof, immediately prior to the Closing hereunder, the Liberty Entities and SFX shall enter into an assignment and assumption agreement pursuant to which each of the Liberty Entities shall assign to SFX and SFX shall accept and assume all of each Liberty Entities' respective right, title, interest and obligations in and to the Contributed Assets owned by it, free and clear of any and all Liens other than Permitted Liens.

         (b) Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, SFX shall contribute to the Company, and the Company shall accept from SFX the Contributed Assets, free and clear of any and all Liens other than Permitted Liens. In consideration for the Contributed Assets and together with the conversion of the loans as contemplated under the Convertible Note Agreement and SFX's other obligations under the Amended Operating Agreement, SFX's Percentage Interest (as defined in the Amended Operating Agreement) in the Company shall equal 96%.

         SECTION 2.2 Payment of Taxes and Other Charges. SFX shall pay, at the Closing or, if due thereafter, promptly when due, any and all taxes (collectively, "Transfer Taxes") payable in connection with the transfer of the Contributed Assets to the Company. Subject to the Company's right of reasonable review and comment prior to filing, SFX shall prepare and file any tax returns with respect to such Transfer Taxes.


                                  ARTICLE III

                                    CLOSING
                                    -------

         SECTION 3.1 The Closing. The consummation of the transactions contemplated herein (the "Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, commencing at 9:00 a.m. local time concurrently with the closing of the transactions contemplated under the Purchase and Sale Agreement.

         Notwithstanding anything in this Agreement to the contrary, the Closing shall not be consummated without prior FCC consent (the "FCC Consents") with respect thereto having been obtained. It shall be a condition precedent to the parties' obligation to consummate the Closing that such consent shall have become a Final Order (defined below) without materially adverse conditions. For purposes of this Agreement, a Final Order shall mean an FCC consent or grant as to which the time within which any party in interest other than the FCC may seek administrative or judicial reconsideration or review of such consent or grant has expired and no petition for such reconsideration or review has been timely filed with the FCC or with a court of competent jurisdiction, and the normal time within which the FCC may review such consent or grant on its own motion has expired and the FCC has not undertaken such review. The parties shall, within ten (10) business days following the date of this Agreement, file an appropriate application with the FCC seeking its consent to the transactions contemplated hereunder and shall use their best efforts to obtain such consent and a Final Order thereof promptly. If the Closing would fall after the period permitted by such consent, the parties shall file appropriate requests with the FCC for an extension of time within which to complete the Closing.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

         The Company hereby makes the following representations and warranties to the Liberty Entities and SFX, each of which is true and correct on the date hereof, shall be unaffected by any notice to SFX other than in the Disclosure Schedule and shall survive the Closing to the extent provided in the Master Agreement. Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the appropriate section of the Disclosure Schedule.

         SECTION 4.1 Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and, as of the date hereof, the Company is duly qualified to do business and is in good standing in the Commonwealth of Virginia.

         SECTION 4.2 Authorization and Binding Obligation. Subject to obtaining FCC consent as set forth in Section 3.1 hereof, the Company has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and the Company's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes, and the other agreements to be executed in connection herewith will constitute, the valid and binding obligation of the Company, enforceable in accordance with their terms, except as limited by laws affecting creditors' rights or equitable principles generally.

         SECTION 4.3 Litigation. There is no litigation, administrative, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against the Company that would adversely affect the Company's ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF THE LIBERTY ENTITIES
             ------------------------------------------------------

         The Liberty Entities hereby jointly (other than with respect to Sections 5.1, 5.2, 5.3 and 5.5 which are made severally and not jointly) make the following representations and warranties to the Company, each of which is true and correct on the date hereof. Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the appropriate section of the Disclosure Schedule.

         SECTION 5.1 Organization and Standing. (a) Liberty 1 is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and (b) Liberty 2 is a corporation duly organized, validly existing and in good standing under the laws of Maryland and as of the date hereof, Liberty 2 is duly qualified to do business and is in good standing in the Commonwealth of Virginia.

         SECTION 5.2 Authorization and Binding Obligation. Subject to obtaining FCC consent as set forth in Section 3.1 hereof, each of the Liberty Entities has all necessary power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby and the execution, delivery and performance of this Agreement by each of the Liberty Entities, and the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of each of them. This Agreement has been duly executed and delivered by each of the Liberty Entities and this Agreement and the agreements to be executed in connection herewith will constitute the valid and binding obligation of the Liberty Entities enforceable in accordance with their terms, except as limited by laws affecting the enforcement of creditor's rights or equitable principles generally.

         SECTION 5.3 Absence of Conflicting Agreements or Required Consents. Except as set forth in Section 5.3 of the Disclosure Schedule and except as set forth in Section 3.1 hereof, the execution, delivery and performance of this Agreement by the Liberty Entities: (i) does not require the consent of any third party; (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which either of the Liberty Entities is a party or by which either of them or the Contributed Assets is or are bound; (iii) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, license or permit to which either of the Liberty Entities or the Contributed Assets is or are now subject; and (iv) will not result in the creation of any Lien, charge or encumbrance on any of the Contributed Assets.

         SECTION 5.4 Litigation. There is no litigation, administrative, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against either of the Liberty Entities that would adversely affect the ability of either of them to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

         SECTION 5.5 Title to Contributed Assets. Except as set forth in
Section 5.5 of the Disclosure Schedule, (a) Liberty 1 has good, valid and marketable title to, or other legal right to use, all the FCC Licenses, and (b) Liberty 2 has good, valid and marketable title to, or other legal right to use all the Station Assets, in both cases free and clear of any Lien other than Permitted Liens.

         SECTION 5.6 Government Authorizations.

         (a) Section 5.6 of the Disclosure Schedule contains a true and complete list of the FCC Licenses and other material licenses, permits or other authorizations from governmental and regulatory authorities which are necessary for the lawful conduct of the business and operations of the Station in the manner and to the full extent they are presently conducted. Liberty 1 is the authorized legal holder of the FCC Licenses and other licenses, permits and authorizations listed in said Section 5.6, none of which is subject to any restrictions or condition which would limit in any respect the full operation of the Station as now operated.

         (b) Except as set forth in said Section 5.6 of the Disclosure Schedule, there are no applications, complaints or proceedings pending (and as of the Closing, material applications, complaints or proceedings) or, to the best knowledge of either of the Liberty Entities, threatened as of the date hereof by or before the FCC relating to the business or operations of the Station other than applications, complaints or proceedings which generally affect the broadcasting industry. The FCC Licenses listed in said Section 5.6 are in good standing, are in full force and effect and are unimpaired, and as of the Closing are unimpaired in any material respects, by any act or omission of Liberty 1 or any of its respective officers, directors or employees; and the operation of the Station is in accordance with the FCC Licenses. No proceedings are pending or, to the knowledge of either of the Liberty Entities, are threatened with respect to the FCC Licenses which may result in the revocation, adverse modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications for the Station, the issuance of any cease and desist order against the Station, the imposition of any administrative sanctions by the FCC with respect to the FCC Licenses which as of the date of this Agreement may have an adverse effect on or which as of the Closing may have a material adverse effect on the Company's ability to continue to operate the Station as it is currently operated. Liberty 1 knows of no fact that would reasonably preclude the FCC Licenses that are renewable in the ordinary course from being renewed in the ordinary course. All material reports, forms and statements required to be filed by Liberty 1 with the FCC with respect to the Station since the grant of the last renewal of the FCC Licenses have been filed and are substantially complete and accurate. Liberty 1 knows of no facts which, under the Communications Act, or the existing rules and regulations of the FCC, would disqualify Liberty 1 as an assignor of the FCC Licenses.

         SECTION 5.7 Compliance with FCC Regulations. The operation of the Station is and all of the Contributed Assets are in compliance in all material respects with (i) all applicable engineering standards required to be met under applicable FCC rules and (ii) all other applicable rules, regulations, requirements and policies of the FCC, including, but not limited to, ANSI Radiation Standards C95.1 - 1982 to the extent required to be met under applicable FCC rules and regulations; and there are no existing claims known to the Liberty Entities to the contrary.

         SECTION 5.8 Taxes. Except as set forth in Section 5.8 of the Disclosure Schedule, the Liberty Entities have filed with respect to the Station all applicable federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law and has paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable. All returns and forms which have been filed have been true and correct in all material respects and no tax or other payment in a material amount other than as shown on such returns and forms are required to be paid and have been paid by either of the Liberty Entities. There are no present disputes as to taxes of any nature payable by either of the Liberty Entities relating to the Station which in any event could materially adversely affect any of the Contributed Assets or the operation of the Station.

         SECTION 5.9 Real Property.

         (a) Section 5.9 to the Disclosure Schedule contains a complete and accurate list of all real property constituting the Contributed Assets and used by the Station and all Contracts relating exclusively to the tower, transmitter, studio site and offices of the Station (collectively the "Real Estate Contracts") and a summary of the applicable leases.

         (b) The Real Estate Contracts listed in Section 5.9 constitute valid and binding obligations of the respective Liberty Entity (as set forth therein) and, to the best knowledge of the Liberty Entities, of all other persons purported to be parties thereto and are in full force and effect as of the date hereof and will on the Closing Date constitute valid and binding obligations of SFX and, to the best knowledge of each of the Liberty Entities, of all other persons purported to be parties thereto and shall be in full force and effect. Neither of the Liberty Entities is in default under any of such Real Estate Contracts nor has either of them received or given written notice of any default thereunder from or to any of the other parties thereto.

         SECTION 5.10 Contracts. Section 5.10 of the Disclosure Schedule lists all Contracts as of the date of this Agreement, except (A) Contracts entered into in the ordinary course of business (i) of less than three (3) months duration and which impose monetary obligations of less than Five Thousand Dollars ($5,000) each or Fifty Thousand Dollars ($50,000) in the aggregate,
(ii) for the sale or sponsorship of broadcast time on the Station for cash, for which no prepayment has been received and with not more than twelve (12) months remaining in their terms, or (iii) Contracts which are currently scheduled to expire before the Closing Date and (B) time sales agreements which (i) are on the Liberty Entities' standard form, (ii) are terminable by the Liberty Entities within thirteen (13) weeks or less notice without penalty, and (iii) provide for annual payments of fifty thousands dollars ($50,000) or less.

         SECTION 5.11 Status of Contracts. Except as noted in Section 5.11 of the Disclosure Schedule, each of the Liberty Entities has delivered to the Company true and complete copies of all Contracts, including any and all amendments and other modifications to such Contracts. All Contracts are valid, binding and enforceable by the Liberty Entity party thereto in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. Each of the Liberty Entities has complied in all material respects with all Contracts to which it is a party and is not in default beyond any applicable grace periods under any of the Contracts, and no other contracting party is in default under any of the Contracts.

         SECTION 5.12 Environmental Matters. Neither of the Liberty Entities has unlawfully disposed of any hazardous waste or hazardous substance including Polychlorinated Byphenyls ("PCBs") in a manner which has caused, or could cause, the Company to incur any liability under applicable law in connection therewith; and the Liberty Entities warrant that the technical equipment included in the Contributed Assets do not contain any PCBs which are required by law to be removed and if any equipment does contain PCBs, that such equipment is stored and maintained in compliance with applicable law. Each of the Liberty Entities has complied in all material respects with all federal, state and local environmental laws, rules and regulations applicable to the Station and its operations, including but not limited to the FCC's guidelines regarding RF radiation. To the best of the Liberty Entities' knowledge, no hazardous waste has been disposed of by any other person, on the real estate occupied by the Station or its transmitters. As used herein, the term "hazardous waste" shall mean as defined in the RCRA and in the equivalent state statute under the law of the state in which such real estate is located.

         SECTION 5.13 Copyrights, Trademarks and Similar Rights.

         (a) Except for the FCC Licenses, Section 5.13 of the Disclosure
Schedule is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles and other similar intangible property rights and interests applied for, issued to or owned by either of the Liberty Entities or under which it is a licensee or franchisee and used exclusively in the conduct of the business and operations of the Station.

         (b) All of such rights and interests are issued to or owned by the Liberty Entity indicated on the Disclosure Schedule or if licensed or franchised to either of the Liberty Entities to the best of such Liberty Entity's knowledge, are valid and in good standing and uncontested. The Liberty Entities have delivered or made available to the Company copies of all documents establishing such rights, licenses or other authority. Neither of the Liberty Entities has received written notice nor has any knowledge of any infringements or unlawful use of such property. The properties listed in Section 5.13 of the Disclosure Schedule include all such properties necessary to conduct in all respects the business and operations of the Station as now conducted.

         SECTION 5.14 Personnel Information.

         (a) Section 5.14 of the Disclosure Schedule contains a true and complete list of all persons employed exclusively by the Station in connection with the operation of the Station, including a description of material compensation arrangements (other than employee benefit plans set forth in Section 5.14 of the Disclosure Schedule) and a list of other terms of any and all agreements affecting such persons. Neither of the Liberty Entities has received notification that any of the current key employees listed in Section
5.14 of the Disclosure Schedule presently plan to terminate their employment, whether by reason of the transactions contemplated hereby or otherwise and the applicable Liberty Entity shall immediately notify the Company upon receipt of any such notice.

         (b) The Station is not subject to any Contract with any labor organization, and the Station has not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of their employees.

         (c) Except as disclosed in Section 5.14 of the Disclosure Schedule, each of the Liberty Entities has, with respect to the Station, complied in all material respects with all laws relating to the employment of labor, including, without limitation, ERISA and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         SECTION 5.15 Litigation. Except as set forth in Section 5.15 of the Disclosure Schedule, the Station is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree materially adversely affecting the conduct of the business of the Station or the Contributed Assets, and to the best knowledge of each of the Liberty Entities, there is no litigation or proceeding threatened against either of them or the Station in any federal, state or local court, or before any administrative agency or arbitrator

(including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, the FCC Licenses), or before any other tribunal duly authorized to resolve disputes, which would reasonably be expected to have any material adverse effect upon the business, property, assets or condition (financial or otherwise) of the Station or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement. In particular, but without limiting the generality of the foregoing, except as set forth in Section 5.6 of the Disclosure Schedule, there are no applications, complaints or proceedings pending or to the best knowledge of each of the Liberty Entities threatened before the FCC or any other governmental organization with respect to the business or operations of the Station other than applications, complaints or proceedings which affect the broadcasting industry generally.

         SECTION 5.16 Compliance With Laws. Except as set forth in Section 5.16 of the Disclosure Schedule, neither of the Liberty Entities has received any notice asserting any non-compliance by it in connection with the business or operation of the Station with any applicable statute, rule or regulation, federal, state or local. Neither of the Liberty Entities nor the Station is in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other Governmental Authority or any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby. Each of the Liberty Entities and the Station are in compliance in all material respects with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Station, the failure to comply with which would have a material adverse effect on the business, operations or financial condition of the Station, and the present use of the Contributed Assets do not violate any of such laws, regulations or orders (other than immaterial violations).

         SECTION 5.17 Employee Benefit Plans. Section 5.17 of the Disclosure Schedule contains a true and complete list as of the date of this Agreement of all employee benefit plans applicable to the employees at the Station. The Station does not maintain any other employee benefit plan as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1984, as amended, applicable to the employees of the Station.

         SECTION 5.18 Accuracy of Information. No written statements made by either of the Liberty Entities herein and no information provided by either of the Liberty Entities herein or in the documents, instruments or other written communications made or delivered directly by either of the Liberty Entities to the Company covering the contribution of the Contributed Assets contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading, and there is no fact known to either of the Liberty Entities which relates to any information contained in any such written document, instrument or communications which the applicable Liberty Entity has not disclosed to the Company in writing which materially affects adversely the Station or the Contributed Assets.


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF SFX
                     -------------------------------------

         SFX hereby makes the following representations and warranties to the Company, each of which shall be true and correct on the Closing Date, and SFX makes the representations and warranties set forth in Sections 6.1, 6.2, 6.3 and 6.4, each of which is true and correct on the Closing Date and on the date hereof). Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the appropriate section of the Disclosure Schedule.

         SECTION 6.1 Organization and Standing. SFX is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

         SECTION 6.2 Authorization and Binding Obligation. Subject to obtaining FCC consent as set forth in Section 3.1 hereof, SFX has all necessary power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby and SFX's execution, delivery and performance of this Agreement and the transactions contemplated hereby, have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by SFX and this Agreement and the agreements to be executed in connection herewith will constitute the valid and binding obligation of SFX enforceable in accordance with their terms, except as limited by laws affecting the enforcement of creditor's rights or equitable principles generally.

         SECTION 6.3 Absence of Conflicting Agreements or Required Consents. Except as set forth in Section 5.3 of the Disclosure Schedule and except as set forth in Section 3.1 hereof, the execution, delivery and performance of this Agreement by SFX: (i) does not require the consent of any third party; (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which SFX is a party or by which it or the Contributed Assets are bound; (iii) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, license or permit to which SFX or the Contributed Assets are now subject; and (iv) will not result in the creation of any Lien, charge or encumbrance on any of the Contributed Assets.

         SECTION 6.4 Litigation. There is no litigation, administrative, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against SFX that would adversely affect its ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

         SECTION 6.5 Title to Contributed Assets. On the Closing Date, except as set forth in Section 5.5 of the Disclosure Schedule, SFX will have (i) good, valid and marketable title to, or other legal right to use, all the Station Assets, free and clear of any Lien other than Permitted Liens, and (ii) the legal right to assign to the Company all the FCC Licenses, free and clear of any Lien other than Permitted Liens.

         SECTION 6.6 Government Authorizations.

         (a) Section 5.6 of the Disclosure Schedule contains a true and complete list of the FCC Licenses and other material licenses, permits or other authorizations from governmental and regulatory authorities which are necessary for the lawful conduct of the business and operations of the Station in the manner and to the full extent they are presently conducted. As of the Closing Date, SFX will be the authorized legal holder of the FCC Licenses and other licenses, permits and authorizations listed in said Section 5.6, none of which is subject to any restrictions or condition which would limit in any respect the full operation of the Station as now operated.

         (b) Except as set forth in Section 5.6 of the Disclosure Schedule, there are no applications, complaints or proceedings pending or, to the best of SFX's knowledge, threatened as of the date hereof by or before the FCC relating to the business or operations of the Station other than applications, complaints or proceedings which generally affect the broadcasting industry. The FCC Licenses listed in said Section 5.6 are in good standing, are in full force and effect and are unimpaired by any act or omission of SFX or any of its respective officers, directors or employees; and the operation of the Station is in accordance with the FCC Licenses. No proceedings are pending or, to the knowledge of SFX, are threatened with respect to the FCC Licenses which may result in the revocation, adverse modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications for the Station, the issuance of any cease and desist order against the Station, the imposition of any administrative sanctions by the FCC with respect to the FCC Licenses or which may adversely affect the Company's ability to continue to operate the Station as it is currently operated. SFX has no reason to believe that the FCC Licenses that are normally renewable in the ordinary course will not be renewed in their ordinary course. All material reports, forms and statements required to be filed by SFX or any affiliate thereof with the FCC with respect to the Station since the grant of the last renewal of the FCC Licenses have been filed and are substantially complete and accurate. Subject to obtaining the required FCC consents as contemplated by Section 3.1 hereof and subject to the assignment of the Contributed Assets as contemplated in
Section 2.1 hereof, there are no facts which, under the Communications Act, or the existing rules and regulations of the FCC, would disqualify SFX as an assignor of the Contributed Assets.

         SECTION 6.7 Compliance with FCC Regulations. The operation of the Station and all of the Contributed Assets are in compliance in all material respects with (i) all applicable engineering standards required to be met under applicable FCC rules and (ii) all other applicable rules, regulations, requirements and policies of the FCC, including, but not limited to, ANSI Radiation Standards C95.1 - 1982 to the extent required to be met under applicable FCC rules and regulations; and there are no existing claims known to SFX to the contrary.

         SECTION 6.8 Taxes. Except as set forth in Section 5.8 of the Disclosure Schedule, SFX or an applicable affiliate thereof has filed with respect to the Station all applicable federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law and has paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable. All returns and forms which have been filed have been true and correct in all material respects and no tax or other payment in a material amount other than as shown on such returns and forms are required to be paid and have been paid by SFX or its affiliates. There are no present disputes as to taxes of any nature payable by SFX relating to the Station which in any event could materially adversely affect any of the Contributed Assets or the operation of the Station.

         SECTION 6.9 Real Property.

         (a) Section 5.9 to the Disclosure Schedule contains a complete and accurate list of all real property constituting the Contributed Assets and used by the Station and all Contracts relating exclusively to the tower, transmitter, studio site and offices of the Station (collectively the "Real Estate Contracts") and a summary of the applicable leases.

         (b) On the Closing Date, the Real Estate Contracts listed in Section
5.9 constitute valid and binding obligations of SFX and, to the best of SFX's knowledge, of all other persons purported to be parties thereto and constitute valid and binding obligations of SFX and, to the best of SFX's knowledge, of all other persons purported to be parties thereto and shall be in full force and effect. SFX is not in default under any of such Real Estate Contracts nor has it received or given written notice of any default thereunder from or to any of the other parties thereto.

         SECTION 6.10 Contracts. Section 5.10 of the Disclosure Schedule lists all Contracts as of the date of this Agreement, except (A) Contracts entered into in the ordinary course of business (i) of less than three (3) months duration and which impose monetary obligations of less than Five Thousand Dollars ($5,000) each or Fifty Thousand Dollars ($50,000) in the aggregate,
(ii) for the sale or sponsorship of broadcast time on the Station for cash, for which no prepayment has been received and with not more than twelve (12) months remaining in their terms, or (iii) Contracts which are currently scheduled to expire before the Closing Date and (B) time sales agreements which (i) are on SFX's (or any of its affiliates') standard form, (ii) are terminable by SFX or any of its affiliates within thirteen (13) weeks or less notice without penalty, and (iii) provide for annual payments of fifty thousands dollars ($50,000) or less.

         SECTION 6.11 Status of Contracts. Except as noted in Section 5.11 of the Disclosure Schedule, SFX (or an affiliate thereof) has delivered to the Company true and complete copies of all Contracts, including any and all amendments and other modifications to such Contracts. All Contracts are valid, binding and enforceable by SFX in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. SFX and its affiliates have complied in all material respects with all Contracts and are not in default beyond any applicable grace periods under any of the Contracts, and no other contracting party is in default under any of the Contracts.

         SECTION 6.12 Environmental Matters. Neither SFX nor any affiliate thereof has in connection with the operation of the Station unlawfully disposed of any hazardous waste or hazardous substance including Polychlorinated Byphenyls ("PCBs") in a manner which has caused, or could cause, the Company to incur any liability under applicable law in connection therewith; and SFX warrants that the technical equipment included in the Contributed Assets do not contain any PCBs which are required by law to be removed and if any equipment does contain PCBs, that such equipment is stored and maintained in compliance with applicable law. SFX has complied in all material respects with all federal, state and local environmental laws, rules and regulations applicable to the Station and its operations, including but not limited to the FCC's guidelines regarding RF radiation. No hazardous waste has been disposed of by SFX, and to the best of SFX's knowledge, no hazardous waste has been disposed of by any other person, on the real estate occupied by the Station or its transmitters. As used herein, the term "hazardous waste" shall mean as defined in the RCRA and in the equivalent state statute under the law of the state in which such real estate is located.

         SECTION 6.13 Copyrights, Trademarks and Similar Rights.

         (a) Except for the FCC Licenses, Section 5.13 of the Disclosure
Schedule is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles and other similar intangible property rights and interests applied for, issued to or owned by SFX or under which such SFX is a licensee or franchisee and used exclusively in the conduct of the business and operations of the Station.

         (b) All of such rights and interests are issued to or owned by SFX or if licensed or franchised to SFX to the best of SFX's knowledge, are valid and in good standing and uncontested. SFX has delivered or made available to the Company copies of all documents establishing such rights, licenses or other authority. SFX has received no written notice and has no knowledge of any infringements or unlawful use of such property. The properties listed in
Section 5.13 of the Disclosure Schedule include all such properties necessary to conduct in all respects the business and operations of the Station as now conducted.

         SECTION 6.14 Personnel Information.

         (a) Section 5.14 of the Disclosure Schedule contains a true and complete list of all persons employed exclusively by the Station in connection with the operation of the Station, including a description of material compensation arrangements (other than employee benefit plans set forth in Section 5.14 of the Disclosure Schedule) and a list of other terms of any and all agreements affecting such persons. SFX has not received notification that any of the current key employees listed in Section 5.14 of the Disclosure Schedule presently plan to terminate their employment, whether by reason of the transactions contemplated hereby or otherwise and SFX shall immediately notify the Company upon receipt of any such notice.

         (b) The Station is not subject to any Contract with any labor organization, and the Station has not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of their employees.

         (c) Except as disclosed in Section 5.14 of the Disclosure Schedule, SFX has, with respect to the Station, complied in all material respects with all laws relating to the employment of labor, including, without limitation, ERISA and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         SECTION 6.15 Litigation. Except as set forth in Section 5.15 of the Disclosure Schedule, the Station is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree materially adversely affecting the conduct of the business of the Station or the Contributed Assets, and to the best of SFX's knowledge, there is no litigation or proceeding threatened against SFX or the Station in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, the FCC Licenses), or before any other tribunal duly authorized to resolve disputes, which would reasonably be expected to have any material adverse effect upon the business, property, assets or condition (financial or otherwise) of the Station or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement. In particular, but without limiting the generality of the foregoing, except as set forth in Section 5.6 of the Disclosure Schedule, there are no applications, complaints or proceedings pending or to the best of SFX's knowledge threatened before the FCC or any other governmental organization with respect to the business or operations of the Station other than applications, complaints or proceedings which affect the broadcasting industry generally.

         SECTION 6.16 Compliance With Laws. Except as set forth in Section 5.16 of the Disclosure Schedule, SFX has not received any notice asserting any non-compliance by it in connection with the business or operation of the Station with any applicable statute, rule or regulation, federal, state or local. Neither SFX nor the Station is in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other Governmental Authority or any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby. SFX and the Station are in compliance in all material respects with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Station, the failure to comply with which would have a material adverse effect on the business, operations or financial condition of the Station, and the present use of the Contributed Assets do not violate any of such laws, regulations or orders (other than immaterial violations).

         SECTION 6.17 Employee Benefit Plans. Section 5.17 of the Disclosure Schedule contains a true and complete list as of the date of this Agreement of all employee benefit plans applicable to the employees at the Station. The Station does not maintain any other employee benefit plan as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1984, as amended, applicable to the employees of the Station.

         SECTION 6.18 Accuracy of Information. No written statements made by SFX herein and no information provided by SFX herein or in the documents, instruments or other written communications made or delivered directly by SFX to the Company covering the contribution of the Contributed Assets contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading, and there is no fact known to SFX which relates to any information contained in any such written document, instrument or communications which SFX has not disclosed to the Company in writing which materially affects adversely the Station or the Contributed Assets.


                                  ARTICLE VII

                             CONDITIONS TO CLOSING
                             ---------------------

         SECTION 7.1 SFX's Condition to Closing. The obligations of SFX hereunder are, at SFX's option, subject to satisfaction, on the Closing Date, of each of the following conditions:

         a. The representations and warranties of the Company set forth in
Article IV hereof being true and correct in all material respects on the Closing Date.

         b. The consummation of all of the transactions contemplated by the Purchase and Sale Agreement shall have occurred or shall occur contemporaneously with the Closing of the transactions contemplated by this Agreement.

         c. The FCC Consents shall have become a Final Order.

         SECTION 7.2 The Company's Conditions to Closing. The obligations of the Company hereunder are, at the Company's option, subject to satisfaction, on the Closing Date, of each of the following conditions:

         a. The representations and warranties of SFX set forth in Article VI hereof are true and correct in all material respects; and

         b. SFX shall have delivered the Contributed Assets to the Company, free and clear of any and all liens and encumbrances.

                                  ARTICLE VIII

                      DOCUMENTS TO BE DELIVERED AT CLOSING
                      ------------------------------------

         SECTION 8.1 SFX's Documents. At the Closing, SFX shall deliver to the Company the following:

         (a) With respect to the Contributed Assets, SFX shall deliver an assignment and assumption agreement to effect the assignment of the Contributed Assets to the Company, free and clear of any and all Liens other than Permitted Liens.

         (b) Certified resolutions of the Board of Directors of SFX approving the execution and delivery of this Agreement;

         (c) Governmental certificates showing that SFX is in good standing in the Commonwealth of Virginia dated not more than five (5) days before the Closing Date;

         (d) Articles of Incorporation and Bylaws of SFX certified by the secretary of SFX as of the Closing Date; and

         (e) Such additional information and materials as the Company shall have reasonably requested.

         SECTION 8.2 The Company's Documents. At the Closing, the Company shall deliver or cause to be delivered to SFX the following:

         (a) An assumption agreement assuming all of the liabilities and obligations relating to the Contributed Assets, effective as of the Closing Date.

         (b) Governmental certificates from the Commonwealth of Virginia showing that the Company is duly organized and in good standing in the Commonwealth of Virginia dated not more than five (5) days before the Closing Date;

         (c) Certified resolutions of each of the members of the Company approving the execution and delivery of this Agreement and each of the other documents and agreements referred to herein and authorizing the consummation of the transactions contemplated hereby and thereby;

         (d) Articles of Organization and the Amended Operating Agreement certified by the manager of the Company as of the Closing Date; and

         (e) Such additional information and materials as SFX shall have reasonably requested.


                                   ARTICLE IX

                                OTHER PROVISIONS
                                ----------------

         SECTION 9.1 Severability. If any part or any provision of this Agreement shall be invalid or unenforceable under applicable law, said part or provisions shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Agreement which shall be construed as if such invalid parts or provisions had not been inserted, and such invalid or unenforceable provisions shall become and be immediately amended and reformed to include only the portions thereof as are enforceable by the court or such other body having jurisdiction of this Agreement; and the parties agree that such portions as so amended and reformed shall be valid and binding as though any wholly invalid or unenforceable portion had not been included herein.

         SECTION 9.2 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other party; provided, the Liberty Entities shall have the right, subject to applicable FCC requirements, to assign any and all of their respective rights in this Agreement or any of the Contributed Assets to any of their affiliates without the prior written consent of the Company so long as SFX, on the Closing Date, shall contribute the Contributed Assets to the Company as contemplated in this Agreement.

         SECTION 9.3 Entire Agreement. This Agreement and the Schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for in this Agreement other than the Master Agreement. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         SECTION 9.4 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         SECTION 9.5 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without giving effect to the choice of law provisions thereof.

         SECTION 9.6 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery or on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date of a stamped receipt, if sent by an overnight delivery service, and shall be addressed to the following addresses, or to such other address as any party may request:

    To the         SFX Broadcasting, Inc.
    Liberty        150 East 58th Street
    Entities       New York, NY  10155
    or SFX:        Attn: Howard Tytel

    To the         ABS Communications, L.L.C.
    Company:       300 Arboretum Place
                   Suite 590
                   Richmond, VA 23236
                   Attn: Kenneth A. Brown

         SECTION 9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

         SECTION 9.8 Survival of Representations and Warranties;
Indemnification. The survival period of the representations and warranties set forth in this Agreement and the indemnification obligations of SFX under this Agreement shall be set forth in, and controlled by, the Master Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                       ABS COMMUNICATIONS, L.L.C.



                                       By: /s/ Kenneth A. Brown
                                          --------------------------------
                                          Name: Kenneth A. Brown
                                          Title:



                                       LIBERTY ACQUISITION SUBSIDIARY
                                         CORPORATION



                                       By:  /s/ Howard J. Tytel
                                          --------------------------------
                                          Name: Howard J. Tytel
                                          Title:



                                       LIBERTY BROADCASTING OF MARYLAND, II
                                         INCORPORATED



                                       By: /s/ Howard J. Tytel
                                          --------------------------------
                                          Name: Howard J. Tytel
                                          Title:


                                       SFX BROADCASTING, INC.



                                       By: Howard J. Tytel
                                          --------------------------------
                                          Name: Howard J. Tytel
                                          Title:

                            INSTRUMENT OF ASSIGNMENT


         INSTRUMENT OF ASSIGNMENT from Kenneth A. Brown ("Assignor") to ABS Communications, L.L.C., a Virginia limited liability company ("Assignee").

         Assignor and Assignee (along with ABS Communications Incorporated, for certain limited purposes as specified therein) have executed and delivered a KAB Contribution Agreement, dated as of December 17, 1996 (the "KAB Contribution Agreement"). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the KAB Contribution Agreement.

         1. Pursuant to Section 7.1 of the KAB Contribution Agreement, for valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby assign, transfer and convey to the Assignee, its successors and assigns forever, such portions of the KAB Partnership Interests representing $1,700,000 in equity and $5,100,000 in gross value.

         2. Nothing contained in this Instrument of Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expend, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in obligations and indemnifications of Assignor or Assignee set forth in the KAB Contribution Agreement, including without limitation any limits on indemnification specified therein. This Instrument of Assignment is intended only to effect the transfer of certain interests the transfer of which is contemplated in the KAB Contribution Agreement and shall be governed in accordance with the terms and conditions of the KAB Contribution Agreement.

         3. This Instrument of Assignment is (i) executed pursuant to the KAB Contribution Agreement and may be executed in two counterparts, each of which as so executed shall be deemed to be an original, but all of which together shall constitute one instrument and (ii) shall be governed by and in accordance with the internal laws of the Commonwealth of Virginia, without regard to the principles of conflicts of law thereof.

         IN WITNESS THEREOF, Assignor has caused this Instrument of Assignment to be duly executed and delivered as of this 17th day of December, 1996.


                                       By:  /s/ Kenneth A. Brown

                                          --------------------------------
                                          Name:  Kenneth A. Brown

Accepted:

ABS COMMUNICATIONS, L.L.C.



By: /s/ Kenneth A. Brown
   ------------------------------------
   Name: Kenneth A. Brown
   Title:  Manager

===============================================================================










                          PURCHASE AND SALE AGREEMENT

                         DATED AS OF DECEMBER 17, 1996

                                     AMONG

                               KENNETH A. BROWN,

                        ABS COMMUNICATIONS INCORPORATED,

                                   EBF INC.,

                                 EBF PARTNERS,

                                      AND

                           ABS COMMUNICATIONS, L.L.C.










===============================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I      DEFINITIONS................................................  2
   SECTION 1.1     Definitions............................................  2

ARTICLE II     SIMULTANEOUS CONTRIBUTION;
               PURCHASE AND SALE..........................................  8
   SECTION 2.1     Simultaneous Contribution..............................  8
   SECTION 2.2     Purchase and Sale of Partnership
                   Interests..............................................  8

ARTICLE III    PURCHASE PRICE; ADJUSTMENT;
               TRANSFER TAXES.............................................  9
   SECTION 3.1     Purchase Price.........................................  9
   SECTION 3.2     Payment; Delivery......................................  9
   SECTION 3.4     Payment of Taxes and Other Charges..................... 11
   SECTION 3.5     Sellers' Representative................................ 11

ARTICLE IV     CLOSING.................................................... 12
   SECTION 4.1     The Closing............................................ 12
   SECTION 4.2     Place of Closing....................................... 12

ARTICLE V      GOVERNMENTAL CONSENTS...................................... 12
   SECTION 5.1     FCC Consents........................................... 12
   SECTION 5.2     FCC Applications....................................... 13
   SECTION 5.3     HSR Applications....................................... 13

ARTICLE VI     REPRESENTATIONS AND WARRANTIES
               OF BUYER................................................... 14
   SECTION 6.1     Organization and Standing.............................. 14
   SECTION 6.2     Authorization and Binding
                   Obligation............................................. 14
   SECTION 6.3     Absence of Conflicting Agreements
                   or Required Consents................................... 14
   SECTION 6.4     Litigation............................................. 15
   SECTION 6.5     FCC Qualifications..................................... 15

ARTICLE VII    REPRESENTATIONS AND WARRANTIES
               OF EBF SELLERS............................................. 15
   SECTION 7.1     Organization and Standing.............................. 15
   SECTION 7.2     Authorization and Binding
                   Obligation............................................. 16
   SECTION 7.3     Title to Partnership Interest.......................... 16
   SECTION 7.4     Absence of Conflicting Agreements
                   or Required Consents................................... 16
   SECTION 7.5     Litigation............................................. 17

                                                                          Page
                                                                          ----

ARTICLE VIII   REPRESENTATIONS AND WARRANTIES
               OF KAB/ABS SELLERS......................................... 17
   SECTION 8.1     Organization and Standing.............................. 17
   SECTION 8.2     Authorization and Binding
                   Obligation............................................. 17
   SECTION 8.3     Title to Partnership Interest.......................... 18
   SECTION 8.4     Absence of Conflicting Agreements
                   or Required Consents................................... 18
   SECTION 8.5     Litigation............................................. 18

ARTICLE IX     REPRESENTATIONS AND WARRANTIES
               OF SELLERS................................................. 19
   SECTION 9.1     Organization and Standing.............................. 19
   SECTION 9.2     Capitalization of the Partnerships..................... 19
   SECTION 9.3     Title to Assets; Encumbrances.......................... 20
   SECTION 9.4     Government Authorizations.............................. 20
   SECTION 9.5     Compliance with FCC Regulations........................ 21
   SECTION 9.6     Taxes.................................................. 21
   SECTION 9.7     Real Property.......................................... 22
   SECTION 9.8     Contracts.............................................. 22
   SECTION 9.9     Status of Contracts.................................... 23
   SECTION 9.10    Environmental Matters.................................. 23
   SECTION 9.11    Copyrights, Trademarks and Similar
                   Rights................................................. 23
   SECTION 9.12    Financial Statements................................... 24
   SECTION 9.13    Personnel Information.................................. 25
   SECTION 9.14    Litigation............................................. 25
   SECTION 9.15    Compliance With Laws................................... 26
   SECTION 9.16    Employee Benefit Plans................................. 26
   SECTION 9.17    Accuracy of Information................................ 27

ARTICLE X      COVENANTS OF BUYER......................................... 27
   SECTION 10.1    Notification........................................... 27
   SECTION 10.2    No Inconsistent Action................................. 27
   SECTION 10.3    Buyer's Post-Closing Covenant.......................... 27

ARTICLE XI     COVENANTS OF SELLERS....................................... 28
   SECTION 11.1    Sellers' Pre-Closing Covenants......................... 28
   SECTION 11.2    Notification........................................... 30
   SECTION 11.3    No Inconsistent Action................................. 31
   SECTION 11.4    Environmental Studies.................................. 31

ARTICLE XII    JOINT COVENANTS............................................ 31
   SECTION 12.1    Conditions............................................. 32
   SECTION 12.2    Confidentiality........................................ 32
   SECTION 12.3    Cooperation............................................ 32
   SECTION 12.4    Employee Matters....................................... 32

                                                                          Page
                                                                          ----

   SECTION 12.5    Update................................................. 33

ARTICLE XIII   CONDITIONS OF CLOSING BY BUYER............................. 33
   SECTION 13.1    Representations, Warranties and
                   Covenants.............................................. 33
   SECTION 13.2    Governmental Consents.................................. 34
   SECTION 13.3    Governmental Authorizations............................ 34
   SECTION 13.4    Adverse Proceedings.................................... 35
   SECTION 13.5    Legal Opinion.......................................... 35
   SECTION 13.6    FCC Legal Opinion...................................... 35
   SECTION 13.7    Third-Party Consents................................... 35
   SECTION 13.8    Encumbrances; Financing Statements..................... 35
   SECTION 13.9    Bank Loan.............................................. 35

ARTICLE XIV    CONDITIONS OF CLOSING BY
               SELLERS.................................................... 36
   SECTION 14.1    Representations, Warranties and
                   Covenants.............................................. 36
   SECTION 14.2    Governmental Consents.................................. 37
   SECTION 14.3    Adverse Proceedings.................................... 37
   SECTION 14.4    Legal Opinion.......................................... 37
   SECTION 14.5    Bank Loan.............................................. 37

ARTICLE XV     [INTENTIONALLY OMITTED].................................... 38

ARTICLE XVI    COMMISSIONS OR FINDER'S FEE................................ 38
   SECTION 16.1    Buyer's Representation and
                   Agreement to Indemnify................................. 38
   SECTION 16.2    Sellers' Representation and
                   Agreement to Indemnify................................. 38

ARTICLE XVII   DOCUMENTS TO BE DELIVERED AT
               CLOSING.................................................... 39
   SECTION 17.1    Sellers' Documents..................................... 39
   SECTION 17.2    Buyer's Documents...................................... 40

ARTICLE XVIII  TERMINATION RIGHTS......................................... 40
   SECTION 18.1    Termination............................................ 40
   SECTION 18.2    Liability.............................................. 41

ARTICLE XIX    OTHER PROVISIONS........................................... 41
   SECTION 19.1    Risk of Loss........................................... 41
   SECTION 19.2    Further Assurances..................................... 42
   SECTION 19.3    Waiver................................................. 42
   SECTION 19.4    Severability........................................... 42
   SECTION 19.5    Benefit and Assignment................................. 43
   SECTION 19.6    Entire Agreement....................................... 43

                                                                          Page
                                                                          ----
   SECTION 19.7    Headings............................................... 43
   SECTION 19.8    Governing Law.......................................... 43
   SECTION 19.9    Notices................................................ 43
   SECTION 19.10   Financial Statements................................... 44
   SECTION 19.11   Counterparts........................................... 44

                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT is made and entered into as of the 17th day of December, 1996, by and among KENNETH A. BROWN ("KAB"), ABS COMMUNICATIONS INCORPORATED, a Virginia corporation ("ABS"), EBF INC., a Delaware corporation ("EBFI"), EBF PARTNERS, a New York partnership ("EBFP" and, together with KAB, ABS and EBFI, "Sellers"), and ABS COMMUNICATIONS, L.L.C., a Virginia limited liability company ("Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, ABS Richmond Partners, L.P., a Virginia limited partnership ("RICH-I"), owns and operates radio station WKHK-FM in Colonial Heights, Virginia ("WKHK") and ABS Richmond Partners II, L.P., a Virginia limited partnership ("RICH-II" and, together with RICH-I, the "Partnerships"), owns and operates radio station WVGO-FM in Crewe, Virginia ("WVGO" and, together with WKHK, the "Stations"), each pursuant to licenses issued by the Federal Communications Commission (together with any successor agency or body, the "FCC"); and

         WHEREAS, ABS is the owner of a 0.5% general partnership interest in RICH-I and a 0.5% general partnership interest in RICH-II (collectively, the "ABS Partnership Interests"); and

         WHEREAS, EBFI is the owner of a 0.5% general partnership interest in RICH-I and a 0.5% general partnership interest in RICH-II (collectively, the "EBFI Partnership Interests"); and

         WHEREAS, EBFP is the owner of a 74.5% limited partnership interest in RICH-I and a 74.5% limited partnership interest in RICH-II (collectively, the "EBFP Partnership Interests" and together with the EBFI Partnership Interests, the "EBF Partnership Interests"); and

                                                                           Page
                                                                           ----

         WHEREAS, simultaneously with the execution of this Agreement, KAB has contributed to Buyer, and Buyer has accepted from KAB, such portions of KAB's limited partnership interests in the Partnerships representing in the aggregate $1,700,000 in equity and $5,100,000 in gross value (the "Contributed Interests"; to the extent KAB has remaining any limited partnership interests in the Partnerships after giving effect to the contribution of the Contributed Interests such remaining interests shall be referred to as the "KAB Sold Interests") in exchange for an increase in KAB's capital interest in Buyer, pursuant to, and upon the terms and subject to the conditions set forth in, the KAB Contribution Agreement, dated of even date herewith by and between KAB and Buyer (the "KAB Contribution Agreement"); and

         WHEREAS, each of KAB and ABS desires to sell, and Buyer desires to purchase, the KAB Sold Interests and the ABS Partnership Interests, respectively, (collectively, the "KAB/ABS Sold Interests"), upon the terms and conditions as contained herein; and

         WHEREAS, EBFI and EBFP (the "EBF Sellers") desire to sell, and Buyer desires to purchase, the EBF Partnership Interests (the "EBF Sold Interests" and, together with the KAB/ABS Sold Interests, the "Partnership Interests"), upon such terms and conditions as contained herein; and

         WHEREAS, upon the acquisition of the Partnership Interests by Buyer, the Partnerships will dissolve, terminate and liquidate into Buyer;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions contained herein, and intending to be fully bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         SECTION 1.1 Definitions. When used in this Agreement, the following words or phrases shall have the following meanings:

                                                                           Page
                                                                           ----

         "ABS" shall have the meaning assigned to such term in the first paragraph of this Agreement.

         "ABS Partnership Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Agreement" shall mean this Purchase and Sale Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Arbiter" shall have the meaning assigned to such term in Section 3.3(a) of this Agreement.

         "Base Purchase Price" shall mean Twenty One Million and Three Hundred Thousand Dollars ($21,300,000); provided, Buyer shall have borrowed Three Million Nine Hundred Thousand Dollars ($3,900,000) of debt recourse to KAB as of the Closing Date.

         "Buyer" shall have the meaning assigned to such term in the first paragraph of this Agreement.

         "Closing" shall have the meaning assigned to such term in Section 4.1 of this Agreement.

         "Closing Date" shall have the meaning assigned to such term in Section
4.1 of this Agreement.

         "Closing Date Current Assets" shall mean current assets of the Partnerships as of the Closing Date determined in accordance with GAAP.

         "Closing Date Current Liabilities" shall mean current liabilities of the Partnerships as of the Closing Date determined in accordance with GAAP.

         "Closing Date Liabilities" shall mean all liabilities, other than Estimated Closing Date Current Liabilities, of the Partnerships as of the Closing Date determined in accordance with GAAP and certified in writing by Sellers and delivered to Buyer not less than five (5) business days before the Closing Date.

                                                                           Page
                                                                           ----

         "Closing Statement" shall have the meaning assigned to such term in
Section 3.3(a) of this Agreement.

         "Communications Act" shall mean the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

         "Contracts" shall mean all contracts, agreements, or binding commitments or arrangements, written or oral, to which (i) either Partnership is a party or by which any of the Partnership Assets may be bound or (ii) any Seller is a party and in which such contract, agreement or arrangement relates to the Partnership Assets.

         "Contributed Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Contribution Agreement" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Disclosure Schedule" shall mean the separate Disclosure Schedule attached to this Agreement regarding certain representations and warranties made by Sellers or Buyer, as the case may be, as further described in Articles 6, 7, 8 and 9 of this Agreement.

         "Distributions" shall mean (i) the declaration or payment of any dividend or distribution or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of the Partnerships' partnership interests, (ii) any payment on account of the purchase, redemption, defeasance or other retirement of the Partnerships' partnership interests, or (iii) any payment, loan, contribution or other transfers of funds or other property to any partner of the Partnerships or any affiliate of such partner.

         "EBF Partnership Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "EBF Sellers" shall have the meaning assigned to such term in the recitals to this Agreement.

                                                                           Page
                                                                           ----

         "EBF Sold Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "EBFI" shall have the meaning assigned to such term in the first paragraph of this Agreement.

         "EBFI Partnership Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "EBFP" shall have the meaning assigned to such term in the first paragraph of this Agreement.

         "EBFP Partnership Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Estimated Adjustment Amount" shall have the meaning assigned to such term in Section 3.3(b) of this Agreement.

         "Estimated Closing Date Current Assets" shall mean the bona fide estimate of the Closing Date Current Assets as of ten (10) days before the Closing Date, as certified in writing by Sellers and delivered to Buyer not less than five (5) business days before the Closing Date.

         "Estimated Closing Date Current Liabilities" shall mean the bona fide estimate of the Closing Date Current Liabilities as of ten (10) days before the Closing Date, as certified in writing by Sellers and delivered to Buyer not less than five (5) business days before the Closing Date.

         "FCC" shall have the meaning assigned to such term in the recitals to this Agreement.

         "FCC Applications" shall have the meaning assigned to such term in
Section 5.2 of this Agreement.

         "FCC Consents" shall have the meaning assigned to such term in Section
5.1 of this Agreement.

                                                                           Page
                                                                           ----

         "FCC Licenses" shall mean the main transmitter licenses for the Stations together with each of the other consents, rights, licenses, permits and authorizations issued or granted by the FCC for the operation of or used in connection with the ownership or operation of the Stations, together with any renewals or extensions thereof.

         "Final Adjustment Amount" shall have the meaning assigned to such term in Section 3.3(b) of this Agreement.

         "Final Order" shall have the meaning assigned to such term in Section
4.1 of this Agreement.

         "Financial Statements" shall have the meaning assigned to such term in
Section 9.12 of this Agreement.

         "GAAP" shall mean United States generally accepted accounting principals as in effect on the date of this Agreement.

         "Governmental Authority" shall mean a federal, state or local court, legislature, governmental agency, commission or regulatory or administrative authority or instrumentality.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "HSR Applications" shall have the meaning assigned to such term in
Section 5.3 of this Agreement.

         "KAB" shall have the meaning assigned to such term in the first paragraph of this Agreement.

         "KAB Partnership Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "KAB/ABS Sellers" shall have the meaning assigned to such term in the recitals to this Agreement.

         "KAB/ABS Sold Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

                                                                           Page
                                                                           ----

         "Law" shall mean applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

         "Lien" shall mean any security agreement or financing statement filed with an appropriate Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for security purposes, any lien, mortgage, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses) of any kind, which (i) creates or confers an interest in property to secure payment or performance of a liability, obligation or claim, or which retains or reserves such an interest for such purpose; (ii) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of, or otherwise results or may result in any Person acquiring, any property or interest therein; (iii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any property; or
(iv) otherwise constitutes an interest in or claim against property whether or not arising pursuant to any Law, FCC License or Contract.

         "Master Agreement" shall mean that certain Master Richmond Station Group Agreement dated of even date herewith entered into by and among Sellers, Buyer, SFX, J. Edwin Conrad and the Partnerships.

         "Partnership Assets" shall mean all assets, properties, rights, titles and privileges of the Partnerships of every kind, character and description, whether tangible, intangible, real, personal or mixed, of whatever description and wherever located, used in connection with the operation of the Stations including, without limitation, all additions, accessions, and substitutions made prior to the Closing as permitted pursuant to the terms of this Agreement. For the avoidance of doubt, the parties agree (i) that WKHK Station Tower is not included in this definition of Partnership Assets, and (ii) as contemplated in Schedule A hereto.

                                                                           Page
                                                                           ----

         "Partnership Interests" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Partnerships" shall have the meaning assigned to such term in the recitals to this Agreement.

         "PCBs" shall have the meaning assigned to such term in Section 7.13 of this Agreement.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization or other legal entity.

         "Purchase Price" shall have the meaning assigned to such term in
Section 3.1 of this Agreement.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as amended.

         "Real Estate Contracts" shall have the meaning assigned to such term in Section 7.10(a) of this Agreement.

         "Representative" shall have the meaning assigned to such term in
Section 3.5 of this Agreement.

         "RICH LMA" shall mean a Local Marketing Agreement which may be entered into between Buyer and the Partnerships with respect to the Stations.

         "RICH-I" shall have the meaning assigned to such term in the recitals to this Agreement.

         "RICH-II" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Sellers" shall mean collectively, the EBF Sellers and the KAB/ABS Sellers.

         "SFX" shall mean SFX Broadcasting, Inc., a Delaware corporation.

         "SFX Contribution Agreement" shall mean the SFX Contribution Agreement entered into by and between SFX and Buyer.

                                                                           Page
                                                                           ----

         "SFX Convertible Note Agreement" shall mean the Convertible Note Agreement entered into by and between SFX and Buyer.

         "Stations" shall have the meaning assigned to such term in the recitals to this Agreement.

         "Transfer Taxes" shall have the meaning assigned to such term in
Section 3.4 of this Agreement.

         "UCC" shall mean the Uniform Commercial Code.

         "WKHK" shall have the meaning assigned to such term in the recitals to this Agreement.

         "WVGO" shall have the meaning assigned to such term in the recitals to this Agreement.


                                   ARTICLE II

                  SIMULTANEOUS CONTRIBUTION; PURCHASE AND SALE
                  --------------------------------------------

         SECTION 2.1 Simultaneous Contribution. Simultaneously with the execution of this Agreement, KAB has contributed to Buyer, and Buyer has accepted from KAB, the Contributed Interests, free and clear of any and all Liens, in exchange for an increase in KAB's capital interest in Buyer of $1,700,000.

         SECTION 2.2 Purchase and Sale of Partnership Interests. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date,
(i) the EBF Sellers shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from the EBF Sellers, the EBF Sold Interests, free and clear of any and all Liens and (ii) KAB/ABS Sellers shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from the KAB/ABS Sellers, the KAB/ABS Sold Interests, free and clear of any and all Liens. For purposes of this Agreement, any Liens on the Partnership Assets shall not be deemed to constitute Liens on the Partnership Interests.


                                  ARTICLE III

                                                                           Page
                                                                           ----

                   PURCHASE PRICE; ADJUSTMENT; TRANSFER TAXES
                   ------------------------------------------

         SECTION 3.1 Purchase Price. The consideration for the purchase of the Partnership Interests shall be the aggregate sum of the following, as adjusted pursuant to the provisions of Section 3.3 hereof (the "Purchase Price"):

                                (a)
      the Base Purchase Price; plus

                                (b)
      the Estimated Closing Date Current Assets; minus

                                (c)
      the Estimated Closing Date Current Liabilities; minus

                                (d) the Closing Date Liabilities.

Sellers agree that each Seller's allocable portion of the Purchase Price shall be indicated on Schedule 3.1. Sellers and Buyer agree that the fair market value of any asset of the Partnerships that would otherwise be described in
Section 751(a) of the Internal Revenue Code of 1986, as amended (the "Code") shall equal its adjusted tax basis as of the Closing Date. The parties will file all documents and returns consistent with this agreement including, but not limited to, pursuant to Section 743(b) and Section 1060 of the Code.

         SECTION 3.2 Payment; Delivery. Buyer shall pay to each Seller such Seller's allocable portion of the Purchase Price at the Closing by wire transfer in immediately available funds as determined under Section 3.1 and pursuant to Schedule 3.1 to a bank designated in writing by the Representative (as defined below) of such Seller.


         SECTION 3.3 Post-Closing Adjustments.

         (a) Closing Statement. As promptly as practicable, but in any event not later than 90 days after the Closing Date, Buyer shall deliver to Sellers a statement (the "Closing Statement") which sets forth (i) the Closing Date Current Assets and the Closing Date Current Liabilities and (ii) Buyer's calculation of the adjustment to the Purchase Price resulting therefrom. Concurrently with the delivery of the Closing Statement, Buyer shall deliver to

                                                                           Page
                                                                           ----

Sellers copies of work papers which set forth in reasonable detail Buyer's calculations of the various amounts included in such Closing Statement. Buyer shall, and shall cause its independent certified public accountants to, give Sellers access, during regular business hours upon reasonable notice, to the books and records of the Partnerships which relate to or are necessary for the preparation of the Closing Statement for the purpose of reviewing work performed in preparation of, and the amounts set forth in, the Closing Statement. The Closing Statement and the computations of Closing Date Current Assets and the Closing Date Current Liabilities set forth therein shall be conclusive and binding upon the parties unless, within 30 days after the delivery of such Closing Statement, Sellers notify Buyer in writing that Sellers dispute any of the amounts set forth therein. The parties shall in good faith attempt to resolve any dispute, in which event the Closing Statement and the computations of Closing Date Current Assets and Closing Date Current Liabilities, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding upon the parties. If the parties do not reach agreement resolving the dispute within 10 days after notice pursuant to the second preceding sentence, the parties shall submit the dispute for resolution to the Washington D.C. office of Deloitte & Touche LLP (the "Arbiter"). Promptly, but in no event later than 20 days after the appointment of the Arbiter, the Arbiter shall determine, based on presentations by the parties and such additional procedures as the Arbiter deems appropriate, only those issues in dispute and shall render a report as to the dispute and the resulting computations of the Closing Date Current Assets and the Closing Date Current Liabilities, as the case may be, together with amendments to the Closing Statement to the extent necessary to reflect the Arbiter's determinations, which shall be conclusive and binding upon the parties. All references hereinafter to amounts set forth in the Closing Statement shall be references to the amounts which shall have become conclusive and binding on the parties in accordance with this Section 3.3(a). The fees, costs and expenses of the Arbiter shall be allocated between the parties in such manner as the Arbiter in its sole discretion deems appropriate.

         (b) Purchase Price Adjustments. In preparing the Closing Statement, Buyer shall adjust the Purchase Price as follows: If the sum of (i) the Closing Date Current Assets minus the Closing Date Current Liabilities (such sum,

                                                                           Page
                                                                           ----

the "Final Adjustment Amount") exceeds the sum of (ii) the Estimated Closing Date Current Assets minus the Estimated Closing Date Current Liabilities (such sum, the "Estimated Adjustment Amount"), the Purchase Price shall be increased by the amount of such excess. If the Estimated Adjustment Amount exceeds the Final Adjustment Amount, the Purchase Price shall be reduced by the amount of such excess.

         (c) Interest. Any Purchase Price adjustment pursuant to Section 3.3(b) payable by Buyer to Sellers or by Sellers to Buyer, as the case may be, shall bear interest at an annual rate equal to the prime or reference rate from time to time of Citibank, N.A., from and including the Closing Date to but not including the date of payment. An amount equal to any such Purchase Price adjustment (plus interest determined pursuant to the preceding sentence) shall be paid by Sellers or Buyer, as the case may be, by wire transfer of immediately available funds to Buyer or Sellers, as the case may be. The Final Adjustment Amount, including interest thereon, shall be made on the third business day following (i) the 30th day after delivery by Buyer to Sellers of the Closing Statement if there shall have been no disputes between the parties with respect thereto, or (ii) the date mutual agreement is reached as to any Purchase Price adjustment, in the event of a dispute that is settled by the parties without resort to the Arbiter, or (iii) the receipt of the report of the Arbiter in the event of a dispute that is settled by the Arbiter, as applicable.

         SECTION 3.4 Payment of Taxes and Other Charges. Sellers shall pay, at the Closing or, if due thereafter, promptly when due, all gross receipts taxes, gains taxes (including, without limitation, real property gains tax or other similar taxes), transfer taxes, sales taxes, stamp taxes, and any other taxes (collectively, "Transfer Taxes") payable in connection with the transfer of the Partnership Interests. Subject to Buyer's right of reasonable review and comment before filing, Sellers shall prepare and file any tax returns with respect to such Transfer Taxes.

         SECTION 3.5 Sellers' Representative. To facilitate the consummation of the transactions contemplated by this Agreement before, at and after the Closing, the Sellers hereby irrevocably consent to the appointment of, and do hereby appoint and empower, Coleman Wortham, III and KAB as the sole and exclusive representative (each a

                                                                           Page
                                                                           ----

"Representative") of the EBF Sellers and the KAB/ABS Sellers, respectively, to make all decisions and determinations on behalf of such Seller that such Representative may deem necessary or appropriate to accomplish the intent of this Agreement. Without limiting the generality of the foregoing, each Representative shall have the power to agree and determine on behalf of its respective Seller, with Buyer, as to the amount of any adjustments to the Purchase Price, or otherwise. All decisions of the Representatives shall be final and binding on their respective Sellers.


                                   ARTICLE IV

                                    CLOSING
                                    -------

         SECTION 4.1 The Closing. Except as otherwise mutually agreed upon by Sellers and Buyer, the consummation of the transactions contemplated herein (the "Closing") shall occur within ten (10) days after the satisfaction or waiver of each condition to Closing contained herein (such date of the closing, the "Closing Date") (excluding conditions that by their terms cannot be satisfied until the Closing Date). For purposes of this Agreement, the FCC Consents shall be deemed to be a "Final Order" when (i) they have not been vacated, reversed, stayed, set aside, annulled or suspended; (ii) they are not the subject of any pending timely appeal, request for stay or petition or motion for rehearing, reconsideration or review by any party or by the FCC on its own motion; and (iii) they are actions by the FCC as to which the time for filing any such appeal, request, petition or similar document or the normal time for the reconsideration or review by the FCC on its own motion under the Communications Act and the rules and regulations of the FCC has expired.

         SECTION 4.2 Place of Closing. The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, commencing at 9:00 a.m. local time or at such other place as the parties shall mutually agree.

                                                                           Page
                                                                           ----

                                   ARTICLE V

                             GOVERNMENTAL CONSENTS
                             ---------------------

         SECTION 5.1 FCC Consents. It is specifically understood and agreed by Buyer and Sellers that the Closing and the assignment of the Partnership Interests is expressly conditioned on and is subject to the prior consent and approval of the FCC and any conditions imposed in such approval, which conditions are not deemed, in Buyer's reasonable judgment subject to Schedule 5.1, materially adverse to Buyer's interest in the Stations (the "FCC Consents").

         SECTION 5.2 FCC Applications. Sellers and Buyer shall use their reasonable best efforts to file with the FCC the requisite applications for consent to the transfer of control of the Partnerships to Buyer and such other applications for the transactions contemplated hereunder (including any applications in connection with assignments to Buyer of the FCC Licenses) (the "FCC Applications") within ten (10) business days following the date of this Agreement and Buyer shall, to the extent deemed necessary, file temporary waiver requests with such applications for the purposes of coming into compliance with the FCC's local ownership limitations. Buyer shall have the right to make such amendments to the FCC Applications and waiver requests as shall be necessary to reflect changes that may occur in the structure of Buyer, for a period of fifteen
(15) days following the date on which the FCC Applications are accepted for filing by the FCC, provided that Buyer remains qualified to be the assignee of the Stations and provided that any such changes do not materially adversely impact such waiver requests. Thereafter, Sellers and Buyer shall prosecute the FCC Applications with reasonable best efforts to obtain the grant of the FCC Applications as expeditiously as practicable (but neither Sellers nor Buyer shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon Sellers or Buyer or upon any affiliated entity). If the FCC Consents impose any condition on any party hereto, such party shall use its reasonable best efforts to comply with such condition; provided, however, that no party hereto shall be required hereunder to comply with any condition that would have a material adverse effect upon it or any affiliated entity.

                                                                Page
                                                                ----

The parties hereto acknowledge that, in the event the FCC Consents impose conditions precedent to the effectiveness of the FCC Consents, the parties hereto shall not effectuate the Closing without first having satisfied such conditions precedent. If reconsideration or judicial review is sought with respect to the FCC Consents, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Article 18 hereof.

        SECTION 5.3 HSR Applications. Sellers and Buyer shall use their reasonable best efforts to file any notification and report form required under the HSR Act with respect to the transactions contemplated by this Agreement (the "HSR Applications") within ten (10) business days following the date of this Agreement.

                                ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby makes the following representations and warranties to Sellers, each of which is true and correct on the date hereof, shall remain true and correct through and including the Closing Date, shall be unaffected by any notice to Sellers other than in the Disclosure Schedule and shall survive the Closing to the extent provided in the Master Agreement. Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the appropriate section of the Disclosure Schedule.

        SECTION 6.1 Organization and Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and, as of the Closing Date, Buyer shall be duly qualified to do business and be in good standing in the Commonwealth of Virginia. As of the date hereof, KAB and ABS own 99% and 1%, respectively, of the profit interest in Buyer.

        SECTION 6.2 Authorization and Binding Obligation. Subject to obtaining the FCC Consents, Buyer has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated



                               -xviii-

                                                                     Page
                                                                     ----

hereby, and Buyer's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Buyer and this Agreement constitutes, and the other agreements to be executed in connection herewith will constitute, the valid and binding obligation of Buyer, enforceable in accordance with their terms, except as limited by laws affecting creditors' rights or equitable principles generally.

        SECTION 6.3 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article V hereof with respect to governmental consents, the execution, delivery and performance of this Agreement by
Buyer: (a) does not require the consent of any third party; (b) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Buyer is a party; and (c) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which Buyer is now subject.

        SECTION 6.4 Litigation. There is no litigation, administrative, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against Buyer that would adversely affect Buyer's ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

        SECTION 6.5 FCC Qualifications. Buyer knows of no facts that, under the Communications Act or the existing rules and regulations of the FCC, would disqualify Buyer as an assignee of the Stations.

                                ARTICLE VII

              REPRESENTATIONS AND WARRANTIES OF EBF SELLERS
              ---------------------------------------------

        The EBF Sellers hereby jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall

                                                                   Page
                                                                  ------

remain true and correct to and including the Closing Date, shall be unaffected by any notice to Buyer other than in the Disclosure Schedule and shall survive the Closing to the extent provided in the Master Agreement. Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the appropriate section of the Disclosure Schedule.

        SECTION 7.1 Organization and Standing.

        (a) EBFI is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business in the Commonwealth of Virginia, and has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        (b) EBFP is a partnership duly organized and validly existing and in good standing under the laws of New York, and has the requisite partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         SECTION 7.2 Authorization and Binding Obligation. Subject to obtaining the FCC Consents, each EBF Seller has the corporate or partnership power and authority, as applicable, to enter into and perform this Agreement and the transactions contemplated hereby; such EBF Seller's execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate or partnership action, as applicable, on its part. This Agreement has been duly executed and delivered by each EBF Seller and this Agreement and the agreements to be executed by such EBF Seller in connection herewith will constitute the valid and binding obligation of such EBF Seller enforceable in accordance with their terms, except as limited by laws affecting the enforcement of creditor's rights or equitable principles generally.

         SECTION 7.3 Title to Partnership Interest. Section 7.3 of the Disclosure Schedule correctly and completely sets forth the percentage Partnership Interest in the Partnerships owned by each EBF Seller as of the date hereof. The Partnership Interest owned by each such EBF Seller is free and clear of all Liens. There are no agreements or commitments to which any EBF Seller is a party

                                                                           Page
                                                                           ----

obligating such EBF Seller to deliver or sell, or cause to be delivered or sold, the Partnership Interest owned by such EBF Seller or granting or obligating such EBF Seller to grant, extend, or enter into any option, right of first refusal, or other similar agreement or commitment with respect to the Partnership Interest owned by such EBF Seller.

         SECTION 7.4 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article V hereof with respect to governmental consents and as set forth in Section 7.4 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by each EBF Seller: (i) does not require the consent of any third party; (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which such EBF Seller is a party or by which it or the Partnership Assets are bound; (iii) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, license or permit to which such EBF Seller or the Partnership Assets are now subject; and (iv) will not result in the creation of any Lien, charge or encumbrance on any of the Partnership Assets.

         SECTION 7.5 Litigation. There is no litigation, administrative, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against either EBF Seller that would reasonably be expected to materially adversely affect such EBF Seller's ability to perform its obligations pursuant to this Agreement or the agreements to be executed by such EBF Seller in connection herewith.


                                  ARTICLE VIII

               REPRESENTATIONS AND WARRANTIES OF KAB/ABS SELLERS
               -------------------------------------------------

         The KAB/ABS Sellers hereby jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any notice to Buyer

                                                                           Page
                                                                           ----

other than in the Disclosure Schedule and shall survive the Closing to the extent provided in the Master Agreement. Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the appropriate section of the Disclosure Schedule.

         SECTION 8.1 Organization and Standing. ABS is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business in the Commonwealth of Virginia, and has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         SECTION 8.2 Authorization and Binding Obligation. Subject to obtaining the FCC Consents, each KAB/ABS Seller has the corporate or individual power and authority, as applicable, to enter into and perform this Agreement and the transactions contemplated hereby; such KAB/ABS Seller's execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by each KAB/ABS Seller and this Agreement and the agreements to be executed in connection herewith will constitute the valid and binding obligation of each such KAB/ABS Seller enforceable in accordance with their terms, except as limited by laws affecting the enforcement of creditor's rights or equitable principles generally.

         SECTION 8.3 Title to Partnership Interest. Section 8.3 of the Disclosure Schedule correctly and completely sets forth the percentage Partnership Interest in the Partnerships owned by each KAB/ABS Seller as of the date hereof. The Partnership Interest owned by each such KAB/ABS Seller is free and clear of all Liens. There are no agreements or commitments to which any KAB/ABS Seller is a party obligating such KAB/ABS Seller to deliver or sell, or cause to be delivered or sold, the Partnership Interest owned by such KAB/ABS Seller or granting or obligating such KAB/ABS Seller to grant, extend, or enter into any option, right of first refusal, or other similar agreement or commitment with respect to the Partnership Interest owned by such KAB/ABS Seller.

         SECTION 8.4 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article V

                                                                           Page
                                                                           ----

hereof with respect to governmental consents and as set forth in Section 8.4 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by each KAB/ABS Seller: (i) does not require the consent of any third party; (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which such KAB/ABS Seller is a party or by which it or the Partnership Assets are bound;
(iii) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, license or permit to which such KAB/ABS Seller or the Partnership Assets are now subject; and (iv) will not result in the creation of any Lien, charge or encumbrance on any of the Partnership Assets.

         SECTION 8.5 Litigation. There is no litigation, administrative, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against either KAB/ABS Seller that would reasonably be expected to materially adversely affect such KAB/ABS Seller's ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.


                                   ARTICLE IX

                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

         Sellers hereby jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any notice to Buyer other than in the Disclosure Schedule and shall survive the Closing to the extent provided in the Master Agreement. Such representations and warranties are subject to, and qualified by, any fact or facts disclosed in the appropriate section of the Disclosure Schedule.

         SECTION 9.1 Organization and Standing. Each Partnership is a partnership duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia, and has the requisite partnership

                                    -xxiii-

                                                                           Page
                                                                           ----

power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Partnership is duly qualified as a foreign partnership to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect on the business, operations or prospects of such Partnership. True and complete copies of all such certificates and other documents (including, without limitation, the partnership agreements of the Partnerships and all amendments thereto) relating to the organization and qualification of the Partnerships, as amended to date, have been furnished to Buyer. Copies of any amendment thereto prior to the Closing Date will be furnished to Buyer promptly upon the effectiveness of any such amendment.

         SECTION 9.2 Capitalization of the Partnerships. Section 9.2 of the Disclosure Schedule correctly and completely sets forth the Partnership Interests in the Partnerships and the record owner of all such Partnership Interests. There are no agreements or commitments to which either Partnership is a party of any character relating to any Partnership Interest, including, without limitation, any agreement or commitment obligating such Partnership to issue, deliver or sell, or cause to be issued, delivered or sold, any Partnership Interest or granting or obligating such Partnership to grant, extend, or enter into any option, right of first refusal or other similar agreement or commitment with respect to any Partnership Interest except as among the Sellers which have been and are hereby waived.

         SECTION 9.3 Title to Assets; Encumbrances.

         (a) Except as set forth in Section 9.3 of the Disclosure Schedule, the Partnerships have good, valid and marketable title to, or other legal right to use, all the Partnership Assets, free and clear of any Lien. The Partnership Assets constitute all the assets which are currently used or are necessary to conduct the business and operations of the Stations in all respects as currently conducted, except for the WKHK Tower.

         (b) To the best knowledge of each of the Sellers, the Partnership Assets are in good working condition (normal wear and tear excepted) and are adequate

                                                                           Page
                                                                           ----

and suitable for the purposes for which they are currently used. To the best knowledge of each of the Sellers, the technical equipment constituting Partnership Assets has been maintained in accordance with industry practice and is in good operating condition and complies in all material respects with all applicable rules and regulations of the FCC and the terms of the FCC Licenses.

         SECTION 9.4 Government Authorizations.

         (a) Section 9.4 of the Disclosure Schedule contains a true and complete list of the FCC Licenses and other material licenses, permits or other authorizations from governmental and regulatory authorities which are necessary for the lawful conduct of the business and operations of the Stations in the manner and to the full extent they are presently conducted. The Partnerships are the authorized legal holders of the FCC Licenses and other licenses, permits and authorizations listed in said Section 9.4, none of which is subject to any restrictions or condition which would limit in any respect the full operation of the Stations as now operated.

         (b) Except as set forth in said Section 9.4 of the Disclosure Schedule, there are no applications, complaints or proceedings pending (and as of the Closing, material applications, complaints or proceedings) or, to the best of Sellers' knowledge, threatened as of the date hereof by or before the FCC relating to the business or operations of the Stations other than applications, complaints or proceedings which generally affect the broadcasting industry. Sellers have delivered to Buyer true and complete copies of the FCC Licenses, including any and all amendments and other modifications thereto. Except as set forth in Section 9.4 of the Disclosure Schedule, the FCC Licenses listed in said Section 9.4 are in good standing, are in full force and effect and are unimpaired, and as of the Closing are unimpaired in any material respects, by any act or omission of the Partnerships, Sellers or any of their respective officers, directors or employees; and the operation of the Stations is in accordance with the FCC Licenses. Except as set forth in Section 9.4 of the Disclosure Schedule, no proceedings are pending or, to the knowledge of Sellers, are threatened with respect to the FCC Licenses which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any

                                                                           Page
                                                                           ----

cease and desist order, the imposition of any administrative actions by the FCC with respect to the FCC Licenses which as of the date of this Agreement may have an adverse effect on or which as of the Closing may have a material adverse effect on Buyer's ability to continue to operate the Stations as they are currently operated. Sellers know of no fact that would reasonably preclude the FCC Licenses from being renewed in the ordinary course. All material reports, forms and statements required to be filed by the Partnership and Sellers with the FCC with respect to the Stations since the grant of the last renewal of the FCC Licenses have been filed and are substantially complete and accurate. Sellers know of no facts which, under the Communications Act, or the existing rules and regulations of the FCC, would disqualify any Seller as an assignor of the Partnership Interests.

         SECTION 9.5 Compliance with FCC Regulations. The operation of the Stations is and all of the Partnership Assets are in compliance in all material respects with (i) all applicable engineering standards required to be met under applicable FCC rules and (ii) all other applicable rules, regulations, requirements and policies of the FCC, including, but not limited to, ANSI Radiation Standards C95.1 - 1982 to the extent required to be met under applicable FCC rules and regulations; and there are no existing claims known to Sellers to the contrary.

         SECTION 9.6 Taxes. Except as set forth in Section 9.6 of the Disclosure Schedule, the Partnerships and Sellers have filed all applicable federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law and have paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable. All returns and forms which have been filed have been true and correct in all material respects and no tax or other payment in a material amount other than as shown on such returns and forms are required to be paid and have been paid by the Partnerships or Sellers. There are no present disputes as to taxes of any nature payable by the Partnerships or Sellers which in any event could materially adversely affect any of the Partnership Assets or the operation of the Stations.

         SECTION 9.7 Real Property.

         (a) Section 9.7 to the Disclosure Schedule contains a complete and accurate list of all real property

                                                                           Page
                                                                           ----

constituting Partnership Assets and used primarily or exclusively by the Stations and all Contracts relating to the tower, transmitter, studio site and offices of the Stations (collectively the "Real Estate Contracts") and a summary of the applicable leases.

         (b) The Real Estate Contracts listed in Section 9.7 constitute valid and binding obligations of the applicable Partnership and, to the best of Sellers' knowledge, of all other persons purported to be parties thereto and are in full force and effect as of the date hereof and will on the Closing Date constitute valid and binding obligations of such Partnership and, to the best of Sellers' knowledge, of all other persons purported to be parties thereto and shall be in full force and effect. Neither Partnership is in default (beyond any applicable grace period) under any of such Real Estate Contracts and has not received or given written notice of any default (beyond any applicable grace period) thereunder from or to any of the other parties thereto. Each Seller will use its reasonable best efforts to obtain valid and binding third-party consents from all third parties to the Real Estate Contracts, if required, so as to insure that Buyer will enjoy all of the privileges of the Partnerships thereunder.

         SECTION 9.8 Contracts. Section 9.8 of the Disclosure Schedule lists all Contracts in effect as of the date of this Agreement, except (A) Contracts entered into in the ordinary course of business (i) of less than three (3) months duration and which impose monetary obligations of less than Five Thousand Dollars ($5,000) each or Fifty Thousand Dollars ($50,000) in the aggregate, (ii) for the sale or sponsorship of broadcast time on the Stations for cash, for which no prepayment has been received and with not more than twelve (12) months remaining in their terms, or (iii) Contracts which are currently scheduled to expire prior to Closing Date and (B) time sales agreements which (i) are on the Partnership's standard form, (ii) are terminable by the Partnerships within thirteen (13) weeks or less notice without penalty, and (iii) provide for annual payments of fifty thousands dollars ($50,000) or less.

         SECTION 9.9 Status of Contracts. Except as noted in Section 9.9 of the Disclosure Schedule, Sellers have delivered to SFX true and complete copies of all Contracts listed in Section 9.8 of the Disclosure Schedule,

                                     -xxvii-

                                                                           Page
                                                                           ----

including any and all amendments and other modifications to such Contracts. All Contracts are valid, binding and enforceable by the Partnerships in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. To the best of Sellers' knowledge,
(i) each Partnership has complied in all material respects with all Contracts and is not in default beyond any applicable grace periods under any of the Contracts, and (ii) no other contracting party is in default under any of the Contracts.

         SECTION 9.10 Environmental Matters. Neither the Partnerships nor Sellers in connection with the operation of the Stations have unlawfully disposed of any hazardous waste or hazardous substance including Polychlorinated Byphenyls ("PCBs") in a manner which has caused, or reasonably be expected to cause, Buyer to incur any liability under applicable law in connection therewith; and Sellers warrant that the technical equipment included in the Partnership Assets do not contain any PCBs which are required by law to be removed and if any equipment does contain PCBs, that such equipment is stored and maintained in material compliance with applicable law. The Partnership and Sellers have complied in all material respects with all federal, state and local environmental laws, rules and regulations applicable to the Stations and its operations, including but not limited to the FCC's guidelines regarding RF radiation. To the best of Seller's knowledge, no hazardous waste has been unlawfully disposed of by any other person on the real estate occupied by the Stations or their transmitters. As used herein, the term "hazardous waste" shall mean as defined in the RCRA and in the equivalent state statute under the law of the state in which such real estate is located.

         SECTION 9.11 Copyrights, Trademarks and Similar Rights.

         (a) Section 9.11 of the Disclosure Schedule is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles and other similar intangible property rights and interests applied for, issued to or owned by each of the Partnerships or Sellers or under which such Partnership or Seller is a licensee or franchisee and used in the conduct of the business and operations of the Stations.

                                    -xxviii-

                                                                           Page
                                                                           ----

         (b) All of such rights and interests are issued to or owned by the Partnerships or Sellers, or if licensed or franchised to the Partnerships or Sellers, to the best of Sellers' knowledge, are valid and in good standing and uncontested. Sellers have delivered or made available to Buyer copies of all documents establishing such rights, licenses or other authority. Sellers have received no written notice and has no knowledge of any infringements or unlawful use of such property.

         SECTION 9.12 Financial Statements. Sellers have delivered to Buyer complete audited copies of the statement of income and the balance sheet for the Partnerships and the Stations for the period ending December 31, 1995, December 31, 1994 and an unaudited statement of income and balance sheet for the nine (9) months ending September 30, 1996 (the "Financial Statements"). The audited Financial Statements have been audited by the accounting firm of Cheeley, Burcham et al. and accurately represent and present fairly the financial condition and results of operations of the Partnerships for the periods indicated. The unaudited Financial Statements accurately represent and present fairly the financial condition and results of operations of the Partnerships for the nine (9) months ending September 30, 1996. Between September 30, 1996 and the date hereof, there has been no material adverse change in the business, property, assets or condition (financial or otherwise) of the Partnerships and (except for the transaction contemplated herein) the Partnerships have operated the Stations in all material respects only in the ordinary course of business.

         Except for (i) liabilities as and to the extent reflected or reserved against in the Financial Statements, (ii) liabilities not yet due and payable or obligations to be performed or satisfied after the date hereof under Contracts listed in the Disclosure Schedule, (iii) liabilities incurred between September 30, 1996 and the date hereof in the ordinary and usual course of business (including tax liabilities resulting solely from the normal operations of the Partnerships during such period) and (iv) any other liabilities disclosed in this Agreement or in the Disclosure Schedule, on the date hereof, each Partnership has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, of a nature customarily reflected in financial statements reflecting the accrual basis of accounting.

                                                                           Page
                                                                           ----

         SECTION 9.13 Personnel Information.

         (a) Section 9.13 of the Disclosure Schedule contains a true and complete list of all persons employed by the Partnerships or the Stations, including a description of material compensation arrangements (other than employee benefit plans set forth in Section 9.13 of the Disclosure Schedule) and a list of other terms of any and all agreements affecting such persons. As of the date of this Agreement, Sellers have not received notification that any of the current key employees of the Partnerships or the Stations presently plan to terminate their employment, whether by reason of the transactions contemplated hereby or otherwise and Sellers shall immediately notify Buyer upon receipt of any such notice.

         (b) The Partnerships are not parties to any Contract with any labor organization, nor have the Partnerships agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the Partnerships' employees. Sellers have no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Partnerships. During the past three (3) years, the Partnerships have not experienced any strikes, work stoppages, grievance proceedings, claims of unfair labor practices filed or other significant labor difficulties of any nature.

         (c) Except as disclosed in Section 9.13 of the Disclosure Schedule, the Partnerships, to the best of Sellers' knowledge, have complied in all material respects with all laws relating to the employment of labor, including, without limitation, ERISA and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         SECTION 9.14 Litigation. Except as set forth in Section 9.14 of the Disclosure Schedule, neither the Partnerships nor the Stations are subject to any judgment, award, order, writ, injunction, arbitration decision or decree materially adversely affecting the conduct of the business of the Partnerships, the Stations or the Partnership Assets, and there is no litigation or proceeding

                                                                           Page
                                                                           ----

or, to the best of Sellers' knowledge, investigation pending or threatened against the Partnerships, Sellers or the Stations in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the FCC Licenses), or before any other tribunal duly authorized to resolve disputes, (i) which would reasonably be expected to have any material adverse effect upon the business, property, assets or condition (financial or otherwise) of the Partnerships or the Stations or (ii) which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement, which litigation or proceeding would reasonably be expected to materially adversely affect the consummation of the transactions contemplated by this Agreement.

         SECTION 9.15 Compliance With Laws. Except as set forth in Section 9.15 of the Disclosure Schedule, Sellers have not received any notice asserting any non-compliance (other than notices of non-compliance which are immaterial) by the Partnerships or the Stations in connection with the business or operation of the Partnerships or the Stations with any applicable statute, rule or regulation, federal, state or local. Each of the Partnerships and the Stations are not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other Governmental Authority or any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby. Each of the Partnerships and the Stations are in compliance in all material respects with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Stations, the failure to comply with which would have a material adverse effect on the business, operations or financial condition of the Partnerships or the Stations, and the present use of the Partnership Assets do not violate any of such laws, regulations or orders (other than immaterial violations).

         SECTION 9.16 Employee Benefit Plans. Section 9.16 of the Disclosure Schedule contains a true and complete list as of the date of this Agreement of all employee benefit plans applicable to the employees of the Partnerships and the Stations. Neither the Partnerships nor any Seller maintains any other employee benefit plan as the term is defined in Section 3 of the Employee Retirement

                                                                           Page
                                                                           ----

Income Security Act of 1984, as amended, applicable to the employees of the Partnerships employed at the Stations.

         SECTION 9.17 Accuracy of Information. No written statements made by Sellers herein and no information provided by Sellers herein or in the documents, instruments or other written communications made or delivered directly by Sellers to Buyer covering the contribution and purchase and sale of the Partnership Interests contain any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading, and there is no fact known to Sellers which relates to any information contained in any such written document, instrument or communications which Sellers have not disclosed to Buyer in writing which materially affects adversely the Stations or the Partnership Assets.


                                   ARTICLE X

                               COVENANTS OF BUYER
                               ------------------

         SECTION 10.1 Notification. Prior to the Closing Date, Buyer shall notify Sellers of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Buyer which challenges the transactions contemplated hereby.

         SECTION 10.2 No Inconsistent Action. Buyer shall not take any other action which is materially inconsistent with its obligations under this Agreement.

         SECTION 10.3 Buyer's Post-Closing Covenant. Buyer, for a period of one
(1) year following the Closing Date, shall make available for audit and inspection by Sellers and its representatives for any reasonable purpose all records, files, documents and correspondence transferred to it hereunder (the "Records"); provided, Buyer shall make available to Sellers all tax Records relating to, and reasonably requested by, Sellers in connection with any tax audit of Sellers even beyond the one (1) year period. Buyer shall at no time dispose of or destroy any Records prior to the one (1) year period (or any such tax Records thereafter) without giving sixty (60) days prior notice to Sellers to permit Sellers, at their own expense, to examine, duplicate or take possession of and title to such records, files, documents and correspondence. All personnel records shall

                                     -xxxii-

                                                                           Page
                                                                           ----

be maintained as confidential if required by any applicable state or federal law.

                                   ARTICLE XI

                              COVENANTS OF SELLERS
                              --------------------

         SECTION 11.1 Sellers' Pre-Closing Covenants. Each Seller jointly and severally covenants and agrees that between the date of this Agreement and the Closing Date, such Seller shall (except (i) as expressly permitted by this Agreement or with the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed) or (ii) as otherwise provided under the RICH LMA) act in accordance with the following:

         (a) Each Seller shall cause the Partnerships to conduct the business and operations of the Stations in the ordinary and prudent course of business (without taking into account the existence of this Agreement) and with the intent of preserving the ongoing operations and assets of the Stations, including, but not limited to, maintaining the independent identity of the Stations, retaining the current format of the Stations and using its reasonable best efforts to retain the services of key employees.

         (b) Each Seller shall cause each of the Partnerships to use its reasonable best efforts to preserve the operation of the Stations intact and to preserve the business of the Stations' customers, suppliers and others having business relations with the Stations and continue to conduct financial operations of the Stations, including its credit and collection policies, in the ordinary course of business with substantially the same effort, and to substantially the same extent and in the same manner, as in the prior conduct of the business of the Stations.

         (c) Each Seller shall cause the Partnerships to operate the Stations in all material respects in accordance with FCC rules and regulations and the FCC Licenses and with all other laws, regulations, rules and orders, and shall not cause or permit by any act, or failure to act, any of the FCC Licenses to expire, be surrendered, adversely modified, or otherwise terminated, or fail to prosecute with reasonable due diligence any pending applications to the FCC.

                                     -xxxiii-

                                                                           Page
                                                                           ----

         (d) [INTENTIONALLY OMITTED].

         (e) Each Seller shall not, other than in the ordinary course of business or after receiving Buyer's prior written approval, (i) sell or dispose of or commit to sell or dispose of any of the Partnership Assets; (ii) grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of the Partnerships; (iii) grant or agree to grant any specific bonus or increase to any executive or management employee of the Partnerships; or (iv) provide for any new pension, retirement or other employment benefits for employees of the Partnerships or any increases in any existing benefits.

         (f) [INTENTIONALLY OMITTED].

         (g) Sellers may cause the Partnerships to enter into or renew any Contract in the ordinary course of business without taking into account the existence of this Agreement.

         (h) Sellers shall give Buyer and Buyer's counsel, accountants, engineers and other representatives, full and reasonable access during normal business hours to all of the Partnerships' personnel, properties, books, Contracts, reports and records including financial information and tax returns with supporting work papers relating to the Partnerships and the Stations, to all real estate buildings and equipment relating to the Partnerships and the Stations, and to the employees of the Partnerships and the Stations in order that Buyer may have full opportunity to make such investigation as it desires of the affairs of the Partnerships and the Stations. Sellers shall to furnish Buyer with information and copies of all documents and agreements including but not limited to financial and operating data and other information concerning the financial condition, results of operations and business of the Partnerships and the Stations, that Buyer may reasonably request in order to complete Buyer's due diligence examination of the Partnerships and the Stations. The rights of Buyer under this Section shall not be exercised in such a manner as to materially interfere with the business of the Partnerships or the Stations.

         (i) The Partnerships shall spend not less than one hundred percent (100%) of the cash promotions,

                                     -xxxiv-

                                                                           Page
                                                                           ----

advertising and research expenditures the Partnerships budgeted for the Stations for the period from the date of this Agreement through the Closing Date.

         (j) Sellers shall use their reasonable best efforts to maintain the employment at the Stations and to renew, in accordance with this Agreement, the existing employment Contracts of the employees listed in Section 9.13 of the Disclosure Schedule. Between the date hereof and for a period of three (3) years from the Closing Date, neither Sellers nor any executive officer of Sellers shall, directly or indirectly, through any agent or otherwise, hire or solicit the employment of any of the employees listed on Section 9.13 of the Disclosure Schedule who are hired by Buyer at or after the Closing or who are subject to non-competition agreements with Buyer (but only to the extent limited by such non-competition agreements), except as agreed to in writing by Buyer and Sellers. Notwithstanding anything to the contrary herein, the covenants and agreements contained in the immediately preceding sentence shall not constitute joint and several covenants and agreements of Sellers, but shall constitute joint and several covenants and agreements (i) by the EBF Sellers with respect to both EBF Sellers and any executive officer of such Sellers and
(ii) by the KAB/ABS Sellers with respect to both KAB/ABS Sellers and any executive officer of such Sellers.

         (k) Sellers shall provide Buyer with revenue pacing reports for the Stations on a weekly basis during the term of this Agreement. Additionally, within twenty-five (25) days of the end of each month, Sellers shall deliver to Buyer an unaudited statement of revenue and expenses of the Stations for the month then ended. The weekly revenue pacing reports and the monthly statements of revenue and expenses shall be certified by the managing general partners of the Partnerships, shall be true and complete in all material respects to the best of Sellers' knowledge and shall fairly and accurately represent in all material respects the results of operation of the Stations for the period covered by such reports and statements. Sellers shall also furnish to Buyer any and all other information at such times as is customarily prepared by Sellers concerning the financial condition of the Stations as Buyer may reasonably request.

                                                                           Page
                                                                           ----

         (l) Sellers shall cooperate with Buyer by providing Buyer with such financial and accounting records as Buyer may reasonably request in connection with the preparation of financial statements of the Partnerships and the Stations.

         (m) The Partnerships shall not, and Sellers shall cause the Partnerships not to, make any Distributions other than Distributions to each partner of the Partnerships for payment of such partner's federal, state and local income tax liability in respect of the net income of the Partnerships.

         SECTION 11.2 Notification. Sellers shall notify Buyer of any material litigation, arbitration or administrative proceeding pending or, to their knowledge, threatened against Sellers which challenges the transactions contemplated hereby.

         SECTION 11.3 No Inconsistent Action. Sellers shall not take any action which is materially inconsistent with its obligations under this Agreement.

         SECTION 11.4 Environmental Studies. Sellers shall cooperate fully and in all respects with the carrying out of Phase I environmental studies of the real property and transmitting equipment used by the Partnerships in connection with the operation of the Stations as contemplated by Section 5(a) of the Master Agreement. In the event that such Phase I environmental studies (the "Environmental Report") disclose a potential environmental liability, whether fixed or contingent, and such liability is reasonably estimated by the Environmental Consultant (as defined below) to cost less than One Hundred Fifty Thousand Dollars ($150,000) to cure, Sellers shall promptly either (i) begin remedial action to cure the condition giving rise to such liability and cure such condition prior to Closing (at a cost to Sellers not to exceed such estimated costs) or (ii) reduce the Purchase Price by such amount, which shall have been estimated no later than 45 days from the date of this Agreement by the environmental consultant who shall be reasonably acceptable to Sellers and who shall have conducted the Phase I environmental studies (the "Environmental Consultant"). However, in the event the Environmental Consultant reasonably estimates within such period that such remedial action is likely to cost in excess of One Hundred Fifty Thousand Dollars ($150,000), Buyer

                                     -xxxvi-

                                                                           Page
                                                                           ----

shall have the right, which right must be exercised within 15 days of receipt of such estimate by delivery of a written notice to Sellers, to (i) terminate this Agreement prior to Closing and no party hereto shall have any liability to the other as a result of such termination or (ii) require that the Purchase Price shall be reduced by $150,000. Notwithstanding any provision contained in this Section 11.5, in the event the findings of the Phase I studies render it impossible for SFX to obtain financing on commercially reasonable terms to effect the transactions contemplated by the Master Agreement, then Buyer shall terminate this Agreement.


                                  ARTICLE XII

                                JOINT COVENANTS
                                ---------------

         Buyer and Sellers covenant and agree that between the date hereof and the Closing Date, they shall act in accordance with the following:

         SECTION 12.1 Conditions. If any event should occur, either within or without the control of any party hereto, which would prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, the parties hereto shall use their reasonable best efforts to cure the event as expeditiously as possible.

         SECTION 12.2 Confidentiality. Buyer and Sellers shall each keep confidential all information obtained by it with respect to the other in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to the other, without retaining a copy thereof, any schedules, documents or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing (i) no party hereto shall be required to keep confidential or return any information which (A) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party; (B) is or becomes publicly known through no fault of the receiving party or

                                     -xxxvii-

                                                                           Page
                                                                           ----

its agents; (C) is required to be disclosed pursuant to an order or request of a judicial or governmental authority (provided the disclosing party is given reasonable prior notice) or pursuant to the requirements of the Communications Act, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; or (D) is independently acquired or developed by such party without violating any of the provision of this Section 12.2, and (ii) KAB, with the prior written consent of SFX, may make public announcements on behalf of Sellers or Buyer if prudent or necessary.

         SECTION 12.3 Cooperation. Buyer and Sellers shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any governmental instrumentality or any third party necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any affiliated entity.

         SECTION 12.4 Employee Matters. Buyer has agreed to hire all of the employees listed on Section 9.13 of the Disclosure Schedule immediately following the Closing. Sellers shall be responsible for all salary and benefits of the employees of the Stations for the period prior to the Closing Date. All employees of the Stations shall cease active participation in all of the Partnerships' employee benefit plans on the Closing Date, in accordance with the terms of such plans.

         SECTION 12.5 Update. Each Seller shall provide Buyer prompt written notice ("Seller Update Notice") of any change in any of the information contained in the representations and warranties made in Articles VII, VIII or IX hereof or any Exhibits or Schedules herein or attached hereto. Buyer shall provide Sellers prompt written notice ("Buyer Update Notice") of any change in any of the information contained in the representations and warranties made in
Article VI or any Buyer Exhibits or Schedules herein or attached hereto. Delivery of (i) the Seller Update Notice to Buyer and (ii) the Buyer Update Notice to Sellers, shall not be deemed to amend, modify or revise any of the representations and warranties made by the Sellers or Buyer herein or any Exhibits or Schedules herein or attached hereto without the prior written consent of Buyer or the Sellers, as applicable.

                                   -xxxviii-

                                                                           Page
                                                                           ----

         SECTION 12.6 FCC Matters. Should any fact relating to any Seller or Buyer which would cause the FCC to deny its consent to the transactions contemplated by this Agreement come to such Seller's or Buyer's attention, as applicable, such Seller or Buyer, as applicable, shall promptly notify Buyer or the Sellers thereof, as applicable, and shall use its reasonable best efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement.


                                  ARTICLE XIII

                         CONDITIONS OF CLOSING BY BUYER
                         ------------------------------

         The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         SECTION 13.1 Representations, Warranties and Covenants.

         (a) Except for the representations and warranties contained in Section
9.10 with respect to any matter which shall have been disclosed in the Environmental Report, all representations and warranties of Sellers made in this Agreement shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except (i) for changes expressly permitted or contemplated by the terms of this Agreement or (ii) to the extent that a representation or a warranty of Sellers made in this Agreement expressly relates to an earlier date.

         (b) All of the terms, covenants and conditions to be complied with and performed by Sellers on or prior to Closing Date shall have been complied with or performed in all material respects.

         (c) Buyer shall have received a certificate, dated as of the Closing Date, executed by a duly authorized officer of ABS and EBFI, by a duly authorized general partner of EBFP and by KAB, to the effect that the representations and warranties of Sellers contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that

                                     -xxxix-

                                                                           Page
                                                                           ----

date, and that each Seller has complied with or performed all terms, covenants and conditions to be complied with or performed by it in all material respects on or prior to the Closing Date.

         SECTION 13.2 Governmental Consents.

         (a) The FCC Consents shall have become a Final Order.

         (b) All consents, notices, approvals and actions required to permit the consummation of the transactions contemplated hereby under the HSR Act shall have been obtained or made.

         (c) The FCC consent authorizing SFX to convert its loan under the SFX Convertible Note Agreement into membership interests in Buyer shall have become a Final Order, or such condition shall have been specifically waived, in writing, by Buyer.

         SECTION 13.3 Governmental Authorizations. The Partnerships shall be the holders of the FCC Licenses, and there shall not have been any modification of any of such FCC Licenses which has a material adverse effect on the Stations or the conduct of their business and operations. No proceeding shall be pending, the effect of which reasonably could be to revoke, cancel, fail to renew, suspend or modify materially and adversely the FCC Licenses.

         SECTION 13.4 Adverse Proceedings. (i) No suit, action, claim or governmental proceeding shall be pending against any party hereto which would reasonably be expected to render the consummation of the transactions contemplated by this Agreement unlawful, and (ii) no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         SECTION 13.5 Legal Opinion. Sellers shall have delivered to Buyer a written opinion of its counsel, dated as of the Closing Date with respect to
(i) due incorporation of ABS and EBFI, due organization and existence of EBFP and the Partnerships and legal capacity of KAB, (ii) due authorization, execution and delivery by Sellers, (iii)

                                     -xl-

                                                                           Page
                                                                           ----

valid and binding obligation and enforceability of this Agreement and each of the other agreements to be executed by each Seller, (iv) no conflicts as to the Partnerships and (v) the sufficiency of this Agreement and the applicable instruments of assignment to validly transfer all of each Seller's Partnership Interests to Buyer, addressed to Buyer in a form reasonably satisfactory to Buyer.

         SECTION 13.6 FCC Legal Opinion. Sellers shall have furnished Buyer a written opinion of Sellers' FCC counsel, dated the Closing Date, addressed to Buyer in a form reasonably satisfactory to Buyer.

         SECTION 13.7 Third-Party Consents. Sellers shall have obtained and shall have delivered to Buyer all third-party consents listed on Section 13.7 of the Disclosure Schedule.

         SECTION 13.8 Encumbrances; Financing Statements. Other than as set forth in Section 9.3 of the Disclosure Schedule, Sellers shall have delivered to Buyer releases, if any, under the UCC of any financing statements filed against any Partnership Assets in the jurisdiction in which the Partnership Assets are and have been located since such Partnership Assets were acquired by Sellers. On the Closing Date, the Partnership Assets shall be free and clear of all Liens other than (i) Liens which relate to Closing Date Current Liabilities and (ii) as set forth in Section 9.3 of the Disclosure Schedule.

         SECTION 13.9 Bank Loan. Simultaneously with the Closing hereunder, (i) Buyer shall have paid in full all principal, interest, fees and any other amounts outstanding (the "Loan Amount") under that certain Credit Agreement dated August 30, 1993 (the "Chase Agreement") by and among Rich-I, Rich-II, ABS Greenville Partners, L.P., ABS Toledo Partners, L.P. and The Chase Manhattan Bank (as successor in interest to Chemical Bank) ("Chase"), as amended through the Closing Date; provided, that in no event shall the Loan Amount exceed the Base Purchase Price and such Loan Amount shall be treated as a Closing Date Liability adjusting the Purchase Price as contemplated under Section 3.1 hereof and (ii) Chase shall have provided the Partnerships with a payoff letter acknowledging that upon receipt of the Loan Amount, (1) the Chase Agreement shall be terminated, and any and all Liens held by Chase securing the Loan Amount shall be released and the borrowers thereunder shall have been

                                      -xli-

                                                                           Page
                                                                           ----

released from any and all liabilities under the Chase Agreement. In addition, Buyer shall have paid such other liabilities or RICH-I and RICH-II set forth on Schedule 13.9 hereto and such amounts shall be treated as a Closing Date Liability adjusting the Purchase Price as contemplated under Section 3.1 hereof.

                                  ARTICLE XIV

                        CONDITIONS OF CLOSING BY SELLERS
                        --------------------------------

         The respective obligations of Sellers hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         SECTION 14.1 Representations, Warranties and Covenants.

         (a) All representations and warranties of Buyer made in this Agreement shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except (i) for changes expressly permitted or contemplated by the terms of this Agreement or
(ii) to the extent that a representation or a warranty of Buyer made in this Agreement expressly relates to an earlier date.

         (b) All the terms, covenants and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

         (c) Sellers shall have received a certificate, dated as of the Closing Date, executed by a duly authorized officer of Buyer, to the effect that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date, and that Buyer has complied with or performed all terms, covenants and conditions to be complied with or performed by it in all material respects on or prior to the Closing Date.

         SECTION 14.2 Governmental Consents.

                                      -xlii-

                                                                           Page
                                                                           ----

         (a) The FCC Consents shall have become a Final Order.

         (b) All consents, notices, approvals and actions required to permit the consummation of the transactions contemplated hereby under the HSR Act shall have been obtained or made.

         SECTION 14.3 Adverse Proceedings. (i) No suit, action, claim or governmental proceeding shall be pending against any party hereto which would reasonably be expected to render the consummation of the transactions contemplated by this Agreement unlawful, and (ii) no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         SECTION 14.4 Legal Opinion. Buyer shall have delivered to Sellers an opinion of its counsel, dated as of the Closing Date with respect to (i) due incorporation of Buyer, (ii) due authorization, execution and delivery by Buyer and (iii) valid and binding obligation and enforceability of this Agreement and each of the other agreements to be executed by Buyer, addressed to Sellers in a form reasonably satisfactory to Sellers.

         SECTION 14.5 Bank Loan. Simultaneously with the Closing hereunder, (i) Buyer shall have paid in full the Loan Amount; provided, that in no event shall the Loan Amount exceed the Base Purchase Price and such Loan Amount shall be treated as a Closing Date Liability adjusting the Purchase Price as contemplated under Section 3.1 hereof and (ii) Chase shall have provided the Partnerships with a payoff letter acknowledging that upon receipt of the Loan Amount, (1) the Chase Agreement shall be terminated, and any and all Liens held by Chase securing the Loan Amount shall be released and the borrowers thereunder shall have been released from any and all liabilities under the Chase Agreement. In addition, Buyer shall have paid such other liabilities of RICH-I and RICH-II set forth on Schedule 13.9 hereto and such amounts shall be treated as a Closing Date Liability adjusting the Purchase Price as contemplated under Section 3.1 hereof.

                                    -xliii-

                                                                           Page
                                                                           ----

                                   ARTICLE XV

                            [INTENTIONALLY OMITTED]


                                  ARTICLE XVI

                          COMMISSIONS OR FINDER'S FEE
                          ---------------------------

         SECTION 16.1 Buyer's Representation and Agreement to Indemnify. Buyer represents and warrants to Sellers that neither it nor any Person acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person other than to Interstate/Johnson Lane Corporation ("Interstate") whose fees and expenses shall be paid by SFX through a loan to Buyer in accordance with the Master Agreement. Buyer further agrees to indemnify, defend and hold Sellers harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorney's fees) arising out of a claim by any Person (other than Interstate) based on any such arrangement or agreement made or alleged to have been made by Buyer.

         SECTION 16.2 Sellers' Representation and Agreement to Indemnify. Each Seller represents and warrants to Buyer that neither it nor any Person acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person other than to (i) Interstate whose fees and expenses shall be paid by SFX in accordance with the Master Agreement and (ii) Davenport & Co. of Virginia, Inc. whose fees and expenses shall be paid by Sellers. Each Seller further agrees to indemnify, defend and hold Buyer harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorney's fees) arising out of a claim by any Person (other than Interstate) based on any such arrangement or agreement made or alleged to have been made by Sellers.

                                      -xliv-

                                                                           Page
                                                                           ----

                                  ARTICLE XVII

                      DOCUMENTS TO BE DELIVERED AT CLOSING
                      ------------------------------------

         SECTION 17.1 Sellers' Documents. At the Closing, Sellers shall deliver or cause to be delivered to Buyer the following:

         (a) Assignment of the Partnership Interests (and all right, title and interest therein) to Buyer, free and clear of any and all Liens;

         (b) Certified resolutions of the Board of Directors of each of ABS and EBFI approving the execution and delivery of this Agreement, the Master Agreement and each of the other documents to be executed and delivered by such Seller and authorizing the consummation of the transactions contemplated hereby and thereby;

         (c) The certificates, dated the Closing Date, of each Seller in the form described in Section 13.1(c);

         (d) Governmental certificates showing, in the case of ABS and EBFI, that such Sellers are duly incorporated in the Commonwealth of Virginia and the State of Delaware, respectively, and that each of them is in good standing in the Commonwealth of Virginia dated not more than ten (10) days before the Closing Date;

         (e) Articles of Incorporation and Bylaws of ABS and EBFI certified by the respective secretary of ABS and EBFI as of the Closing Date;

         (f) The Partnership Agreement of EBFP certified by an authorized partner of EBFP as of the Closing Date;

         (g) At the time of Closing, originals or copies of all programs, operations, transmissions, or maintenance logs and all other records required to be maintained by the FCC with respect to the Stations, including each Station's public file, shall be left at the Stations and thereby delivered to Buyer;

         (h) Sellers' opinion letters referenced in Section 13.5 and Section
13.6 above; and

                                      -xlv-

                                                                           Page
                                                                           ----

         (i) Such additional information and materials as Buyer shall have reasonably requested.

         SECTION 17.2 Buyer's Documents. At the Closing, Buyer shall deliver or cause to be delivered to Sellers the following:

         (a) The Purchase Price in accordance with Section 3.2 hereof;

         (b) A certificate, dated the Closing Date, by Buyer in the form described in Section 14.1(c) above;

         (c) The opinion of Buyer's counsel, dated the Closing Date, to the effect set forth in Section 14.4;

         (d) Governmental certificates from the Commonwealth of Virginia showing that Buyer is duly incorporated and in good standing in the Commonwealth of Virginia dated not more than ten (10) days before the Closing Date;

         (e) Certified resolutions of each of the members of Buyer approving the execution and delivery of this Agreement and each of the other documents and agreements referred to herein and authorizing the consummation of the transactions contemplated hereby and thereby;

         (f) Articles of Organization and Operating Agreement of Buyer certified by the manager of Buyer as of the Closing Date; and

         (g) Such additional information and materials as Sellers shall have reasonably requested.


                                 ARTICLE XVIII

                               TERMINATION RIGHTS
                               ------------------

         SECTION 18.1 Termination. In addition to the termination rights provided under Section 11.5 hereof, this Agreement may be terminated by any party hereto, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other parties upon the occurrence of any of the following:

                                     -xlvi-

                                                                           Page
                                                                           ----

         (a) If the other party or parties default in any material respect in the observance or in the due and timely performance of any of its or their covenants or agreements herein contained and such material default shall not be cured within thirty (30) days of the date of notice of default served by the party claiming such material default; or

         (b) If the FCC denies the FCC Applications, or if the FCC fails to grant the FCC Consents before December 31, 1997; provided, that the party seeking termination has diligently prosecuted the FCC Applications in good faith; or


         (c) By Buyer only, if normal broadcast transmissions are not operating on the date immediately preceding the Closing Date; or

         (d) If all of the parties hereto agree that all of the transactions contemplated in the Master Agreement can not be completed on or before December 31, 1997; or

         (e) As provided in Sections 11.4 or 19.1 hereof.

         SECTION 18.2 Liability. The termination of this Agreement under
Section 11.4, 18.1 or 19.1 hereof shall not relieve any party of any liability for material breach of this Agreement prior to the date of termination.


                                  ARTICLE XIX

                                OTHER PROVISIONS
                                ----------------

         SECTION 19.1 Risk of Loss. The risk of loss or damage to any of the Partnership Assets before the Closing Date shall be upon Sellers unless otherwise agreed in writing. Sellers shall repair, replace and restore any such damaged or lost Partnership Asset to its condition as of the date of this Agreement as soon as possible and in no event later than the Closing Date. Sellers hereby agree to notify Buyer in writing of any loss or damage to any Partnership Asset which Sellers' reasonably believe has a value exceeding Fifty Thousand Dollars ($50,000) as soon as possible after the occurrence of such loss or damage. Except as provided below, if Sellers fail to so restore or

                                      -xlvii-

                                                                           Page
                                                                           ----

replace a Partnership Asset with a value exceeding Fifty Thousand Dollars ($50,000) which is lost or damaged after the date hereof, Buyer may, within 30 days after written notice of such failure from Sellers, elect either to terminate this Agreement pursuant to Article XVIII hereof or to consummate the Closing on the Closing Date. If Sellers fail to restore or replace such Partnership Asset and Buyer does not elect to terminate this Agreement, Sellers shall assign to Buyer at Closing Sellers' rights under any insurance policy or pay over to Buyer all proceeds of insurance covering such Partnership Asset's damage, destruction or loss. If the restoration and replacement of any damaged or destroyed property has not been completed at the time the Closing would otherwise be held, then unless Sellers and Buyer otherwise agree, the Closing Date shall be delayed and shall take place within fifteen (15) days after Sellers give written notice to Buyer of completion of the restoration or replacement of such Partnership Asset. If the delay in the Closing Date under this Section 19.1 would cause the Closing to fall at anytime after the period permitted by the FCC Consents, Sellers and Buyer shall file an appropriate request with the FCC for an extension of time within which to complete the Closing.

         SECTION 19.2 Further Assurances. After the Closing, Sellers shall from time to time, at the request of and without further cost or expense to Buyer, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably requested in order to consummate the transactions contemplated hereby to vest in Buyer good and marketable title to the assets being transferred hereunder, and Buyer shall from time to time, at the request of and without further cost or expense to Sellers, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively relieve Sellers of any obligations being assumed by Buyer hereunder.

         SECTION 19.3 Waiver. No delay or failure by any party hereto in exercising any right, power or privilege under this Agreement, or under any other instrument or document given in connection with or pursuant to this Agreement, shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further

                                    -xlviii-

                                                                           Page
                                                                           ----

exercise of any right, power of privilege, or the exercise of any other right, power or privilege.

         SECTION 19.4 Severability. If any part or any provision of this Agreement shall be invalid or unenforceable under applicable law, said part or provisions shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Agreement which shall be construed as if such invalid parts or provisions had not been inserted, and such invalid or unenforceable provisions shall become and be immediately amended and reformed to include only the portions thereof as are enforceable by the court or such other body having jurisdiction of this Agreement; and the parties agree that such portions as so amended and reformed shall be valid and binding as though any wholly invalid or unenforceable portion had not been included herein.

         SECTION 19.5 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other party.

         SECTION 19.6 Entire Agreement. This Agreement, the Master Agreement and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for in this Agreement. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         SECTION 19.7 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         SECTION 19.8 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without giving effect to the choice of law provisions thereof.

                                     -xlix-

                                                                           Page
                                                                           ----

         SECTION 19.9 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery or on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date of a stamped receipt, if sent by an overnight delivery service, and shall be addressed to the following addresses, or to such other address as any party may request, in the case of Sellers, by notifying Buyer, and in the case of Buyer, by notifying Sellers:


      To Sellers:       ABS Communications Incorporated
                        300 Arboretum Place
                        Suite 590
                        Richmond, VA 23236
                        Attn:  Kenneth A. Brown

                        Kenneth A. Brown
                        2002 Millington Court
                        Richmond, VA  23233

                        EBF Inc.
                        c/o Coleman Wortham, III
                        Davenport & Co. of Virginia, Inc.
                        901 East Cary Street
                        Richmond, VA 23219

                        EBF Partners
                        c/o Coleman Wortham, III
                        901 East Cary Street
                        Richmond, VA 23219


      To Buyer:         ABS Communications, L.L.C.
                        300 Arboretum Place
                        Suite 590
                        Richmond, VA 23236
                        Attn:  Kenneth A. Brown


      To SFX:           SFX Broadcasting, Inc.
                        150 East 58th Street
                        New York, NY 10155
                        Attn:  Howard Tytel

                                                                           Page
                                                                           ----

         SECTION 19.10 Financial Statements. The Financial Statements required to be delivered to Buyer shall be mailed to the following:

                        SFX Broadcasting, Inc.
                        150 East 58th Street
                        New York, New York 10155
                        Attn:  Howard Tytel

         SECTION 19.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

                                      -li-

                                                                           Page
                                                                           ----


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                                              SELLERS:

                                            ABS COMMUNICATIONS INCORPORATED



                                            By: /s/ Kenneth A. Brown
                                               -------------------------------
                                               Name: Kenneth A. Brown
                                               Title:


                                            KENNETH A. BROWN


                                                /s/ Kenneth A. Brown
                                            ----------------------------------


                                            EBF INC.



                                            By: /s/ Coleman Wortham, III
                                               -------------------------------
                                               Name:  Coleman Wortham, III
                                               Title:


                                            EBF PARTNERS


                                            By: /s/ Coleman Wortham, III
                                               -------------------------------
                             Partner                Coleman Wortham, III

                                                                           Page
                                                                           ----

                                            BUYER:
                                            -----
                                            ABS COMMUNICATIONS, L.L.C.



                                            By: /s/ Kenneth A. Brown
                                               -------------------------------
                                               Name:  Kenneth A. Brown
                                               Title:

                                                                           Page
                                                                           ----

                                   Schedule A
                                   ----------

         KAB hereby agrees to provide the Buyer within five (5) days of this Agreement an itemized list of assets which may be excluded from the Partnership Assets, which itemized list shall be in a form (and supported by appropriate back-up documentation) reasonably satisfactory to SFX that such itemized assets have been acquired solely with the funds of KAB or ABS.

                                                                           Page
                                                                           ----

                                  Schedule 5.1
                                  ------------

         It is specifically acknowledged and agreed by Sellers and Buyer that it shall not be a materially adverse condition on the FCC Consents if the FCC
(a) denies the temporary waiver referenced in Section 5.2 and/or (b) imposes conditions that consummation of the transactions contemplated hereby and/or the commencement of operations of WLEE-FM as a Ft. Lee station cannot occur unless and until one FM radio station to be under common control by Buyer or parties to Buyer is divested to a third party.

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 17th day of December 1996, by and between SFX Broadcasting, Inc. (the "Company") and Kenneth A. Brown, an individual (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company's majority-owned subsidiary, ABS Communications, L.L.C., a Virginia limited liability company (the "LLC"), owns and operates certain radio stations in the Richmond and Williamsburg, Virginia areas; and

         WHEREAS, the Executive has experience in managing the operation of radio stations; and

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 Definitions. When used in this Agreement, the following initially capitalized words or phrases shall have the following meanings:

         "ABS" means ABS Communications Incorporated, a Virginia corporation wholly-owned by KAB.

         "Incentive Compensation" has the meaning ascribed to such term in
Section 4.2(a) of this Agreement.

         "Agreement" means this Employment Agreement, together with any and all exhibits, attachments and schedules appended hereto, as the same may be amended, modified or supplemented from time to time.

         "Base Salary" means Two Hundred Thousand Dollars ($200,000.00) per annum.

         "Bonus Year" means the particular calendar year (or any portion thereof covered by the Term of this Agreement), commencing on the Start Date through and until the Termination Date for which Incentive Compensation is calculated pursuant to Section 4.2 of this Agreement.

         "Cause" means a good faith determination by the Company that one or more of the following has occurred: (i) the Executive has been convicted of any crime or offense which constitutes a felony in the jurisdiction involved, or
(ii) the Executive has engaged in gross misconduct or fraud.

         "Company" has the meaning ascribed to such term in the preamble of this Agreement and includes all permitted successors and assigns thereof.

         "Comparable Executives" means other General Managers of radio station area markets comparable in size to the Richmond Radio Market employed by the Company.

         "Customer Lists" means any information, complete or incomplete, whether written, electronically recorded or otherwise, identifying any or all of the Company's or the LLC's customers or vendors, whether former, current or prospective, as it may exist at any time and from time to time.

         "Duties and Responsibilities" has the meaning ascribed to such term in
Section 3.2 of this Agreement.

         "Executive" has the meaning ascribed to such term in the preamble of this Agreement.

         "Fair Market Value" means the value of one (1) share of common stock of the applicable company or corporation, determined as follows, without regard to any restriction other than a restriction which, by its terms, will never lapse:

              (i) if the common stock is traded on an exchange or the National Association of Securities Dealers, Inc. ("NASD") National Market ("National Market"), the closing price as reported for composite transactions on the date of valuation or, if no sales occurred on that date, then the average price on such exchange or the National Market for the twenty (20) trading days ending on such date;

              (ii) if the common stock is not traded on an exchange or the National Market but is otherwise traded over-the-counter, the average of the highest bid and lowest asked prices quoted on the NASD SmallCap Market (the "SmallCap Market") as of the close of business on the date of valuation or, if on such day such security is not quoted on the SmallCap Market, the average of the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

              (iii) if neither clause (i) nor (ii) above applies, the fair market value shall be determined by the mutual agreement of the parties. If the parties cannot agree, either party may notify the other party and each party will select an investment banker (a "Banker") with a minimum of five years experience in the valuation of radio stations to determine the fair market value. If a party fails to select a Banker within 30 days of the notice, the sole Banker's appraisal shall be the Fair Market Value. If two appraisals are so obtained and if these appraisals are within 10% of each other, the average of the appraisals shall be the Fair Market Value. If the appraisals are not within 10% of each other, the two Bankers shall select a third Banker, and such third Banker shall make its appraisal, and of the three (3) appraisals, and the appraisal that is neither the highest or the lowest shall be the Fair Market Value. Each party shall bear the cost of its or his own Banker; provided, however, if only one Banker is selected or if a third Banker is selected, both parties shall bear half the cost of the one Banker or the third Banker, as the case may be.

         "KAB" means Kenneth A. Brown.

         "Life Insurance Policy" means a permanent whole life insurance policy in the amount of [___________] Dollars ($__________) in respect of the life of the Executive, which Life Insurance Policy shall be owned by the Executive who shall have the right to designate the beneficiary thereof.

         "LLC" has the meaning ascribed to such term in the recitals hereto.

         "Members" means the Company and KAB.

         "Membership Interests" means the ownership interests in the LLC owned by the Members.

         "Non-compete Agreement" has the meaning ascribed to such term in
Section 3.4 of this Agreement.

         "Operating Agreement" means the LLC's Amended and Restated Operating Agreement among the Company and KAB.

         "Permanent Disability" means, with respect to the Executive the absence of the Executive from his employment by reason of any mental, emotional or physical illness, injury, disability, handicap, impediment or incapacity for a period of one hundred eighty (180) days during any twelve-month period (with such one hundred eighty (180) days comprised solely of the number of days during which the Executive is absent for a consecutive period of at least thirty (30) days), effective as of the last day of such one hundred eighty
(180) day period.

         "Personal Property" means, without limitation except for those items of property listed on Schedule 1.1 hereto, all books, manuals, documents, records, reports, notes, notebooks, contracts, lists, registers, blueprints, computer programs and software, equipment (including office equipment), credit cards, parking or other permits, security and access passes and all other Proprietary Information relating to the business of the Company and the LLC, together with any and all repositories and copies thereof, whether photostatic, electronic or otherwise, held by the Executive from time to time.

         "Prohibited Activity" means to directly or indirectly (i) own, manage, operate, join, control, participate in, or become employed by, (ii) render any services (including, without limitation, consulting services), advice or assistance of any nature on behalf of or (iii) invest in, acquire any interest in or participate in the management, operation or control of, any person, corporation, partnership or other entity which is engaged in the ownership or operation of radio stations or any other businesses in which the Company, the LLC or any of their affiliates is engaged; provided, however, that this restriction shall not preclude the Executive from (i) engaging in any activity outside the Richmond Radio Market so long as such activity will not, directly or indirectly, be in competition with the Company, the LLC or any of their affiliates, (ii) any Tower Activity or (iii) investing his personal funds in securities of any company or entity in competition with the Company or the LLC if the securities of such company or entity are listed for trading on any nationally registered securities exchange or authorized for quotation on the National Market and the Executive's holdings therein represent two percent (2%) or less of the total number of outstanding shares or other securities of such company or entity, as long as the Executive has no other connection or relationship, whether direct or indirect, with the issuer of such securities.

         "Proprietary Information" means information which would be treated under appropriate legal standards as confidential or proprietary, including, but not limited to (i) marketing, competitive or other information available only to the management of the Company or the LLC, (ii) information pertaining to the contracts between the Company or the LLC and their respective customers or vendors, including Customer Lists, pricing information and contract termination dates, (iii) information that is not generally known in the business in which the Company or the LLC is engaged, concerning the Company's or the LLC's suppliers, properties, products, designs, concepts, ideas, methods, prospects, processes, techniques and services, including, but not limited to, information related to research, development, programming, techniques of application, inventions, operations, constructions, purchasing, accounting, engineering, marketing, merchandising, selling, renting, leasing, negotiating, contracting and recording, (iv) all patents, trademarks, trade secrets and other intellectual or industrial property rights, title and interest therein, if any, which are or will in the future be owned by the Company or the LLC, including, without limitation, all works, ideas, processes, systems and improvements to or relating to the Company's or the LLC's business or methods of operation and (v) any and all other information related to the Company or the LLC of which the Executive may become aware but which is not generally known to outsiders, including, but not limited to, cost allocations and all other confidential information concerning or relating to any of the customers, business or methods of operation of the Company or the LLC; provided, that the foregoing provisions shall not be construed to prevent the Executive from making use of or disclosing any such information which (A) is already in or subsequently enters the public domain through no fault on the part of the Executive; provided, however, that specific information which is compiled on behalf of the Company or the LLC shall not be deemed to be in the public domain merely because the components thereof are encompassed in general information that is published or in the public domain or in the Executive's prior possession; (B) is intentionally disclosed by the Company or the LLC to any entity (not an affiliate of the Company or the LLC) on a non-confidential basis; (C) is developed by the Executive without the use of any Proprietary Information; (D) is required to be disclosed in order to comply with any law or any order or ruling of a federal, state or local governmental or regulatory authority or (E) is related to a Tower Activity.

         "Richmond Radio Market" means the geographic broadcast area covered by the Richmond Station Group, as it may exist at any time and from time to time during the term of this Agreement.

         "Richmond Station Group" means, either individually or collectively, as the context may require, each of WBZU, WKHK, WLEE, WMXB and WVGO not previously disposed of.

         "Severance Payment" means a lump sum payment of Five Hundred Thousand Dollars ($500,000.00), immediately payable to the Executive by check or in immediately available funds, payable only in the event (i) of the Executive's death or Permanent Disability, or (ii) the Company terminates the Executive as an employee of the Company without Cause before the expiration of the Term pursuant to Section 5.2(b)(ii) of this Agreement.

         "Start Date" means the date of this Agreement.

         "Subsidiary" means any corporation, partnership, joint venture, association or other entity in which the Company or the LLC has or may have, directly or indirectly, a majority equity interest.

         "Term" means the period of time commencing on the Start Date and ending on the fifth anniversary of the Start Date, together with any extension thereof, or any abbreviated portion of such period of time (including any extensions thereof) resulting from termination of the Executive's employment pursuant to the provisions of Section 5.1 of this Agreement.

         "Termination Date" means the date on which the Executive's employment is terminated due to the expiration of the Term in accordance with Section 2.1 of this Agreement or pursuant to Section 5.1 of this Agreement.

         "Tower Activity" means the ownership, leasing, or other activities related to transmission towers and facilities, including, but not limited to, the activities of Token Tower, LLC.

         "WBZU" means WBZU-FM Radio Station in Richmond, Virginia.

         "WKHK" means WKHK-FM Radio Station in Colonial Heights, Virginia.

         "WLEE" means WLEE-FM Radio Station in Williamsburg, Virginia.

         "WMXB" means WMXB-FM Radio Station in Richmond, Virginia.

         "WVGO" means WVGO-FM Radio Station in Crewe, Virginia.


                                   ARTICLE II

                               TERM OF EMPLOYMENT
                               ------------------

         SECTION 2.1 Initial Term. The Company hereby employs the Executive as its General Manager of each of the radio stations in the Richmond Station Group (the "General Manager") and the Executive hereby accepts employment from the Company and agrees to perform in such capacity upon the terms and conditions set forth in this Agreement, for a period commencing on the Start Date and continuing thereafter for the duration of the Term. Such Term, including any extensions thereof shall be subject to earlier termination pursuant to the provisions of Article 5 of this Agreement.


                                  ARTICLE III

                     POSITION; DUTIES AND RESPONSIBILITIES;
                            CONDITIONS TO EMPLOYMENT
                     --------------------------------------

         SECTION 3.1 Position. During the Term, the Executive shall be employed as the General Manager. In such capacity, the Executive shall faithfully and diligently use his best efforts to perform the duties and bear the responsibilities of such office as set forth in Section 3.2 of this Agreement. The Executive shall report and be responsible directly to, and in discharging his Duties and Responsibilities (as defined below) shall be subject to the ultimate supervision and control of, the President and Chief Executive Officer of the Company.

         SECTION 3.2 Duties and Responsibilities. The Executive acknowledges and agrees that his exclusive function as an employee of the Company is to perform such duties and bear such responsibilities as shall be required of him to supervise adequately and direct the overall management and profitability of the Richmond Station Group to enhance the value of the Richmond Station Group (such exclusive function of the Executive is referred to as the "Duties and Responsibilities"). Unless the parties mutually agree, the Executive shall have no duty or responsibility with respect to the operation of other Subsidiaries or management functions of the Company that are not directly associated with the Executive's Duties and Responsibilities. The Executive shall obtain the prior consent of the Company with respect to any of the transactions referred to in Exhibit A attached hereto.

         SECTION 3.3 Time Commitment. The Executive shall devote his full business time and attention during normal working hours to the business of the Company and the LLC to discharge satisfactorily his Duties and Responsibilities; provided, however, that the Executive may engage in any lawful activity other than a Prohibited Activity so long as such activity does not interfere with his Duties and Responsibilities.

         SECTION 3.4 Non-compete Agreement. Simultaneously with, and as a condition to, the execution of this Agreement, the parties hereto shall enter into a Non-compete and Non-solicitation Agreement (the "Non-compete Agreement"), substantially in the form of Exhibit B attached hereto.


                                   ARTICLE IV

                              SALARY AND BENEFITS
                              -------------------

         SECTION 4.1 Base Salary. In consideration of the services to be rendered by the Executive under this Agreement and commencing on the Start Date, the Company shall pay the Executive the Base Salary, payable in semi-monthly installments in arrears on the 15th day and the last day of each month in accordance with the payroll policies of the Company as from time to time in effect, or at such other intervals as Comparable Executives. The Base Salary shall not be reduced during the term of this Agreement, except in the event the Executive is terminated for Cause.

         SECTION 4.2 Other Compensation.

         (a) Incentive Compensation. In addition to the Base Salary as provided for in Section 4.1 of this Agreement, commencing on the Start Date the Executive shall be entitled to receive from the Company certain additional incentive compensation (the "Incentive Compensation"), subject to the provisions of Section 5.2 of this Agreement. The Incentive Compensation shall be determined by the Company based on the overall financial performance of the Richmond Station Group, as a whole, (in a manner consistent with similar incentive compensation arrangements for Comparable Executives) which in no event may be less than Fifty Thousand Dollars ($50,000.00) for any Bonus Year. The Company agrees to determine the amount of the Incentive Compensation to which the Executive shall be entitled as soon as possible after the end of each Bonus Year, and to pay such Incentive Compensation no later than April 1 of the following calendar year or 90 days following the Termination Date, whichever is first.

         (b) Carried Interest Amount.

             (i) In addition to the Base Salary and the Incentive Compensation payable to the Executive as set forth in this Agreement, the Company shall also pay to the Executive, subject to the terms and conditions of this Section 4.2(b), an amount (the "Carried Interest Amount") as described below.

             (ii) Subject to Section 4.2(b)(vi) and Article V of this Agreement, the Carried Interest Amount shall be paid to the Executive in cash within ninety (90) days after the fifth anniversary of the Start Date (the "Fifth Anniversary Date") regardless of the date of the termination of the Executive's employment with the Company. Interest shall accrue on any unpaid portion of the Carried Interest Amount beginning on the ninety-first day after the Fifth Anniversary Date at a rate equal to the prime rate of Citibank, N.A. on such ninety-first day plus 1%.

             (iii) The Carried Interest Amount shall be an amount equal to the greater of (1) the difference, if any, of (x) the Fair Market Value of one hundred thousand

(100,000) shares of the Common Stock of the Company ("SFX Common Stock") on the date hereof over (y) the Fair Market Value of such shares (adjusted for stock splits, stock dividends and any issuance of SFX Common Stock) on the Fifth Anniversary Date, and (2) (x) twenty percent (20%) of the value of the Richmond Station Group on the Fifth Anniversary Date (the "Fifth Anniversary Value") minus (y) an amount equal to the sum of $78,189,501 (the "Hurdle Amount") and, to the extent any of the stations in the Richmond Station Group (other than WVGO) is sold, less the Imputed Disposition Value allocated to each such station specified on Annex A of Schedule 4.2(b) attached hereto; provided, however, if WVGO is sold, within 30 days after such sale, the Company and KAB will each select an arbitrator and the two arbitrators so selected shall select a third arbitrator (the "Final Arbitrator") who shall finally determine whether the Hurdle Rate shall be adjusted as a result of such sale. The arbitration proceedings shall be held on an expedited basis at a time selected by the Final Arbitrator in Washington, D.C. and shall be conducted under the auspices and in accordance with the rules of the American Arbitration Association. In the arbitration proceeding, the Final Arbitrator shall be permitted to rely on any and all documents and agreements as the Final Arbitrator shall deem appropriate, including, without limitation, that certain Letter of Intent, dated as of August 9, 1996 entered into among the Company, the Executive and the other parties thereto (the "LOI"), testimony of all relevant persons who participated in the negotiation of the LOI and in the negotiation and consummation of the transactions contemplated under the LOI, experts in the radio industry, customs and practices in the radio industry and the relevant FCC laws, rules and regulations relating to radio stations. The sole function of the Final Arbitrator will be to determine whether the Hurdle Rate shall or shall not be adjusted as a result of the sale of WVGO. In the event the Final Arbitrator determines that the Hurdle Rate shall be adjusted, then the Imputed Disposition Value of WVGO as well as all of the other stations in the Richmond Station Group for all purposes shall be as set forth in Annex B to Schedule 4.2(b) attached hereto; provided, in the event the Final Arbitrator determines that the Hurdle Rate shall not be adjusted, the Imputed Disposition Value of WVGO shall be $0. Any and all determinations made by the Final Arbitrator shall be final and binding on all parties hereto. In the event the Company or the LLC acquires any additional radio stations (the "Acquired Stations") and the Executive agrees to become the General Manager of such Acquired Station, the parties will agree in good faith to negotiate the amount

(the "Adjusted Hurdle Amount") by which the Hurdle Amount shall be an adjusted (as well as the Imputed Disposition Value with respect to the Acquired Station). If the parties disagree as to the Adjusted Hurdle Amount (or the Imputed Disposition Value of such Acquired Station) the Increased Hurdle Amount (and, if applicable, the Imputed Disposition Value of such Acquired Station) will be determined in accordance with clause (iii) of the definition of Fair Market Value. Notwithstanding the foregoing, nothing in this Section 4.2 shall obligate the Executive to manage any Acquired Station. For purposes of clause
(y) of the foregoing sentence, the parties agree that the aggregate amount of the dispositions (including, without limitation, the Imputed Disposition Value) could exceed the Hurdle Amount so that the amount calculated in such clause (y) may be negative and thus would be added to any amount in clause (x) of the foregoing sentence to compute the Carried Interest Amount.

             (iv) Nothing in this Section 4.2(b) should be interpreted as any limitation or restriction on the Company's or the LLC's right to acquire or dispose of any of their respective radio stations or other assets.

             (v) The Fifth Anniversary Value shall be determined by an appraiser (the "Appraiser") mutually acceptable to the Company and the Executive. The Company and the Executive shall use their best efforts to mutually agree on the Appraiser on or before the fifteenth (15th) day after the Fifth Anniversary Date; provided, if the Company and the Executive cannot agree on the Appraiser, the Company and the Executive shall each select its own Appraiser having a minimum of five years of experience appraising radio stations. Each party shall select its or his Appraiser within 30 days after the Fifth Anniversary Date and if any party fails to select its or his Appraiser within such period, the Appraiser selected by the other party shall determine the Fifth Anniversary Value. If two Appraisers are selected and if their appraisals are within 10% of each other, the average of these appraisals shall be the Fifth Anniversary Value. If these appraisals differ by more than 10%, the two Appraisers shall select a third Appraiser and such third Appraiser shall make its appraisal, and of the three (3) appraisals, the appraisal that is neither the highest or the lowest shall be the Fifth Anniversary Value. Each party will bear the cost of the Appraiser that he or it selects; provided, however, if only one Appraiser is selected or if a third Appraiser is selected, both parties shall bear the cost of the single Appraiser or the third

Appraiser, as the case may be. Each Appraiser must agree upon his appointment to render his appraisal within 15 days of such appointment. Each Appraiser shall base its determination of the Fifth Anniversary Value on comparable valuations for radio station groups similar to the Richmond Station Group, shall not take into account balance sheet adjustments (i.e. cash and debt) of the LLC and shall not include the value of any radio stations which are not primarily managed by the Executive.

             (vi) The Executive shall be entitled to receive the full Carried Interest Amount, except that (X) if the Executive terminates his employment with the Company on his own accord, then the amount payable in satisfaction of the obligations of the Company under this Section 4.2(b) shall be reduced according to the date of employment termination as follows:


===============================================================================
                                             Percentage of Carried
                                              Interest Amount the
                                               Executive shall be
   Employment Termination                     entitled to receive
-------------------------------------------------------------------------------
Any time before the second                             0%
anniversary of the Start Date
-------------------------------------------------------------------------------
On or after the second and                            40%
before the third anniversary of
the Start Date
-------------------------------------------------------------------------------
On or after the third and before                      60%
the fourth anniversary of the
Start Date
-------------------------------------------------------------------------------
On or after the fourth and                            80%
before the fifth anniversary of
the Start Date
-------------------------------------------------------------------------------
After the fifth anniversary of                        100%
the Start Date
===============================================================================


and (Y) if the Executive's employment with the Company is terminated by the Company for Cause, then the Executive shall not be entitled to receive the Carried Interest Amount or any portion thereof. If the Executive's employment is terminated other than as contemplated by clause (X) or (Y) of the preceding sentence, the Carried Interest Amount shall be unaffected.

         SECTION 4.3 Benefits. During the Term, the Executive shall be entitled to the following benefits:

         (a) Automobile. The Company shall provide Executive with the use of an automobile which is equal to or better than automobiles used by Comparable Executives; provided, the initial automobile to be provided under this Agreement shall be pursuant to that certain lease (whose lease payments will be equal to $350.00/month) with ABS Communications, Incorporated.

         (b) Insurance. The Company shall obtain and maintain during the Term the Life Insurance Policy.

         (c) Vacation. The Executive shall be entitled to three (3) weeks of paid vacation per year to be taken at such times as shall be mutually agreed by the Company and the Executive.

         (d) Other Benefits. The Executive shall be entitled to participate in, and receive benefits (which are comparable to all benefits which are provided to Comparable Executives) under any plan, arrangement, program or policy of the Company providing for health (including hospitalization, major medical and dental) insurance coverage, supplemental life insurance coverage, accident or disability or other accidental death and dismemberment insurance coverage, additional vacation time, sick leave, stock options or other interest ownership or incentive compensation payments or other benefits which the Company may from time to time maintain for the benefit of the Comparable Executives. Before the Termination Date, and during any extension of the benefits period hereunder, the Executive's benefits will not be reduced unless the reduction is consistent among Comparable Executives. To the extent not prohibited by law and not commercially unreasonable, the Company shall waive all waiting periods required for participation in such benefit plans, arrangements, programs and policies described above including pre-existing conditions.

                  SECTION 4.4 Withholding. The Company shall withhold such taxes, deductions and other charges or withholdings as shall be required to be withheld by applicable United States federal, state and local law or regulation from compensation paid to the Executive, including, without limitation, from all applicable payments of the Base Salary, Incentive Compensation and benefits to the Executive.


                                  -13-
NY-173727.9

                  SECTION 4.5 Expense Reimbursement. The Executive shall be authorized and entitled to incur reasonable ordinary and necessary business expenses for managing the affairs of the LLC directly related to or arising out of the Richmond Station Group. The Company shall reimburse the Executive from time to time on a timely basis consistent with Comparable Executives for all such business expenses incurred by the Executive in connection with his duties under this Agreement; provided, that to be reimbursed, the Executive shall submit to the Company, within a reasonable time period after incurring any such expense, all documentation pertaining thereto, which documentation shall include information required by the rules and regulations of the United States Internal Revenue Service then in effect permitting expense reimbursement. The Company may from time to time specify those business expenses which are and are not reimbursable by the Company; provided, such policy is uniformly in force among the Comparable Executives.

                  SECTION 4.6 Physical Examinations. The Executive agrees that as soon as practicable after the Start Date, and from time to time thereafter, he shall undergo any physical examinations and any other tests required for key man, disability and employee benefit insurance (including, without limitation, the Life Insurance Policy), as are reasonably required to obtain such insurance. The Company acknowledges and accepts that the results of any such examination and tests are confidential doctor-patient information and the Company agrees not to make any request for such results. The cost of such physical examinations shall be borne by the Company. The Executive shall promptly sign any insurance applications submitted to enable the Company to obtain key man insurance.


                                   ARTICLE V

                           TERMINATION OF EMPLOYMENT

                  SECTION 5.1 Termination Events. Subject to the other terms and conditions of this Agreement, the Executive's employment under this Agreement shall terminate upon the earlier of the expiration of the Term or the occurrence of any of the following events:

                  (a) Death; Permanent Disability. The Executive's employment shall terminate upon (i) the death of the Executive or (ii) the Permanent Disability of the Executive.


                                  -14-
NY-173727.9

                  (b) Termination Without Cause. The Executive's employment may be terminated by the Company without Cause upon the giving of written notice to the Executive, effective as of the date set forth in such notice.

                  (c) Termination by Executive; Termination With Cause. The Executive's employment may be terminated (i) by the Executive on his own accord or (ii) by the Company with Cause, each upon the giving of written notice to the other party, effective as of the date set forth in such notice.

                  SECTION 5.2 Termination Obligations of the Company. Upon the Termination Date, subject in every respect to the fulfillment of the Executive's obligations pursuant to Section 5.3 and Section 5.4 of this Agreement, the Executive shall be entitled to the following:

                  (a) Death; Permanent Disability; Termination Without Cause. In the event the Executive is terminated pursuant to
Section 5.1(a) or 5.1(b) of this Agreement, the Executive or his estate, as applicable, shall be entitled to the following:

                           (i)  Base Salary.  The Base Salary accrued
         and unpaid through the Termination Date.

                           (ii) Incentive Compensation. A pro rata portion of the Incentive Compensation for the Bonus Year which includes the Termination Date to be paid at the time specified in Section 4.2 of this Agreement, with such proration to be calculated based on the financial results of the Richmond Station Group for the entire Bonus Year prorated for the period during which the Executive was employed; provided, that the Executive may request that such results be determined through an interim closing of the books.

                           (iii) Benefits. Any benefits pursuant to Section 4.3 of this Agreement accrued, if applicable, through the Termination Date; provided, that such benefits shall continue for a period of eighteen (18) months following the Termination Date, except that in the event of termination of employment of the Executive as a result of Permanent Disability, the Company shall maintain the Life Insurance Policy through age 65 for the Executive.

                           (iv)  Severance Payment.  The Severance
         Payment.

                                         -15-
NY-173727.9

                  (b) Voluntary Termination; Termination With Cause. In the event of termination pursuant to Section 5.1(c) of this Agreement, the Executive shall be entitled to the Base Salary accrued and unpaid through the Termination Date plus any benefits pursuant to Section 4.3 of this Agreement that shall have accrued through the Termination Date.

                  Except as expressly set forth in this Section 5.2, following the Termination Date, the Executive shall be entitled to no compensation, bonus, benefits, interests, options or other remuneration of any kind whether under this Agreement or otherwise. Nothing in this Agreement is intended to preclude the Executive from the full exercise of any remedies available to him at law or equity to seek enforcement of this Agreement. Notwithstanding any provision contained herein to the contrary, the Company shall be permitted to maintain key man insurance policies regarding the life of the Executive for its own benefit during any period of time, whether during the Term or thereafter.

                  SECTION 5.3 Termination Obligations of the Executive. Other than as provided in Section 5.2(a)(iii) hereof, the Executive hereby acknowledges and agrees that all Personal Property furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and the LLC and shall be promptly returned to the Company and the LLC upon the Termination Date. The Executive hereby acknowledges that for the duration of this Agreement, he has gained and will gain knowledge of Proprietary Information. Following the Termination Date, the Executive shall not retain any written or other tangible material containing any Proprietary Information relating to the business of the Company and the LLC. The Executive's obligations under this Section 5.3 are further subject to the terms and conditions of the Non- compete Agreement.

                  SECTION 5.4 Other Positions. Upon the Termination Date, all offices, positions and directorships then held by the Executive with the Company, the LLC and any Subsidiaries shall automatically terminate and no further action shall be required to effectuate any such termination.

                  SECTION 5.5 Survival. The representations, warranties, covenants and agreements contained in Section 4.2(b), Section 5.2, Section 5.3,
Section 5.4 and Article 6 of this Agreement shall survive the Termination Date and the


                                    -16-
NY-173727.9
expiration of this Agreement pursuant to their respective terms.


                                   ARTICLE VI

                REPRESENTATIONS OF THE EXECUTIVE AND THE COMPANY

                  SECTION 6.1 Other Agreements. The Executive hereby represents and warrants to the Company that he is not bound by any employment agreement, restrictive covenant, confidentiality or proprietary information or other agreement that would prohibit or inhibit in any way the full and complete performance by the Executive of his duties under the terms and limits of this Agreement. The Executive further represents, warrants and agrees that the fulfillment of his Duties and Responsibilities and his duties as General Manager do not and will not conflict with, or infringe upon, any other agreements or understandings of the Executive with any other party.

                  SECTION 6.2 Tax Consequences. The Executive acknowledges that the payments and other benefits herein provided may have serious negative income tax consequences to the Executive. The Executive represents, warrants and agrees that he has consulted with an independent professional tax advisor, that he is fully responsible for all the tax ramifications of the provisions of this Agreement and that neither the Company nor any of its representatives, agents or advisors has made any representation or warranty to the Executive as to the appropriate tax treatment to the Executive of these matters.

                  SECTION 6.3 Health of the Executive. The Executive represents and warrants that as of the date of this Agreement, the Executive has no reason to believe that he suffers from a condition that would lead to a Permanent Disability during the five-year period commencing on the Start Date.


                                  ARTICLE VII

                                 MISCELLANEOUS

                  SECTION 7.1 Arbitration. Except as otherwise expressly provided herein, any claim or controversy arising out of or relating to any provision of this Agreement, or the breach thereof, shall, upon written demand of either

                                     -17-
NY-173727.9
party, be settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, to the extent consistent with the laws of the Commonwealth of Virginia (including the rights to assess costs and fees) and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Arbitration proceedings shall be conducted in Washington, D.C.

                  SECTION 7.2 Assignment; Successors and Assigns. This Agreement may not be assigned, nor may any obligations hereunder be delegated, by the Executive; provided, however, the rights and obligations (to the extent applicable) of the Executive shall inure to the benefit and be binding upon his guardian, conservator, executor, administrator, or similar transferee through operation of law and that the Executive and such successors will receive from the Company full and complete financial statements of the Company to the extent necessary to exercise their rights under this Agreement. This Agreement is fully and freely assignable by the Company in connection with the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets; provided that the surviving entity in any such merger, consolidation or sale shall be a financially responsible party. Subject to the foregoing, the Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

                  SECTION 7.3 Notices. Any notice, request, claim, demand, document or other communication required or permitted to be given under any provision of this Agreement to any party hereto shall be made in writing and shall be deemed to have been duly delivered and received (i) on the date of personal or same-day courier delivery, (ii) on the date of receipt, if mailed by certified or registered mail, postage prepaid and return receipt requested,
(iii) three (3) business days following the date of deposit with the United States Postal Service, if sent by regular first class mail, (iv) on the date of transmission, if sent by telecopy, facsimile or other electronic transmission and confirmatory evidence of such transmission is received and retained by sender, or (v) on the date of the stamped receipt, if sent by an overnight delivery service; and shall be addressed to the following addresses or to such other address as either party may request and shall have specified by notice, in writing, to the other:

                                   -18-
NY-173727.9

To the Company:   ABS Communications, L.L.C.
                  300 Arboretum Place
                  Suite 590
                  Richmond, VA 23236
                  Tel:  (804) 330-5700
                  Fax:  (804) 330-5727
                  Attention:  Manager

With a copy to:   Paul, Hastings, Janofsky & Walker LLP
                  399 Park Avenue
                  New York, NY 10022
                  Attention:  Seth M. Zachary, Esq.

To the Executive: Mr. Kenneth A. Brown
                  2002 Millington Court
                  Richmond, VA  23233
                  Tel: (804) 740-4431

With a copy to:   LeClair Ryan
                  707 East Main Street, 11th Floor
                  Richmond, VA 23219
                  Tel: (804) 783-2003
                  Attention: Kurt Magette, Esq.

                  SECTION 7.4 Entire Agreement. The terms and provisions of this Agreement, together with all exhibits and schedules attached hereto, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, are intended by the parties to be the final expression of such agreement and understanding, and supersede and terminate, and may not be contradicted by evidence of, any and all prior or contemporaneous agreements, arrangements or understandings, whether written or verbal, between the parties hereto with respect to the subject matter hereof. The parties hereby agree that this Agreement shall be in effect as of the date hereof.

                  SECTION 7.5 Amendments. Neither this Agreement nor any term or provision hereof may be modified, amended, changed, waived, extended, suspended, discharged or terminated unless evidenced by an instrument in writing signed by the party against whom enforcement is sought.

                  SECTION 7.6 Waivers. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision of this Agreement.


                                -19-
NY-173727.9

No waiver of any breach of any provision of this Agreement shall be deemed the waiver of any subsequent breach thereof or of any other provision. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party.

                  SECTION 7.7 Severability; Enforcement. If any part or provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court or such other body of competent jurisdiction to be invalid, illegal, unenforceable or void in any respect under applicable law, said part or provision shall be ineffective only to the extent of such invalidity or unenforceability, without in any way affecting the remaining parts and provisions of this Agreement which shall be construed as if such invalid or unenforceable part or provision had not been included, and such invalid or unenforceable part or provision shall become and be immediately amended and reformed to include only the portions thereof as are valid and enforceable by such court or other body having jurisdiction of this Agreement, including such portions as may continue to be applied to other persons, places or circumstances which shall continue to remain in full force and effect; and the parties to this Agreement agree that such part or provision as so amended or reformed shall be valid and binding as though any wholly invalid or unenforceable portion had not been included in this Agreement.

                  SECTION 7.8 Governing Law. The validity, construction, operation, interpretation, enforceability, performance and effect of this Agreement, and any and all terms and provisions hereof, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of law thereunder.

                  SECTION 7.9 Headings. The headings set forth in this Agreement are provided for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.



                                  -20-
NY-173727.9

                  SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.




                                  -21-
NY-173727.9

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                            SFX BROADCASTING, INC.



                                            By: /s/ Howard J. Tytel
                                             ______________________________
                                               Name: Howard J. Tytel
                                               Title:


                                            By: /s/ Kenneth A. Brown
                                            -----------------------------------
                                            Kenneth A. Brown



                                   -22-
NY-173727.9

                                                             SCHEDULE 4.2(b)



ANNEX A

         The Imputed Disposition Value of each station (other than WVGO) in the Richmond Station Group shall be the greater of (X) the sale price of such station plus 8%; provided, if any such station is not sold in a bona fide arm's length transaction, the sale price will be determined in accordance with clause
(iii) in the definition of Fair Market Value or (Y) for WBZU: $11,934,096; for
WLEE: $11,934,096; for WKHK: $29,632,161; and for WMXB:
$24,689,147.

ANNEX B

         The Imputed Disposition Value of each station in the Richmond Station Group shall be the greater of (X) the sale price of such station plus 8%; provided, if any such station is not sold in a bona fide arm's length transaction, the sale price will be determined in accordance with clause (iii) in the definition of Fair Market Value or (Y) for WBZU: $10,797,970; for WLEE:
$10,797,970; for WVGO: $7,443,642; for WKHK: $26,811,179; and for WMXB:
$22,338,740.

                                                                      EXHIBIT A

                   ACTIONS REQUIRING MANAGER'S PRIOR CONSENT


         The Executive shall obtain the prior written authorization (unless specified otherwise) of the Company or the Company's Representative with respect to all transactions beyond the ordinary course of managing the Richmond Station Group. The limitations specified below specifically do not include any limitation on incurring trade payables in the ordinary course of business. Specifically, the following transactions require the Company's consent:

1. Merger, consolidation or sale of substantially all of the assets or a segment of the business of the LLC or any Subsidiary thereof;

2. Disposal or encumbrance, in a single transaction or series of related transactions, of any assets of the LLC having a value of $50,000 or more;

3. Acquisition or disposition of an interest in, or substantial portion of the assets or a segment of the business of, another entity;

4. Creation or dissolution of a subsidiary, branch, or foreign business rising to a level of an operation;

5. Entry of the LLC into a line of business not conducted by the Richmond Station Group as of the Start Date;

6. Entry into an agreement or arrangement for the borrowing of money or the advance payment of funds by or the extension of credit to the LLC involving $50,000 or more;

7. Guarantee by the LLC of the obligations of a third party (including those of affiliated companies);

8.  Entry into a collective bargaining agreement;

9. Entry into, modification of, or termination of significant employment agreements, including compensation of officers or other senior executive employees of the LLC whose annual compensation before bonus is $200,000 or more;

10. Entry into, modification of or termination of any agreements or arrangement with the LLC members, shareholders, directors, managers, officers, employees, or relatives thereof (excluding any employment arrangements which the Executive in good faith determines are consistent with past and customary practices);

11. Appointment or removal of additional senior executive employees of the LLC whose annual compensation before bonus is $200,000 or more;

12. Appointment or removal of outside auditors of the LLC;

13. Any capital expenditure or series of related capital expenditures by LLC not in approved budgets in excess of $50,000;

14. The LLC's entry into or amendment of any profit sharing, pension, or similar plan;

15. Any third-party license agreement as licensee or licensor of trademarks, patents, or proprietary know-how involving more than $50,000;

16. Approval or revision of annual operating and capital budgets (which approval or revision may be oral);

17. Approval or modification of the LLC's or any Subsidiary's investment policies addressing short-, medium-and long-term investment of the LLC's or such Subsidiary's non-working capital cash; and

18. Institution of or joinder of the LLC or any Subsidiary as a party to litigation, arbitration, or similar proceedings involving more than $50,000.

    The Company's Representative with full and complete authority to act on behalf of the LLC under this Exhibit A is:

                  [-----------------------------]
                  Phone No. [___________________]
                  Fax No.   [___________________]
and if such Representative is unavailable, the person with full and complete authority to act in lieu of such Representative is:

                  [-----------------------------]
                  Phone No. [___________________]
                  Fax No.   [___________________]

The Company shall have the right to change the Representative or the alternate Representative at any time and from time to time; provided, however, the Company will endeavor to name such Representatives to provide for the efficient and amicable fulfillment of the Executive's Duties and Responsibilities.

                                                                      EXHIBIT B

                                    FORM OF
                   NON-COMPETE AND NON-SOLICITATION AGREEMENT


         THIS NON-COMPETE AND NON-SOLICITATION AGREEMENT is made as of the [___] day of [________], 199[_], by and between SFX Broadcasting, Inc., a Delaware corporation (the "Company"), ABS Communications, L.L.C., a Virginia limited liability company (the "LLC") and Kenneth A. Brown, an individual (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive have simultaneously herewith entered into an Employment Agreement, dated as of even date herewith (the "Employment Agreement"), setting forth certain terms and conditions of the employment of the Executive by the Company; and

         WHEREAS, the Executive acknowledges that in the course of, and as a direct consequence of, the Executive's employment with the Company, the Executive will be exposed to certain Proprietary Information; and

         WHEREAS, due to the highly competitive nature of the Company's and the LLC's business, the Company and the LLC desire to protect their rights to, and the confidentiality of, the Proprietary Information and the Executive acknowledges the necessity and desirability of such protection; and

         WHEREAS, as a condition to the Executive's employment with the Company, the Company and the LLC also desire to protect their respective business, other employees and customers from competition and solicitation actions on the part of the Executive during, and for a limited period of time following, the Executive's employment; and

         WHEREAS, as a condition to the execution and delivery of the Employment Agreement, the parties hereto are entering into, and hereby agree to comply in all respects with, the terms and provisions set forth in this Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Definitions. When used in this Agreement, the following initially capitalized words or phrases shall have the following meanings:

         "Agreement" means this Non-compete and Non-solicitation Agreement, together with any and all exhibits, attachments and schedules appended hereto, as the same may be amended, modified or supplemented from time to time.

         "Company" has the meaning ascribed to such term in the preamble to this Agreement.

         "Employment Agreement" has the meaning ascribed to such term in the recitals to this Agreement.

         "Executive" has the meaning ascribed to such term in the preamble to this Agreement.

         "Improvements" has the meaning ascribed to such term in Section 2 of this Agreement.

         "LLC" means ABS Communications, L.L.C., a Virginia limited liability company.

         All other initially capitalized words and phrases not otherwise herein defined shall have the respective meanings ascribed to such terms in the Employment Agreement.

         2. Personal Property and Proprietary Information; Improvements. The Executive hereby acknowledges and agrees that all Personal Property, including all Proprietary Information, furnished to or prepared by the Executive in the course of or incident to his employment, is, and shall forever hereafter remain, the exclusive property of the Company or the LLC and of their respective assignees and successors, including, but not limited to, any portions thereof that may be created, enhanced, suggested or improved by the Executive in connection with, or in the course of, the Executive's duties at the Company and the LLC under the Employment Agreement (the "Improvements"). The Executive hereby covenants and agrees to fully disclose any and all Improvements to the Proprietary Information, as and when such are created and shall promptly upon the Company's or the LLC's request, and without further consideration other than that provided for herein and in the Employment Agreement, but at no expense to the Executive, make all such applications, execute all such papers, and take all such actions as may be necessary, proper or desirable so that the property rights with respect to such Improvements shall vest in and remain with the Company or the LLC and so that the Company or the LLC may obtain, own and exploit, for its own benefit, letters patent and other property rights with respect to such Improvements. This Section shall survive the termination of this Agreement and the Employment Agreement.

         3. Non-Disclosure of Proprietary Information. The Executive recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of the Company's business. The Executive covenants and agrees that he shall not, either directly or indirectly, other than in the performance of his duties and obligations to the Company and the LLC, disclose, disseminate, publish or use or permit the disclosure, dissemination, publishing or use of the Proprietary Information and/or any part thereof to or for himself or any other person, firm, corporation, association, partnership or any other entity whatsoever outside the Company or to any officer, director, stockholder, partner, member, associate, employee, agent or representative of any thereof for any reason or any purpose whatsoever, except as may be required in the proper discharge of the Executive's duties pursuant to the terms of the Executive's employment with the Company under the Employment Agreement. This Section shall survive the termination of this Agreement and the Employment Agreement.

         4. Obligations of the Executive Upon Termination.

         (a) Regarding Personal Property. The Executive hereby acknowledges that for the duration of the Employment Agreement, the Executive has gained and will gain knowledge of Proprietary Information. Upon the Termination Date, the Executive covenants and promises that all Personal Property, including all Proprietary Information, then in the Executive's possession, control or influence, whether prepared by the Executive or others, shall be promptly and immediately returned by the Executive to the Company or the LLC. Following the Termination Date, the Executive shall not retain any written or other tangible material containing any Proprietary Information relating to the business of the Company or the LLC.

         (b) Regarding Prohibited Activity. For a period of one (1) year following the Termination Date, the Executive agrees that the Executive shall not engage in any Prohibited Activity within the Richmond Radio Market; provided, however, that this provision shall not prohibit the Executive from making any personal investment which is purely passive in nature following the Termination Date; provided, further, that if the Executive desires to become a consultant to an entity which is engaged in a Prohibited Activity within the Richmond Radio Market, the Executive may seek the consent of the Company by submitting to the Company in writing a detailed description of the Executive's proposed consulting activities, the identity of the entity to receive such consulting activities and the Executive's proposed responsibilities (including, without limitation, the extent to which the Executive will be engaged in consulting activities relating to a Prohibited Activity).

         5. Non-competition. During the Term and for a period of one (1) year thereafter, the Executive shall not, without the express prior written consent of the Company and the LLC, directly or indirectly, whether alone or by action in concert with others, whether for the Executive's own purposes or for any other person or persons, partnership, firm, association, syndicate, company or corporation engaged in or concerned with or interested in a business similar to or competitive with that conducted by the Company, the LLC or any of their Subsidiaries, engage in or perform services with any person, business or organization (or become interested therein or therewith as an individual, partner, shareholder, member, director, officer, principal, agent, employee, lender, trustee or in any relation or capacity whatsoever) in the Richmond Radio Market which sells, solicits, bids for, contracts for, provides or performs, or which proposes to sell, solicit, bid for, contract for, provide or perform, services or products in the Richmond Radio Market in competition with or similar to the activities engaged in, concerned with or conducted by the Company, the LLC or any of their Subsidiaries during the Term.

         6. Non-solicitation.

         (a) Officers and Employees. The Executive acknowledges and agrees that any solicitation of the Company's or the LLC's or any of their respective Subsidiaries' officers, managers, members, consultants or other employees may involve the use or disclosure of Proprietary Information protected by this Agreement. In recognition of this fact, during the Term and for the period of one (1) year following the Termination Date, the Executive agrees that the Executive shall not, for himself or on behalf of any other person or persons, company, corporation, partnership, firm, association, syndicate or other entity, directly or indirectly, alone or by action in concert with others, solicit or engage for employment any person who at the Termination Date is or was an officer, manager, member, consultant or other employee of the Company, the LLC or any of their Subsidiaries during the Term without the express prior written consent of the Company.

         (b) Customers and Suppliers. The Executive acknowledges and agrees that any solicitation of the Company's, the LLC's or any of their respective Subsidiaries' customers or suppliers may involve the use or disclosure of Proprietary Information protected by this Agreement. In recognition of this fact, during the Term and for a period of one (1) year following the Termination Date, the Executive agrees that the Executive shall not, without the express prior written permission of the Company, for himself or on behalf of any other person, corporation, partnership or other entity, directly or indirectly, whether alone or by action in concert with others, solicit, induce or encourage or attempt to solicit, induce or encourage, any person known by him to have a relationship with the Company, the LLC or any of their Subsidiaries, or any customer or supplier of the Company, the LLC or any of their Subsidiaries, to discontinue, terminate, cancel or refrain from entering into any contractual or business relationship with the Company, the LLC or any of their Subsidiaries.

         7. Early Termination. Notwithstanding any other provision in Section 5 and Section 6 of this Agreement to the contrary, in the event that the Executive's employment with the Company is terminated by the Executive due to a material breach by the Company of its obligations under the Employment Agreement, then the Executive's obligations under Section 5 and Section 6 of this Agreement shall cease as of the Termination Date. Notwithstanding any other provision contained herein (other than the preceding sentence which shall control), the Executive's obligations under Section 5 and Section 6 of this Agreement shall in all cases cease on the earlier of (i) one (1) year after the Termination Date or (ii) the sixth (6th) anniversary of the date of this Agreement.

         8. Reasonableness of Covenants. Executive hereby acknowledges and agrees that the foregoing covenants, promises duties and obligations are commercially reasonable and reasonably necessary to protect the Company.

         9. Injunctive Relief. The Executive agrees that it would be difficult to measure damage to the Company for any breach or violation by the Executive of the covenants, promises, duties and obligations set forth in this Agreement and that injury to the Company from any such breach or violation by the Executive would be impossible to calculate, and that money damages would be an inadequate remedy for any such breach or violation. Accordingly, the Executive agrees that if any provision of this Agreement is, or is threatened to be, breached or violated, the Company shall be entitled, in addition to any and all other rights and remedies it may have, either at law or in equity, to seek an injunction or other appropriate orders enjoining or restraining any such breach or violation, whether actual or threatened, by the Executive without showing or proving any actual damage sustained by the Company.

         10. Express Conditions of Company's Obligations. Subject to the provisions of Section 7 hereof, the Executive acknowledges and agrees that any obligations of the Company payable to or inuring to the benefit of the Executive under this Agreement or the Employment Agreement following the Termination Date are expressly conditioned upon the Executive's compliance with and adherence to the provisions of Section 2 through (and including) Section 7 of this Agreement.

         11. Miscellaneous.

         (a) Assignment; Successors and Assigns. This Agreement may not be assigned, nor may any obligations hereunder be delegated, by the Executive and shall terminate upon his death. This Agreement is fully and freely assignable by the Company in connection with the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, but shall be assigned only contemporaneously with the valid assignment of the Employment Agreement in accordance with the terms thereof. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

         (b) Notices. Any notice, request, claim, demand, document or other communication required or permitted to be given under any provision of this Agreement to any party hereto shall be made in writing and shall be deemed to have been duly delivered and received (i) on the date of personal or same-day courier delivery, (ii) on the date of receipt, if mailed by certified or registered mail, postage prepaid and return receipt requested, (iii) three (3) business days following the date of deposit with the United States Postal Service, if sent by regular first class mail, (iv) on the date of transmission, if sent by telecopy, facsimile or other electronic transmission and confirmatory evidence of such transmission is received and retained by sender, or (v) on the date of the stamped receipt, if sent by an overnight delivery service; and shall be addressed to the following addresses or to such other address as either party may request and shall have specified by notice, in writing, to the other:

To the Company:         ABS Communications, L.L.C.
                        300 Arboretum Place
                        Suite 590
                        Richmond, VA 23236
                        Tel:  (804) 330-5700
                        Fax:  (804) 330-5727
                        Attention:  Manager

With a copy to:         Paul, Hastings, Janofsky & Walker LLP
                        399 Park Avenue
                        New York, NY  10022
                        Attention:  Seth M. Zachary, Esq.

To the Executive: Mr.   Kenneth A. Brown
                        2002 Millington Court
                        Richmond, VA 23233
                        Tel: (804) 740-4431

With a copy to:         LeClair Ryan
                        707 East Main Street, 11th Floor
                        Richmond, VA 23219
                        Tel: (804) 783-2003
                        Attention: Kurt Magette, Esq.

         (c) Entire Agreement. The terms and provisions of this Agreement, together with all exhibits and schedules attached hereto, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, are intended by the parties to be the final expression of such agreement and understanding, and supersede and terminate, and may not be contradicted by evidence of, any and all prior or contemporaneous agreements, arrangements or understandings, whether written or verbal, between the parties hereto with respect to the subject matter hereof. The parties hereby agree that this Agreement shall be in effect as of the date hereof.

         (d) Amendments. Neither this Agreement nor any term or provision hereof may be modified, amended, changed, waived, extended, suspended, discharged or terminated unless evidenced by an instrument in writing signed by the party against whom enforcement is sought.

         (e) Waivers. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision of this Agreement. No waiver of any breach of any provision of this Agreement shall be deemed the waiver of any subsequent breach thereof or of any other provision. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that rights or any other right hereunder by that party.

         (f) Severability; Enforcement. If any part or provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court or such other body of competent jurisdiction to be invalid, illegal, unenforceable or void in any respect under applicable law, said part or provision shall be ineffective only to the extent of such invalidity or unenforceability, without in any way affecting the remaining parts and provisions of this Agreement which shall be construed as if such invalid or unenforceable part or provision had not been included, and such invalid or unenforceable part or provision shall become and be immediately amended and reformed to include only the portions thereof as are valid and enforceable by such court or other body having jurisdiction of this Agreement, including such portions as may continue to be applied to other persons, places or circumstances which shall continue to remain in full force and effect; and the parties to this Agreement agree that such part or provision as so amended or reformed shall be valid and binding as though any wholly invalid or unenforceable portion had not been included in this Agreement.

         (g) Governing Law. The validity, construction, operation, interpretation, enforceability, performance and effect of this Agreement, and any and all terms and provisions hereof, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of law thereunder.

         (h) Headings. The headings set forth in this Agreement are provided for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                            SFX BROADCASTING, INC.



                                            By: /s/ Howard J. Tytel
                                               ------------------------------
                                               Name: Howard J. Tytel
                                               Title:


                                            ABS COMMUNICATIONS, L.L.C.

                                            By:      SFX BROADCASTING, INC.,
                                                       as Manager



                                            By: /s/ Howard J. Tytel
                                               ------------------------------
                                               Name: Howard J. Tytel
                                               Title:


                                                /s/ Kenneth A. Brown
                                            -----------------------------------
                                                   Kenneth A. Brown

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 17th day of December, 1996, by and between SFX Broadcasting, Inc., a Delaware corporation (the "Company") and J. Edwin Conrad, an individual (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company's majority-owned subsidiary, ABS Communications, L.L.C., a Virginia limited liability company ("LLC"), owns and operates certain radio stations in the Richmond and Williamsburg, Virginia areas; and

         WHEREAS, the Executive has experience in managing the operation of radio stations; and

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         SECTION 1.1 Definitions. When used in this Agreement, the following initially capitalized words or phrases shall have the following meanings:

         "ABS" means ABS Communications, Incorporated, a Virginia corporation.

         "Incentive Compensation" has the meaning ascribed to such term in
Section 4.2(a) of this Agreement.

         "Agreement" means this Employment Agreement, together with any and all exhibits, attachments and schedules appended hereto, as the same may be amended, modified or supplemented from time to time.

         "Base Salary" means One Hundred Thirty Thousand Dollars ($130,000) per annum.

         "Bonus Year" means the particular calendar year (or any portion thereof covered by the Term of this Agreement), commencing on the Start Date through and until the Termination Date for which Incentive Compensation is calculated pursuant to Section 4.2 of this Agreement.

         "Cause" means a good faith determination by the Company that one or more of the following has occurred: (i) the Executive has been convicted of any crime or offense which constitutes a felony in the jurisdiction involved, or
(ii) the Executive has engaged in gross misconduct or fraud.

         "Company" has the meaning ascribed to such term in the preamble of this Agreement and includes all permitted successors and assigns thereof.

         "Comparable Executives" means other station group level executives of radio station area markets comparable in size to the Richmond Radio Market (but below the level of a group general manager but reporting to a group general manager) employed by the Company.

         "Customer Lists" means any information, complete or incomplete, whether written, electronically recorded or otherwise, identifying any or all of the Company's or the LLC's customers or vendors, whether former, current or prospective, as it may exist at any time and from time to time.

         "Duties and Responsibilities" has the meaning ascribed to such term in
Section 3.2 of this Agreement.

         "Executive" has the meaning ascribed to such term in the preamble of this Agreement.

         "Life Insurance Policy" means a permanent whole life insurance policy in the amount of [___________] Dollars ($__________) in respect of the life of the Executive, which Life Insurance Policy shall be owned by the Executive who shall have the right to designate the beneficiary thereof.

         "Members" means the Company and Kenneth A. Brown.

         "Membership Interests" means the ownership interests in the LLC owned by the Members.

         "Non-compete Agreement" has the meaning ascribed to such term in
Section 3.4 of this Agreement.

         "Operating Agreement" means the LLC's Amended and Restated Operating Agreement among the Company and Kenneth A. Brown.

         "Permanent Disability" means, with respect to the Executive the absence of the Executive from his employment by reason of any mental, emotional or physical illness, injury, disability, handicap, impediment or incapacity for a period of one hundred eighty (180) days during any twelve-month period (with such one hundred eighty (180) days comprised solely of the number of days during which the Executive is absent for a consecutive period of at least thirty (30) days), effective as of the last day of such one hundred eighty
(180) day period.

         "Personal Property" means, without limitation except for those items of property listed on Schedule 1.1 hereto, all books, manuals, documents, records, reports, notes, notebooks, contracts, lists, registers, blueprints, computer programs and software, equipment (including office equipment), credit cards, parking or other permits, security and access passes and all other Proprietary Information relating to the business of the Company and the LLC, together with any and all repositories and copies thereof, whether photostatic, electronic or otherwise, held by the Executive from time to time.

         "Prohibited Activity" means to directly or indirectly (i) own, manage, operate, join, control, participate in, or become employed by, (ii) render any services (including, without limitation, consulting services), advice or assistance of any nature on behalf of or (iii) invest in, acquire any interest in or participate in the management, operation or control of, any person, corporation, partnership or other entity which is engaged in the ownership or operation of radio stations or any other businesses in which the Company, the LLC or any of their affiliates is engaged; provided, however, that this restriction shall not preclude the Executive from (i) engaging in any activity outside the Richmond Radio Market so long as such activity will not, directly or indirectly, be in competition with the Company or any of its affiliates, or (ii) investing his personal funds in securities of any company or entity in competition with the Company or the LLC if the securities of such company or entity are listed for trading on any nationally registered securities exchange or authorized for quotation on the National Market and the Executive's holdings therein represent two percent (2%) or less of the total number of outstanding shares or other securities of such company or entity, as long as the Executive has no other connection or relationship, whether direct or indirect, with the issuer of such securities.

         "Proprietary Information" means information which would be treated under appropriate legal standards as confidential or proprietary, including, but not limited to (i) marketing, competitive or other information available only to the management of the Company or the LLC, (ii) information pertaining to the contracts between the Company or the LLC and their respective customers or vendors, including Customer Lists, pricing information and contract termination dates, (iii) information that is not generally known in the business in which the Company or the LLC is engaged, concerning the Company's or the LLC's suppliers, properties, products, designs, concepts, ideas, methods, prospects, processes, techniques and services, including, but not limited to, information related to research, development, programming, techniques of application, inventions, operations, constructions, purchasing, accounting, engineering, marketing, merchandising, selling, renting, leasing, negotiating, contracting and recording, (iv) all patents, trademarks, trade secrets and other intellectual or industrial property rights, title and interest therein, if any, which are or will in the future be owned by the Company or the LLC, including, without limitation, all works, ideas, processes, systems and improvements to or relating to the Company's or the LLC's business or methods of operation and (v) any and all other information related to the Company or the LLC of which the Executive may become aware but which is not generally known to outsiders, including, but not limited to, cost allocations and all other confidential information concerning or relating to any of the customers, business or methods of operation of the Company or the LLC; provided, that the foregoing provisions shall not be construed to prevent the Executive from making use of or disclosing any such information which (A) is already in or subsequently enters the public domain through no fault on the part of the

Executive; provided, however, that specific information which is compiled on behalf of the Company or the LLC shall not be deemed to be in the public domain merely because the components thereof are encompassed in general information that is published or in the public domain or in the Executive's prior possession; (B) is intentionally disclosed by the Company or the LLC to any entity (not an affiliate of the Company or the LLC) on a non-confidential basis; (C) is developed by the Executive without the use of any Proprietary Information; or (D) is required to be disclosed in order to comply with any law or any order or ruling of a federal, state or local governmental or regulatory authority.

         "Richmond Radio Market" means the geographic broadcast area covered by the Richmond Station Group, as it may exist at any time and from time to time during the term of this Agreement.

         "Richmond Station Group" means, either individually or collectively, as the context may require, each of WBZU, WKHK, WLEE, WMXB and WVGO not previously disposed of.

         "Severance Payment" means a lump sum payment of the lesser of (i) Three Hundred Thousand Dollars ($300,000), or (ii) an amount equal to the aggregate of the remaining base salary (including the base salary accrued through the applicable Termination Date) and guaranteed minimum incentive compensation due to the Executive for the Term of this Agreement, immediately payable to the Executive by check or in immediately available funds.

         "Start Date" means the date of this Agreement.

         "Subsidiary" means any corporation, partnership, joint venture, association or other entity in which the Company or the LLC has or may have, directly or indirectly, a majority equity interest.

         "Term" means the period of time commencing on the Start Date and ending on the fifth anniversary of the Start Date, together with any extension thereof, or any abbreviated portion of such period of time (including any extensions thereof) resulting from termination of the Executive's employment pursuant to the provisions of Section 5.1 of this Agreement.

         "Termination Date" means the date on which the Executive's employment is terminated due to the expiration of the Term in accordance with Section 2.1 of this Agreement or pursuant to Section 5.1 of this Agreement.

         "WBZU" means WBZU-FM Radio Station in Richmond, Virginia.

         "WKHK" means WKHK-FM Radio Station in Colonial Heights, Virginia.

         "WLEE" means WLEE-FM Radio Station in Williamsburg, Virginia.

         "WMXB" means WMXB-FM Radio Station in Richmond, Virginia.

         "WVGO" means WVGO-FM Radio Station in Crewe, Virginia.


                                   ARTICLE II

                               TERM OF EMPLOYMENT
                               ------------------

         SECTION 2.1 Initial Term. The Company hereby employs the Executive as its Chief Financial Officer of each of the radio stations in the Richmond Station Group (the "Chief Financial Officer") and the Executive hereby accepts employment from the Company and agrees to perform in such capacity upon the terms and conditions set forth in this Agreement, for a period commencing on the Start Date and continuing thereafter for the duration of the Term. Such Term, including any extensions thereof shall be subject to earlier termination pursuant to the provisions of Article 5 of this Agreement.


                                  ARTICLE III

                     POSITION; DUTIES AND RESPONSIBILITIES;
                            CONDITIONS TO EMPLOYMENT
                     --------------------------------------

         SECTION 3.1 Position. During the Term, the Executive shall be employed as the Chief Financial Officer. In such capacity, the Executive shall faithfully and diligently use his best efforts to perform the duties and bear the responsibilities of such office as set forth in Section 3.2 of this Agreement. The Executive shall report and be responsible directly to, and in discharging his Duties and Responsbilities (as defined below) shall be subject to the ultimate supervision and control of, the general manger of the Richmond Station Group and the Chief Financial Officer of the Company.

         SECTION 3.2 Duties and Responsibilities. The Executive acknowledges and agrees that his exclusive function as an employee of the Company is to perform such duties and bear such responsibilities as shall be required of him to supervise adequately and direct the overall financial management and profitability of the Richmond Station Group to enhance the value of the Richmond Station Group (such exclusive function of the Executive is referred to as the "Duties and Responsibilities"). Unless the parties mutually agree, the Executive shall have no duty or responsibility with respect to the operation of other Subsidiaries or management functions of the Company that are not directly associated with the Executive's Duties and Responsibilities. The Executive shall obtain the prior consent of the Company with respect to any of the transactions referred to in Exhibit A attached hereto.

         SECTION 3.3 Time Commitment. The Executive shall devote his full business time and attention during normal working hours to the business of the Company and the LLC to discharge satisfactorily his Duties and Responsibilities; provided, however, that the Executive may engage in any lawful activity other than a Prohibited Activity so long as such activity does not interfere with his Duties and Responsibilities.

         SECTION 3.4 Non-compete Agreement. Simultaneously with, and as a condition to, the execution of this Agreement, the parties hereto shall enter into a Non-compete and Non-solicitation Agreement (the "Non-compete Agreement"), substantially in the form of Exhibit B attached hereto.


                                   ARTICLE IV

                              SALARY AND BENEFITS
                              -------------------

         SECTION 4.1 Base Salary. In consideration of the services to be rendered by the Executive under this Agreement and commencing on the Start Date, the Company shall pay the Executive the Base Salary, payable in semi-monthly installments in arrears on the 15th day and the last day of each month in accordance with the payroll policies of the Company as from time to time in effect, or at such other intervals as Comparable Executives. The Base Salary shall not be reduced during the term of this Agreement, except in the event the Executive is terminated for Cause.

         SECTION 4.2 Incentive Compensation. In addition to the Base Salary as provided for in Section 4.1 of this Agreement, commencing on the Start Date the Executive shall be entitled to receive from the Company certain additional incentive compensation (the "Incentive Compensation"), subject to the provisions of Section 5.2 of this Agreement. The Incentive Compensation shall be determined by the Company based on the overall financial performance of the Richmond Station Group, as a whole, (in a manner consistent with similar incentive compensation arrangements for Comparable Executives) which in no event may be less than Ten Thousand Dollars ($10,000) but not greater than $20,000 for any Bonus Year. The Company agrees to determine the amount of the Incentive Compensation to which the Executive shall be entitled as soon as possible after the end of each Bonus Year, and to pay such Incentive Compensation no later than April 1 of the following calendar year or 90 days following the Termination Date, whichever is first.

         SECTION 4.3 Benefits. During the Term, the Executive shall be entitled to the following benefits:

         (a) Automobile. The Company will provide the Executive with the use of an automobile the cost of which is comparable to the cost of automobiles used by Comparable Executives; provided, the initial automobile to be provided under this Agreement shall be pursuant to that certain automobile lease (which lease payments will be equal to $350/month) with Conrad & Associates, Inc.

         (b) Insurance. The Company shall obtain and maintain during the Term the Life Insurance Policy.

         (c) Vacation. The Executive shall be entitled to three (3) weeks of paid vacation per year to be taken at such times as shall be mutually agreed by the Company and the Executive.

         (d) Other Benefits. The Executive shall be entitled to participate in, and receive benefits (which are comparable to all benefits which are provided to Comparable Executives) under any plan, arrangement, program or policy of the Company providing for health (including hospitalization, major medical and dental) insurance coverage, supplemental life insurance coverage, accident or disability or other accidental death and dismemberment insurance coverage, additional vacation time, sick leave, stock options or other interest ownership or incentive compensation payments or other benefits which the Company may from time to time maintain for the benefit of the Comparable Executives. Before the Termination Date, and during any extension of the benefits period hereunder, the Executive's benefits will not be reduced unless the reduction is consistent among Comparable Executives. To the extent not prohibited by law and not commercially unreasonable, the Company shall waive all waiting periods required for participation in such benefit plans, arrangements, programs and policies described above including pre-existing conditions.

         SECTION 4.4 Withholding. The Company shall withhold such taxes, deductions and other charges or withholdings as shall be required to be withheld by applicable United States federal, state and local law or regulation from compensation paid to the Executive, including, without limitation, from all applicable payments of the Base Salary, Incentive Compensation and benefits to the Executive.

         SECTION 4.5 Expense Reimbursement. The Executive shall be authorized and entitled to incur reasonable ordinary and necessary business expenses for managing the affairs of the LLC directly related to or arising out of the Richmond Station Group. The Company shall reimburse the Executive from time to time on a timely basis consistent with Comparable Executives for all such business expenses incurred by the Executive in connection with his duties under this Agreement; provided, that to be reimbursed, the Executive shall submit to the Company, within a reasonable time period after incurring any such expense, all documentation pertaining thereto, which documentation shall include information required by the rules and regulations of the United States Internal Revenue Service then in effect permitting expense reimbursement. The Company may from time to time specify those business expenses which are and are not reimbursable by the Company; provided, such policy is uniformly in force among the Comparable Executives.

         SECTION 4.6 Physical Examinations. The Executive agrees that as soon as practicable after the Start Date, and from time to time thereafter, he shall undergo any physical examinations and any other tests required for key man, disability and employee benefit insurance (including, without limitation, the Life Insurance Policy), as are reasonably required to obtain such insurance. The Company acknowledges and accepts that the results of any such examination and tests are confidential doctor-patient information and the Company agrees not to make any request for such results. The cost of such physical examinations shall be borne by the Company. The Executive shall promptly sign any insurance applications submitted to enable the Company to obtain key man insurance.


                                   ARTICLE V

                           TERMINATION OF EMPLOYMENT
                           -------------------------

         SECTION 5.1 Termination Events. Subject to the other terms and conditions of this Agreement, the Executive's employment under this Agreement shall terminate upon the earlier of the expiration of the Term or the occurrence of any of the following events:

         (a) Death; Permanent Disability. The Executive's employment shall terminate upon (i) the death of the Executive or (ii) the Permanent Disability of the Executive.

         (b) Termination Without Cause. The Executive's employment may be terminated by the Company without Cause upon the giving of written notice to the Executive, effective as of the date set forth in such notice.

         (c) Voluntary Termination; Termination With Cause. The Executive's employment may be terminated (i) by the Company with Cause or (ii) by the Executive of his own accord, each upon the giving of written notice to the other party, effective as of the date set forth in such notice.

                      SECTION 5.2  Termination Obligations of the
Company. Upon the Termination Date, subject in every respect to the fulfillment of the Executive's obligations pursuant to Section 5.3 and Section
5.4 of this Agreement, the Executive shall be entitled to the following:

                      (a) Death; Permanent Disability; Termination Without Cause. In the event the Executive is terminated pursuant to Section 5.1(a) or 5.1(b) of this Agreement, the Executive or his estate, as applicable, shall be entitled to the following:

                               (i) Benefits. Any benefits pursuant to Section
              4.3 of this Agreement accrued, if applicable, through the Termination Date; provided, that such benefits shall continue for a period of eighteen (18) months following the Termination Date, except that in the event of termination of employment of the Executive as a result of Permanent Disability, the Company shall maintain the Life Insurance Policy through age 65 for the Executive; and

                          (ii)  Severance Payment.  The Severance
              Payment.

                      (b)      Voluntary Termination; Termination With
Cause. In the event of termination pursuant to Section 5.1(c) of this Agreement, the Executive shall be entitled to the Base Salary accrued and unpaid through the Termination Date plus any benefits pursuant to Section 4.3 of this Agreement that shall have accrued through the Termination Date.

                      Except as expressly set forth in this Section 5.2, following the Termination Date, the Executive shall be entitled to no compensation, bonus, benefits, interests, options or other remuneration of any kind whether under this Agreement or otherwise. Nothing in this Agreement is intended to preclude the Executive from the full exercise of any remedies available to him at law or equity to seek enforcement of this Agreement. Notwithstanding any provision contained herein to the contrary, the Company shall be permitted to maintain key man insurance policies regarding the life of the Executive for its own benefit during any period of time, whether during the Term or thereafter.

                      SECTION 5.3  Termination Obligations of the
Executive. Other than as provided in Section 5.2(a)(i) hereof, the Executive hereby acknowledges and agrees that all Personal Property furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and the LLC and shall be promptly returned to the Company and the LLC upon the Termination Date. The Executive hereby acknowledges that for the duration of this Agreement, he has gained and will gain knowledge of Proprietary Information. Following the Termination Date, the Executive shall not retain any written or other tangible material containing any Proprietary Information relating to the business of the Company and the LLC. The Executive's obligations under this Section 5.3 are further subject to the terms and conditions of the Non- compete Agreement.

                  SECTION 5.4 Other Positions. Upon the Termination Date, all offices, positions and directorships then held by the Executive with the Company, the LLC and any Subsidiaries shall automatically terminate and no further action shall be required to effectuate any such termination.

                  SECTION 5.5 Survival. The representations, warranties, covenants and agreements contained in Section 4.2(b), Section 5.2, Section 5.3, Section 5.4 and Article 6 of this Agreement shall survive the Termination Date and the expiration of this Agreement pursuant to their respective terms.


                                  ARTICLE VI

               REPRESENTATIONS OF THE EXECUTIVE AND THE COMPANY

                  SECTION 6.1 Other Agreements. The Executive hereby represents and warrants to the Company that he is not bound by any employment agreement, restrictive covenant, confidentiality or proprietary information or other agreement that would prohibit or inhibit in any way the full and complete performance by the Executive of his duties under the terms and limits of this Agreement. The Executive further represents, warrants and agrees that the fulfillment of his Duties and Responsibilities and his duties as Chief Financial Officer do not and will not conflict with, or infringe upon, any other agreements or understandings of the Executive with any other party.

                  SECTION 6.2 Tax Consequences. The Executive acknowledges that the payments and other benefits herein provided may have serious negative income tax consequences to the Executive. The Executive represents, warrants and agrees that he has consulted with an independent professional tax advisor, that he is fully responsible for all the tax ramifications of the provisions of this Agreement and that neither the Company nor any of its representatives, agents or advisors has made any representation or warranty to the Executive as to the appropriate tax treatment to the Executive of these matters.

                  SECTION 6.3 Health of the Executive. The Executive represents and warrants that as of the date of this Agreement, the Executive has no reason to believe that he suffers from a condition that would lead to a Permanent Disability during the five-year period commencing on the Start Date.


                                  ARTICLE VII

                                 MISCELLANEOUS

                  SECTION 7.1 Arbitration. Except as otherwise expressly provided herein, in any claim or controversy arising out of or relating to any provision of this Agreement, or the breach thereof, shall, upon written demand of either party, be settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, to the extent consistent with the laws of the Commonwealth of Virginia (including the rights to assess costs and fees) and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Arbitration proceedings shall be conducted in Washington, D.C.

                  SECTION 7.2 Assignment; Successors and Assigns. This Agreement may not be assigned, nor may any obligations hereunder be delegated, by the Executive; provided, however, the rights and obligations (to the extent applicable) of the Executive shall inure to the benefit and be binding upon his guardian, conservator, executor, administrator, or similar transferee through operation of law and that the Executive and such successors will receive from the Company full and complete financial statements of the Company to the extent necessary to exercise their rights under this Agreement.

This Agreement is fully and freely assignable by the Company in connection with the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets; provided that the surviving entity in any such merger, consolidation or sale shall be a financially responsible party. Subject to the foregoing, the Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

                  SECTION 7.3 Notices. Any notice, request, claim, demand, document or other communication required or permitted to be given under any provision of this Agreement to any party hereto shall be made in writing and shall be deemed to have been duly delivered and received (i) on the date of personal or same-day courier delivery, (ii) on the date of receipt, if mailed by certified or registered mail, postage prepaid and return receipt requested,
(iii) three (3) business days following the date of deposit with the United States Postal Service, if sent by regular first class mail, (iv) on the date of transmission, if sent by telecopy, facsimile or other electronic transmission and confirmatory evidence of such transmission is received and retained by sender, or (v) on the date of the stamped receipt, if sent by an overnight delivery service; and shall be addressed to the following addresses or to such other address as either party may request and shall have specified by notice, in writing, to the other:

To the Company:   ABS Communications, L.L.C.
                                    300 Arboretum Place
                                    Suite 590
                                    Richmond, VA 23236
                                    Tel:  (804) 330-5700
                                    Fax:  (804) 330-5727
                                    Attention:  Manager

With a copy to:   Paul, Hastings, Janofsky & Walker LLP
                                    399 Park Avenue
                                    New York, New York  10022
                                    Attention:  Seth M. Zachary, Esq.

To the Executive: J. Edwin Conrad
                                    20 Darien Way
                                    Greenville, SC 29615
                                    Tel: (864) 458-9085

With a copy to:   LeClair Ryan
                                    707 East Main Street, 11th Floor
                                    Richmond, Virginia 23219
                                    Tel: (804) 783-2003
                                    Attention: Kurt Magette, Esq.

                  SECTION 7.4 Entire Agreement. The terms and provisions of this Agreement, together with all exhibits and schedules attached hereto, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, are intended by the parties to be the final expression of such agreement and understanding, and supersede and terminate, and may not be contradicted by evidence of, any and all prior or contemporaneous agreements, arrangements or understandings, whether written or verbal, between the parties hereto with respect to the subject matter hereof. The parties hereby agree that this Agreement shall be in effect as of the date hereof.

                  SECTION 7.5 Amendments. Neither this Agreement nor any term or provision hereof may be modified, amended, changed, waived, extended, suspended, discharged or terminated unless evidenced by an instrument in writing signed by the party against whom enforcement is sought.

                  SECTION 7.6 Waivers. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision of this Agreement. No waiver of any breach of any provision of this Agreement shall be deemed the waiver of any subsequent breach thereof or of any other provision. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party.

                  SECTION 7.7  Severability; Enforcement.  If any
part or provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court or such other body of competent jurisdiction to be invalid, illegal, unenforceable or void in any respect under applicable law, said part or provision shall be ineffective only to the extent of such invalidity or unenforceability, without in any way affecting the remaining parts and provisions of this Agreement which shall be construed as if such invalid or unenforceable part or provision had not been included, and such invalid or unenforceable part or provision shall become and be immediately amended and reformed to include only the portions thereof as are valid and enforceable by such court or other body having jurisdiction of this Agreement, including such portions as may continue to be applied to other persons, places or circumstances which shall continue to remain in full force and effect; and the parties to this Agreement agree that such part or provision as so amended or reformed shall be valid and binding as though any wholly invalid or unenforceable portion had not been included in this Agreement.

                  SECTION 7.8 Governing Law. The validity, construction, operation, interpretation, enforceability, performance and effect of this Agreement, and any and all terms and provisions hereof, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of law thereunder.

                  SECTION 7.9 Headings. The headings set forth in this Agreement are provided for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                            SFX BROADCASTING, INC.



                                            By:  /s/ Howard J. Tytel
                                               ______________________________
                                                     Name: Howard J. Tytel
                                                     Title:


                                                 /s/ J. Edwin Conrad
                                            -----------------------------------
                                            J. Edwin Conrad

                                                                  EXHIBIT A

                                 ACTIONS REQUIRING COMPANY'S PRIOR CONSENT


                  The Executive shall obtain the prior written authorization (unless specified otherwise) of the Company or the Company's Representative with respect to all transactions beyond the ordinary course of managing the Richmond Station Group. The limitations specified below specifically do not include any limitation on incurring trade payables in the ordinary course of business. Specifically, the following transactions require the Company's consent:

I. Merger, consolidation or sale of substantially all of the assets or a segment of the business of the LLC or any Subsidiary thereof;

II. Disposal or encumbrance, in a single transaction or series of related transactions, of any assets of the LLC having a value of $50,000 or more;

III. Acquisition or disposition of an interest in, or substantial portion of the assets or a segment of the business of, another entity;

IV. Creation or dissolution of a subsidiary, branch, or foreign business rising to a level of an operation;

V. Entry of the LLC into a line of business not conducted by the Richmond Station Group as of the Start Date;

VI. Entry into an agreement or arrangement for the borrowing of money or the advance payment of funds by or the extension of credit to the LLC involving $50,000 or more;

VII. Guarantee by the LLC of the obligations of a third party (including those of affiliated companies);

VIII.    Entry into a collective bargaining agreement;

IX. Entry into, modification of, or termination of significant employment agreements, including compensation of officers or other senior executive employees of the LLC whose annual compensation before bonus is $200,000 or more;

X. Entry into, modification of or termination of any agreements or arrangement with the LLC members, shareholders, directors, managers, officers, employees, or relatives thereof (excluding any employment arrangements which the Executive in good faith determines are consistent with past and customary practices);

XI. Appointment or removal of additional senior executive employees of the LLC whose annual compensation before bonus is $200,000 or more;

XII.     Appointment or removal of outside auditors of the LLC;

XIII. Any capital expenditure or series of related capital expenditures by the LLC not in approved budgets in excess of $50,000;

XIV. The LLC's entry into or amendment of any profit sharing, pension, or similar plan;

XV. Any third-party license agreement as licensee or licensor of trademarks, patents, or proprietary know-how involving more than $50,000;

XVI. Approval or revision of annual operating and capital budgets (which approval or revision may be oral);

XVII. Approval or modification of the LLC's or any Subsidiary's investment policies addressing short-
         , medium- and long-term investment of the LLC's or such Subsidiary's non-working capital cash; and

XVIII. Institution of or joinder of the LLC or any Subsidiary as a party to litigation, arbitration, or similar proceedings involving more than $50,000.

         The Company's Representative with full and complete authority to act on behalf of the LLC under this Exhibit A is:

                  [-----------------------------]
                  Phone No. [___________________]

                  Fax No.   [___________________]

and if such Representative is unavailable, the person with full and complete authority to act in lieu of such Representative is:

                  [_____________________________]
                  Phone No. [___________________]
                  Fax No.   [___________________]

The Company shall have the right to change the Representative or the alternate Representative at any time and from time to time; provided, however, the Company will endeavor to name such Representatives to provide for the efficient and amicable fulfillment of the Executive's Duties and Responsibilities.

                                                                      EXHIBIT B

                                    FORM OF
                   NON-COMPETE AND NON-SOLICITATION AGREEMENT


         THIS NON-COMPETE AND NON-SOLICITATION AGREEMENT is made as of the [___] day of [________], 199[_], by and between SFX Broadcasting, Inc., a Delaware corporation (the "Company"), ABS Communications, L.L.C., a Virginia limited liability company (the "LLC") and J. Edwin Conrad, an individual (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and the Executive have simultaneously herewith entered into an Employment Agreement, dated as of even date herewith (the "Employment Agreement"), setting forth certain terms and conditions of the employment of the Executive by the Company; and

         WHEREAS, the Executive acknowledges that in the course of, and as a direct consequence of, the Executive's employment with the Company, the Executive will be exposed to certain Proprietary Information; and

         WHEREAS, due to the highly competitive nature of the Company's and the LLC's business, the Company and the LLC desire to protect their rights to, and the confidentiality of, the Proprietary Information and the Executive acknowledges the necessity and desirability of such protection; and

         WHEREAS, as a condition to the Executive's employment with the Company, the Company and the LLC also desire to protect their respective businesses, other employees and customers from competition and solicitation actions on the part of the Executive during, and for a limited period of time following, the Executive's employment; and

         WHEREAS, as a condition to the execution and delivery of the Employment Agreement, the parties hereto are entering into, and hereby agree to comply in all respects with, the terms and provisions set forth in this Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Definitions. When used in this Agreement, the following initially capitalized words or phrases shall have the following meanings:

         "Agreement" means this Non-compete and Non-solicitation Agreement, together with any and all exhibits, attachments and schedules appended hereto, as the same may be amended, modified or supplemented from time to time.

         "Company" has the meaning ascribed to such term in the preamble to this Agreement.

         "Employment Agreement" has the meaning ascribed to such term in the recitals to this Agreement.

         "Executive" has the meaning ascribed to such term in the preamble to this Agreement.

         "Improvements" has the meaning ascribed to such term in Section 2 of this Agreement.

         "LLC" means ABS Communications, L.L.C., a Virginia limited liability company.

All other initially capitalized words and phrases not otherwise herein defined shall have the respective meanings ascribed to such terms in the Employment Agreement.

         2. Personal Property and Proprietary Information; Improvements. The Executive hereby acknowledges and agrees that all Personal Property, including all Proprietary Information, furnished to or prepared by the Executive in the course of or incident to his employment, is, and shall forever hereafter remain, the exclusive property of the Company or the LLC and of their respective assignees and successors, including, but not limited to, any portions thereof that may be created, enhanced, suggested or improved by the Executive in connection with, or in the course of, the Executive's duties at the Company and the LLC under the Employment Agreement (the "Improvements"). The Executive hereby covenants and agrees to fully disclose any and all Improvements to the Proprietary Information, as and when such are created and shall promptly upon the Company's or the LLC's request, and without further consideration other than that provided for herein and in the Employment Agreement, but at no expense to the Executive, make all such applications, execute all such papers, and take all such actions as may be necessary, proper or desirable so that the property rights with respect to such Improvements shall vest in and remain with the Company or the LLC and so that the Company or the LLC may obtain, own and exploit, for its own benefit, letters patent and other property rights with respect to such Improvements. This Section shall survive the termination of this Agreement and the Employment Agreement.

         3. Non-Disclosure of Proprietary Information. The Executive recognizes and acknowledges that the Proprietary Information is a valuable, special and unique asset of the Company's or the LLC's business. The Executive covenants and agrees that he shall not, either directly or indirectly, other than in the performance of his duties and obligations to the Company and the LLC, disclose, disseminate, publish or use or permit the disclosure, dissemination, publishing or use of the Proprietary Information and/or any part thereof to or for himself or any other person, firm, corporation, association, partnership or any other entity whatsoever outside the Company or to any officer, director, stockholder, partner, member, associate, employee, agent or representative of any thereof for any reason or any purpose whatsoever, except as may be required in the proper discharge of the Executive's duties pursuant to the terms of the Executive's employment with the Company under the Employment Agreement. This Section shall survive the termination of this Agreement and the Employment Agreement.

         4. Obligations of the Executive Upon Termination.

         (a) Regarding Personal Property. The Executive hereby acknowledges that for the duration of the Employment Agreement, the Executive has gained and will gain knowledge of Proprietary Information. Upon the Termination Date, the Executive covenants and promises that all Personal Property, including all Proprietary Information, then in the Executive's possession, control or influence, whether prepared by the Executive or others, shall be promptly and immediately returned by the Executive to the Company or the LLC. Following the Termination Date, the Executive shall not retain any written or other tangible material containing any Proprietary Information relating to the business of the Company or the LLC.

         (b) Regarding Prohibited Activity. For a period of one (1) year following the Termination Date, the Executive agrees that the Executive shall not engage in any Prohibited Activity within the Richmond Radio Market; provided, however, that this provision shall not prohibit the Executive from making any personal investment which is purely passive in nature following the Termination Date; provided, further, that if the Executive desires to become a consultant to an entity which is engaged in a Prohibited Activity within the Richmond Radio Market, the Executive may seek the consent of the Company by submitting to the Company in writing a detailed description of the Executive's proposed consulting activities, the identity of the entity to receive such consulting activities and the Executive's proposed responsibilities (including, without limitation, the extent to which the Executive will be engaged in consulting activities relating to a Prohibited Activity).

         5. Non-competition. During the Term and for a period of one (1) year thereafter, the Executive shall not, without the express prior written consent of the Company and the LLC, directly or indirectly, whether alone or by action in concert with others, whether for the Executive's own purposes or for any other person or persons, partnership, firm, association, syndicate, company or corporation engaged in or concerned with or interested in a business similar to or competitive with that conducted by the Company, the LLC or any of their Subsidiaries, engage in or perform services with any person, business or organization (or become interested therein or therewith as an individual, partner, shareholder, member, director, officer, principal, agent, employee, lender, trustee or in any relation or capacity whatsoever) in the Richmond Radio Market which sells, solicits, bids for, contracts for, provides or performs, or which proposes to sell, solicit, bid for, contract for, provide or perform, services or products in the Richmond Radio Market in competition with or similar to the activities engaged in, concerned with or conducted by the Company, the LLC or any of their Subsidiaries during the Term.

         6. Non-solicitation.

         (a) Officers and Employees. The Executive acknowledges and agrees that any solicitation of the Company's, the LLC's or any of their Subsidiaries' officers, managers, members, consultants or other employees may involve the use or disclosure of Proprietary Information protected by this Agreement. In recognition of this fact, during the Term and for the period of one (1) year following the Termination Date, the Executive agrees that the Executive shall not, for himself or on behalf of any other person or persons, company, corporation, partnership, firm, association, syndicate or other entity, directly or indirectly, alone or by action in concert with others, solicit or engage for employment any person who at the Termination Date is or was an officer, manager, member, consultant or other employee of the Company, the LLC or any of their Subsidiaries during the Term without the express prior written consent of the Company.

         (b) Customers and Suppliers. The Executive acknowledges and agrees that any solicitation of the Company's, the LLC's or any of their Subsidiaries' customers or suppliers may involve the use or disclosure of Proprietary Information protected by this Agreement. In recognition of this fact, during the Term and for a period of one (1) year following the Termination Date, the Executive agrees that the Executive shall not, without the express prior written permission of the Company, for himself or on behalf of any other person, corporation, partnership or other entity, directly or indirectly, whether alone or by action in concert with others, solicit, induce or encourage or attempt to solicit, induce or encourage, any person known by him to have a relationship with the Company, the LLC or any of their Subsidiaries, or any customer or supplier of the Company, the LLC or any of their Subsidiaries, to discontinue, terminate, cancel or refrain from entering into any contractual or business relationship with the Company, the LLC or any of their Subsidiaries.

         7. Early Termination. Notwithstanding any other provision in Section 5 and Section 6 of this Agreement to the contrary, in the event that the Executive's employment with the Company is terminated by the Executive due to a material breach by the Company of its obligations under the Employment Agreement, then the Executive's obligations under Section 5 and Section 6 of this Agreement shall cease as of the Termination Date. Notwithstanding any other provision contained herein (other than the preceding sentence which shall control), the Executive's obligations under Section 5 and Section 6 of this Agreement shall in all cases cease on the earlier of (i) one (1) year after the Termination Date or (ii) the sixth (6th) anniversary of the date of this Agreement.

         8. Reasonableness of Covenants. Executive hereby acknowledges and agrees that the foregoing covenants, promises duties and obligations are commercially reasonable and reasonably necessary to protect the Company.

         9. Injunctive Relief. The Executive agrees that it would be difficult to measure damage to the Company for any breach or violation by the Executive of the covenants, promises, duties and obligations set forth in this Agreement and that injury to the Company from any such breach or violation by the Executive would be impossible to calculate, and that money damages would be an inadequate remedy for any such breach or violation. Accordingly, the Executive agrees that if any provision of this Agreement is, or is threatened to be, breached or violated, the Company shall be entitled, in addition to any and all other rights and remedies it may have, either at law or in equity, to seek an injunction or other appropriate orders enjoining or restraining any such breach or violation, whether actual or threatened, by the Executive without showing or proving any actual damage sustained by the Company.

         10. Express Conditions of Company's Obligations. Subject to the provisions of Section 7 hereof, the Executive acknowledges and agrees that any obligations of the Company payable to or inuring to the benefit of the Executive under this Agreement or the Employment Agreement following the Termination Date are expressly conditioned upon the Executive's compliance with and adherence to the provisions of Section 2 through (and including) Section 7 of this Agreement.

         11. Miscellaneous.

         (a) Assignment; Successors and Assigns. This Agreement may not be assigned, nor may any obligations hereunder be delegated, by the Executive and shall terminate upon his death. This Agreement is fully and freely assignable by the Company in connection with the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, but shall be assigned only contemporaneously with the valid assignment of the Employment Agreement in accordance with the terms thereof. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

         (b) Notices. Any notice, request, claim, demand, document or other communication required or permitted to be given under any provision of this Agreement to any party hereto shall be made in writing and shall be deemed to have been duly delivered and received (i) on the date of personal or same-day courier delivery, (ii) on the date of receipt, if mailed by certified or registered mail, postage prepaid and return receipt requested, (iii) three (3) business days following the date of deposit with the United States Postal Service, if sent by regular first class mail, (iv) on the date of transmission, if sent by telecopy, facsimile or other electronic transmission and confirmatory evidence of such transmission is received and retained by sender, or (v) on the date of the stamped receipt, if sent by an overnight delivery service; and shall be addressed to the following addresses or to such other address as either party may request and shall have specified by notice, in writing, to the other:

To the Company:         ABS Communications, L.L.C.
                        300 Arboretum Place
                        Suite 590
                        Richmond, VA 23236
                        Tel:  (804) 330-5700
                        Fax:  (804) 330-5727
                        Attention:  Manager

With a copy to:         Paul, Hastings, Janofsky & Walker LLP
                        399 Park Avenue
                        New York, NY 10022
                        Attention:  Seth M. Zachary, Esq.

To the Executive:       J. Edwin Conrad
                        20 Darien Way
                        Greenville, SC 29615
                        Tel: (864) 458-9085

With a copy to:         LeClair Ryan

                        707 East Main Street, 11th Floor
                        Richmond, VA 23219
                        Tel: (804) 783-2003
                        Attention: Kurt Magette, Esq.

         (c) Entire Agreement. The terms and provisions of this Agreement, together with all exhibits and schedules attached hereto, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, are intended by the parties to be the final expression of such agreement and understanding, and supersede and terminate, and may not be contradicted by evidence of, any and all prior or contemporaneous agreements, arrangements or understandings, whether written or verbal, between the parties hereto with respect to the subject matter hereof. The parties hereby agree that this Agreement shall be in effect as of the date hereof.

         (d) Amendments. Neither this Agreement nor any term or provision hereof may be modified, amended, changed, waived, extended, suspended, discharged or terminated unless evidenced by an instrument in writing signed by the party against whom enforcement is sought.

         (e) Waivers. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision of this Agreement. No waiver of any breach of any provision of this Agreement shall be deemed the waiver of any subsequent breach thereof or of any other provision. No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that rights or any other right hereunder by that party.

         (f) Severability; Enforcement. If any part or provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court or such other body of competent jurisdiction to be invalid, illegal, unenforceable or void in any respect under applicable law, said part or provision shall be ineffective only to the extent of such invalidity or unenforceability, without in any way affecting the remaining parts and provisions of this Agreement which shall be construed as if such invalid or unenforceable part or provision had not been included, and such invalid or unenforceable part or provision shall become and be immediately amended and reformed to include only the portions thereof as are valid and enforceable by such court or other body having jurisdiction of this Agreement, including such portions as may continue to be applied to other persons, places or circumstances which shall continue to remain in full force and effect; and the parties to this Agreement agree that such part or provision as so amended or reformed shall be valid and binding as though any wholly invalid or unenforceable portion had not been included in this Agreement.

         (g) Governing Law. The validity, construction, operation, interpretation, enforceability, performance and effect of this Agreement, and any and all terms and provisions hereof, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of law thereunder.

         (h) Headings. The headings set forth in this Agreement are provided for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                            SFX BROADCASTING, INC.



                                            By: /s/ Howard J. Tytel
                                               -------------------------------
                                               Name: Howard J. tytel
                                               Title:


                                            ABS COMMUNICATIONS, L.L.C.

                                            By:  SFX BROADCASTING, INC., as
                                                 Company



                                            By: /s/ Howard J. Tytel
                                               -------------------------------
                                               Name:
                                               Title:


                                                  /s/ J. Edwin Conrad
                                            -----------------------------------
                                            J. Edwin Conrad

                           ABS COMMUNICATIONS, L.L.C.

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                     AMONG

                            SFX BROADCASTING, INC.,

                                KENNETH A. BROWN

                                      AND

                        ABS COMMUNICATIONS INCORPORATED

                                  DATED AS OF

                                DECEMBER 17, 1997
 .

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                           ABS COMMUNICATIONS, L.L.C.


         THIS AMENDED AND RESTATED OPERATING AGREEMENT of ABS COMMUNICATIONS, L.L.C. (the "Agreement") is entered into this 17th day of December, 1996, by and among SFX Broadcasting, Inc., a Delaware corporation ("SFX"), Kenneth A. Brown ("KAB") and ABS Communications Incorporated, a Virginia corporation ("ABS").

                                    RECITALS

         WHEREAS, KAB and ABS formed ABS COMMUNICATIONS, L.L.C. (the "Company") on April 29, 1996 by the filing of an Articles of Organization with the Virginia State Corporation Commission and the execution and delivery of the Operating Agreement of the Company, dated as of April 29, 1996 (the "Original Operating Agreement");

         WHEREAS, KAB and ABS initially contributed $99.00 and $1.00, respectively, to the Company and received Capital Account credits therefor and Percentage Interests of 99% and 1%, respectively;

         WHEREAS, pursuant to that certain KAB Contribution Agreement, dated as of December 17, 1996 by and among KAB and the Company (the "KAB Contribution Agreement"), KAB has contributed the Contributed Interests (as defined in the KAB Contribution Agreement) to the Company and received a Capital Account credit therefor of $1,700,000 and the Percentage Interests of KAB and ABS have remained 99% and 1%, respectively;

         WHEREAS, the parties hereto wish to amend and restate the Original Operating Agreement in its entirety to reflect the admission of SFX as a Member, to conclude the withdrawal of ABS from the Company as a Member as of the date of this Agreement, and to reflect the adjustment of the Percentage Interests of the remaining Members, and to provide for the allocation of Profit and Loss (as defined in Article I hereto), cash flow and other proceeds of the Company among the Members, the respective rights, obligations and interests of the Members to each other and to the Company, and certain other matters;

         WHEREAS, in accordance with the terms of the Contribution Agreement, dated as of December 17, 1996 by and between SFX, the Company and the other parties thereto (the "SFX Contribution Agreement"), SFX has agreed to contribute, subject to certain conditions, the Contributed Assets (as defined in the SFX Contribution Agreement) to the Company pursuant to the SFX Contribution Agreement substantially in the form attached hereto as Exhibit B;

         WHEREAS, in accordance with the terms of the Convertible Note Agreement, dated as of December 17, 1996 by and between SFX and the Company (the "Convertible Note Agreement"), SFX has agreed to convert, subject to the occurrence of a Conversion Event (as defined in the Convertible Note Agreement), all Loan amounts outstanding (other than the Excluded Loan Amounts (as defined in the Convertible Note Agreement)) into membership interests in the Company as contemplated thereunder.


                                   ARTICLE I

                                 DEFINED TERMS

         The following capitalized terms shall have the meanings specified in this Article I. Other terms may be defined in the text of this Agreement and, throughout this Agreement those terms shall have the meanings respectively ascribed to them.

         "Act" means the Virginia Limited Liability Company Act (Virginia Code ss.ss.13.1-1000 to 13.1-1063), as amended from time to time.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

         (a) increase such Capital Account by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement (including
Section 3.6) or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-(g)(1) and 1.704-2(i)(5) of the Regulations; and

         (b) increase such Capital Account by the items described in Sections 1.704-1(b)(2)(ii)(d)(4),

1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Agreement" means this Agreement, as amended from time to time.

         "Capital Account" means, with respect to any Member, the account maintained for each Member on the books of account of the Company in accordance with Section 3.5; provided, however, the Capital Account balance as of the date of this Agreement for each Member shall be as reflected on Exhibit A.

         "Capital Contribution" means the total amount of cash and the fair market value of any other assets contributed to the Company by a Member, net of liabilities assumed or to which the assets are subject.

         "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

         "Company" means ABS COMMUNICATIONS, L.L.C., the limited liability company formed and existing pursuant to the Original Operating Agreement, as such limited liability company may from time to time be constituted.

         "Depreciation" means, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the adjusted book value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such adjusted book value as the federal income tax depreciation, amortization or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning adjusted book value using any reasonable method selected by the Manager.

         "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

         "Interest" means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company.

         "Majority Vote" means an affirmative vote by the Members whose aggregate Percentage Interests on the date of such vote exceeds fifty percent (50%).

         "Member" means each Person signing this Agreement and any Person who subsequently is admitted as a Member of the Company. The members of the Company as of the date of this Agreement are those Persons listed in Section 2.7.

         "Negative Capital Account" means a Capital Account with a debit balance.

         "Percentage Interest" means, as to the Members as of the date of this Agreement, the percentage set forth after the Member's name below:

              SFX       Ninety-six percent (96%)

              KAB       Four percent (4%)

         "Person" means and includes an individual, corporation, company, association, partnership, limited liability company, trust, living trust, estate, or other entity.

         "Positive Capital Account" means a Capital Account with a credit balance.

         "Profit and Loss" means, for each Fiscal Year of the Company (or other period for which Profit or Loss must be computed) the Company's taxable income or loss determined in accordance with Code Section 703(a), with the following adjustments:

              (a) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss;

              (b) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

              (c) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as such pursuant to Regulation Section
1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

              (d) gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes;

              (e) in lieu of depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year;

              (f) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

              (g) notwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 5.3 hereof shall not be taken into account in computing Profit or Loss.

         "Regulations" means the Regulations, including any Temporary and Proposed Regulations, promulgated by the U.S. Treasury Department under the Code, as such Regulations may be amended from time to time (including corresponding provisions of any succeeding Regulations).

         "Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

                                   ARTICLE II

                      FORMATION AND NAME; OFFICE; PURPOSE;
                            TERM; WITHDRAWAL OF ABS

         2.1 FORMATION. KAB and ABS formed the Company as a limited liability company pursuant to the Act and in accordance with the terms of the Original Operating Agreement. The Members execute and adopt this Agreement as an Operating Agreement of the Company pursuant to ss.13.1-1023 of the Act.

         2.2 NAME OF THE COMPANY. The name of the Company shall be ABS COMMUNICATIONS, L.L.C.

         2.3 PURPOSE. The purpose of the Company is to engage in any lawful business of every kind and character for which a limited liability company may be organized under the Act, including, without limitation, to own, operate, manage and maintain radio stations. The Company shall have all the powers provided for a limited liability company under the Act.

         2.4 TERM. The term of the Company began on April 29, 1996 and shall continue in existence until December 31, 2046, unless sooner terminated pursuant to this Agreement or the Act.

         2.5 PRINCIPAL OFFICE. The principal office of the Company shall be in care of SFX Broadcasting, Inc., 150 East 58th Street, New York, New York 10155, or at any other place as the Manager may designate from time to time.

         2.6 REGISTERED OFFICE; RESIDENT AGENT. The Company shall maintain a registered office in Virginia and the name and address of the Company's resident agent in Virginia shall be as set forth in the Company's Articles of Organization.

         2.7 WITHDRAWAL OF ABS. As of the date of this Agreement, ABS hereby withdraws from the Company as a Member and shall have no further right, title, or interest in the Company or in any of its assets. In exchange therefore, the Company has paid ABS $100 in cash, and ABS acknowledges receipt of such $100 in full redemption of its interest.

         2.8 MEMBERS. The names and addresses of the Members as of the date of this Agreement are as follows:

         SFX Broadcasting, Inc., with its principal office at 150 East 58th Street, New York, New York 10155.

         Kenneth A. Brown, an individual residing at 2002 Millington Court, Richmond, Virginia 23233.

                                  ARTICLE III

                MEMBERS; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

         3.1 CAPITAL CONTRIBUTIONS. On or prior to the date hereof, each Member shall contribute, or has contributed, to the capital (whether in cash or otherwise) of the Company the full amount of the capital contributions as set forth opposite its name in Exhibit A attached hereto.

         3.2 NO OTHER CAPITAL CONTRIBUTIONS. No Member shall be required to contribute any additional capital to the Company. Other than as required in
Section 3.6, and except as set forth in the Act, no Member shall have any personal liability to the Company, to any other Member of the Company, or to any other person with respect to any obligations of the Company.

         3.3 NO INTEREST ON CAPITAL CONTRIBUTIONS. Members shall not be paid interest on their Capital Contributions.

         3.4 RETURN OF CAPITAL CONTRIBUTIONS. No Member shall have the right to receive the return of any Capital Contribution.

         3.5 CAPITAL ACCOUNT MAINTENANCE. The Company shall maintain for each Member a separate Capital Account in accordance with the following provisions (which Capital Account shall be adjusted as otherwise required by Section 1.704-1(b) of the Regulations):

         (a) Each Member's Capital Account shall be increased by such Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to
Article V hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member;

         (b) Each Member's Capital Account shall be decreased by the amount of cash and the fair market value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section
5.3 hereof and the amount of any liabilities of such Member assigned by the Company or which are secured by any property contributed by such Member to the Company;

         (c) In determining the amount of any liability for purpose of paragraphs (a) and (b) hereof, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations; and

         (d) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Account, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or which are assumed by the Company or one or more of the Members), are computed in order to comply with such Regulations, the Members may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 8.3 of the Agreement upon the dissolution of the Company. The Members also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purpose in accordance with
Section 1.704-1(b)(2)(iv)(g) of the Regulations, and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations.

         3.6 INDEBTEDNESS OF THE COMPANY. The Members acknowledge and agree that the only indebtedness for borrowed money the Company may incur, other than
(i) indebtedness incurred for working capital purposes and (ii) intercompany indebtedness representating the Excluded Loan Amounts (as defined in the Convertible Loan Agreement), shall be $3,900,000 which is recourse to KAB (the "Recourse Indebtedness"). The amount, type and nature of all indebtedness for borrowed money shall not change without the mutual consent of the Members. If the assets of the Company are insufficient to extinguish the Recourse Indebtedness when and if it becomes due or upon liquidation of the Company (not including any additional capital contributions of SFX under Section 3.2 after such date), KAB agrees to indemnify and hold the Company and the other Members harmless for, and to the extent of, the Recourse Indebtedness.

         3.7 GUARANTEE OF CERTAIN OBLIGATIONS. Notwithstanding any other provision of this Agreement, the Company may guaranty, and, to the extent permitted by law, use any or all of its assets to secure, any obligations of SFX or any of its affiliates; provided:

              (a) SFX shall indemnify and hold KAB harmless for any loss, costs, or expenses that KAB incurs because of such guarantee;

              (b) Such guarantee will not adversely affect or diminish the pro rata distributions to the Members provided in Article 4; and

              (c) SFX will insure that such guarantee does not diminish the economic interest of KAB in the Company and its assets.


                                   ARTICLE IV

                                 DISTRIBUTIONS

         4.1 DISTRIBUTIONS OF CASH FLOW. The cash distribution policy of the Company shall be as follows:

              (a) All distributions, other than in connection with the winding up of the Company pursuant to Section 8.3 hereof, shall be governed by this
Section 4.1.

              (b) Except as otherwise provided in Section 4.1(c) hereof, the Company shall make distributions of available net cash flow from its operations and investments, if any, to the Members in accordance with their Percentage Interests to the extent net cash flow for any given month exceeds the cash requirements of the Company for the next six (6) month period; provided, however, in the event the Company is unable to make any distributions as a result of the prior sentence, the Company may, at the request of a Member, make an interest free loan in such amount as may be agreed to by such Member and the Company, provided, that the other Member shall have the right to borrow in proportionate amounts based on its or his Percentage Interest on the same terms (which may be waived by such Member); provided, further, that the Manager shall be required to make cash distributions at least quarterly to each Member in accordance with their Percentage Interests so that the cash distributions made in each quarter are at least equal to the (i) product of the "Rate" and the "Highest Allocation" divided by (ii) the Percentage Interest of the Member receiving the "Highest Allocation." For purposes of this Agreement, the term (i) "Rate" shall mean the highest combined marginal federal, state and local income tax rate applicable to any Member divided by four and (ii) "Highest Allocation" shall mean the taxable income that the Company expects to allocate to a Member during such year where such allocation divided by such Member's Percentage Interest yields the highest number so computed for any Member.

              (c) For any period in which KAB receives payment from SFX or an affiliate thereof for services rendered in connection with the operation of the Company, the distributions to which KAB would have otherwise been entitled pursuant to Section 4.1(b) hereof shall be reduced, and the distributions to which SFX would have otherwise been entitled shall be increased, by an amount equal to the product of KAB's Percentage Interest and the cash compensation made to KAB from SFX or its affiliate (including for this purpose the employer's share of Old Age and Survivor's Disability Insurance and Medicare taxes).

         4.2 LIMITATION UPON DISTRIBUTIONS. No distribution shall be made to Members if prohibited by Article V of the Act.


                                   ARTICLE V

                                  ALLOCATIONS

         5.1 PROFITS. Profits, if any, for any Fiscal Year shall be allocated among the Members in proportion to their Percentage Interests. Notwithstanding the foregoing, Profits from a transaction or a series of transactions that will result, or are deemed to result, in the liquidation of the Company, shall be allocated as follows:

              (a) first, to the Members so that, to the extent possible, the Positive Capital Account balance of each Member divided by the aggregate Positive Capital

Account balances of all Members shall be in a ratio equal to each Member's Percentage Interest; and

              (b) the balance, if any, shall be allocated among the Members in proportion to their Percentage Interests.

         5.2 LOSSES. Losses for any Fiscal Year shall be allocated as set forth in Section 5.2(a) below, subject to the limitation in Section 5.2(b) below.

              (a) Losses for any Fiscal Year, including deductions attributable to nonrecourse indebtedness of the Company, shall be allocated among the Members in proportion to their Percentage Interests. Notwithstanding the foregoing, any deductions attributable to nonrecourse indebtedness upon which a Member bears the economic risk of loss shall be specially allocated to that Member in a manner consistent with the Regulations.

              (b) The Losses allocated pursuant to Section 5.2(a) above shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.2(a) above, any Losses otherwise allocable to a Member which would result in such an Adjusted Capital Account Deficit shall instead be allocated to those other Members which would not have such a deficit in proportion to such other Members' Percentage Interests; provided, however, that such Losses may not be so allocated to such other Members to the extent such allocation would result in any such Members having an Adjusted Capital Account Deficit at the end of any Fiscal Year.

         5.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

              (a) Special Allocation. Notwithstanding the provisions of Section
5.1 hereof, items of income and gain shall first be specially allocated to SFX in an amount equal to the amount of cash distributed to SFX pursuant to Section 4.1(c) hereof.

              (b) Minimum Gain Chargeback. Items of income and gain shall be allocated between the Members at such time and in such amounts as necessary to satisfy the

"minimum gain chargeback" requirements of the Regulations. Where such a minimum gain chargeback would cause a distortion in the economic arrangement of the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Company shall apply for a waiver of the minimum gain chargeback requirement in accordance with Section 1.704-2(f)(4) of the Regulations.

              (c) Qualified Income Offset. Items of Company income, gain, loss and deduction shall be allocated in an amount and manner sufficient to satisfy the "qualified income offset" provisions Section 1.704-1(b)(2)(ii)(d) of the Regulations.

              (d) Curative Allocations. Certain allocations set forth in this
Article V (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other tax items of the Company pursuant to this Article V (other than the Regulatory Allocations). The Members shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 5.1 and 5.2 hereof.

         5.4 TAX ALLOCATIONS; CODE SECTION 704(c). In accordance with Code
Section 704(c) and the Regulations thereunder, items of income, gain, loss, and deduction with respect to any property (other than money) contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial value using the traditional method as set forth in Treasury Regulations Section 1.704-3(b).

                                   ARTICLE VI

                      MANAGER: RIGHTS, POWERS, AND DUTIES

         6.1 MANAGER. The Company shall be managed by any Person ("Manager") designated by Members by Majority Vote. SFX is hereby designated to serve as the Manager. The Manager shall not owe any fiduciary duties to the Company or any Member, but shall perform its managerial functions in good faith and within the limits of Sections 6.2 and 6.3 hereof. Any Manager designated by the Members may, by Majority Vote, be removed and replaced by any other Managers.

         6.2 GENERAL POWERS. Subject to Section 6.3, the Manager shall have full, exclusive and complete discretion, power and authority, subject in all cases to the other provisions of this Agreement and the requirements of applicable law, to manage, control, administer and operate the business and affairs of the Company for the purposes herein stated. Without limiting the foregoing, the Manager may, subject to the requirements of applicable laws:

              (a) carry out all of the transactions contemplated hereunder;

              (b) perform all acts, exercise all rights and make all decisions for and on behalf of the Company;

              (c) acquire, manage and dispose of any and all property, real or personal, whether tangible or intangible, on behalf of the Company, including through foreclosure or otherwise;

              (d) compromise, arbitrate or otherwise adjust claims in favor of or against the Company and initiate, prosecute and defend any litigation relating to any Company business;

              (e) employ, engage or subcontract with attorneys, accountants, bookkeepers, underwriters, escrow agents, depositories, agents for collection, banks, builders and any other service provider as the Manager may determine to be appropriate and to terminate the services of any such entities, all at such time or times as the Manager may determine;

              (f) negotiate, execute, deliver and perform any and all contracts and other documents on behalf of the

Company, including, but not limited to, promissory notes, security agreements, contracts of purchase and sale, deeds and assignments and to take any and all other action, as the Manager deems appropriate, to effectuate any such transaction;

              (g) acquire and enter into any contract of insurance for the Company that the Manager deems necessary and proper for the protection of the Company, either for the conservation of any asset of the Company or for any purpose convenient or beneficial to the Company;

              (h) cause the Company enter into contracts and transactions with SFX or any of its affiliates in accordance with Section 6.3; and

              (i) take any and all other actions relating to any asset of the Company.

In connection with carrying out the foregoing duties, the Manager may appoint and employ any Person as it deems necessary or advisable as officers ("Officers") of the Company to effectuate any of the foregoing and such Officers shall exercise such powers and perform such duties as are prescribed by the Manager.

         6.3 LIMITATIONS ON POWERS. Notwithstanding any other provision in this Agreement, the Manager shall not:

              (a) cause the Company to enter into any contracts or transactions with SFX or any of its affiliates other than on terms which are at least as favorable to the Company as the Company would have obtained in a bona fide arm's length transaction;

              (b) issue additional equity interests in the Company of any kind whatsoever without allowing KAB the right to acquire such interest on the same terms as they are offered or, if such interest is offered to an affiliate of SFX, on terms that the current Members agree are commercially reasonable;

              (c) merge, recapitalize or effect any other material changes in the Company that would have the effect of reducing KAB's Percentage Interest in the Company without the consent of KAB;

              (d) commit any act or omission which would have a material adverse impact on the Percentage Interest of

KAB in the Company disproportionate to such impact on other Members; and

              (e) take any action to amend the Articles of Organization of the Company.

                                  ARTICLE VII

                        TRANSFER OF INTERESTS OF MEMBERS

         7.1 TRANSFERS. No Member may Transfer all or any portion of such Member's Interest, except by operation of law. The attempted Transfer of any Interest in violation of the prohibition contained in this Section 7.1 shall be deemed invalid, null and void, and of no force or effect, other than to give rise to a cause of action against the purported transferor for breach of this Agreement.


                                  ARTICLE VIII

                                  DISSOLUTION


         8.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up in the event that:

              (a) The term of the Company as may be provided in this Agreement expires;

              (b) All of the Members agree, by written consent, to dissolve the Company;

              (c) The death, withdrawal, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event which terminates the continued participation of a Member in the Company.

         8.2 WINDING UP. Upon dissolution of the Company, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager, or if the Manager is unable to act, the other Members, shall proceed to wind up the affairs of the Company as soon as is practicable.

         8.3 DISTRIBUTION. The proceeds of any dissolution of the Company shall be distributed in accordance with the following order of priority;

              (a) First, to the payment of the debts and liabilities of the Company and the expenses of dissolution and liquidation (to the extent that such order of priority is consistent with the laws of the Commonwealth of Virginia);

              (b) Then, to the establishment of any reserves which the Manager, or if the Manager is unable to act, the other Members, shall deem reasonably necessary for payment of such other debts and liabilities of the Company (contingent or otherwise), as are specified by the Manager, and such reserves shall be held by a bank or trust company selected by the Manager, as escrow holder, to be disbursed as directed by the Manager in payment of any of the specified debts and liabilities or, at the expiration of such period as the Manager may deem advisable, to be distributed in the manner hereinafter provided; and

              (c) Then, to the Members in accordance with their Positive Capital Account balances (after giving affect to all contributions, distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the Fiscal Year during which such liquidation occurs).

              (d) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to Article V hereof to reflect such deemed sale before the distribution of the assets in liquidation.

         8.4 NO OBLIGATION TO RESTORE NEGATIVE CAPITAL ACCOUNTS. Other than as provided in Section 3.6, if any Member has a Negative Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the year during which dissolution of the Company occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such Negative Capital Account, and the negative balance of any Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purposes whatsoever.

                                   ARTICLE IX

                 BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

         9.1 BANK ACCOUNTS. All funds of the Company shall be deposited in one or more bank accounts opened in the Company's name. The Manager shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

         9.2 BOOKS AND RECORDS. The Manager shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The books and records shall be maintained in accordance with generally accepted United States accounting principles, consistently applied and shall be available at the Company's principal office for examination by a Member or the Member's duly authorized representative at any and all reasonable time during normal business hours.

         9.3 ANNUAL ACCOUNTING PERIOD. The annual accounting period of the Company shall be its Fiscal Year.

         9.4 TAX RETURNS.

              (a) The Members intend that the Company shall be treated as a "partnership" for federal, state, local and foreign income and franchise tax purposes and agree to take all action, including the amendment of this Agreement and the execution of other documents, as may be required to qualify for and receive such treatment as a "partnership" for federal income tax purposes.

              (b) Federal, state, local, and foreign income tax returns of the Company shall be prepared at the direction of the Manager.

         9.5 TAX MATTERS PARTNER. SFX shall be the "tax matters partner" pursuant to Code Section 6231(a)(7) and shall serve in a similar capacity under any applicable state, local or foreign law, and is authorized to take all necessary action to qualify as such. The tax matters partner shall represent the Company on behalf of the Members in connection with all administrative and judicial proceedings with respect to Company affairs involving or resulting from examinations by any and all federal, state, local or foreign tax authorities (including, but not limited to, examinations by the Internal Revenue Service), and may expend Company funds for reasonable professional services and costs in connection therewith as it deems advisable and necessary; provided, that except as otherwise provided in this Agreement or by law, the tax matters partner does not assume any obligations or responsibilities with respect to the foregoing; provided, further, any settlement or act must adhere to Section 6.3. The Company will reimburse the tax matters partner for all reasonable expenses it incurs in fulfilling its duties as such.


         9.6 MISCELLANEOUS.

              (a) All elections by the Company for federal, state, local and foreign income and franchise tax purposes shall be determined by the Manager.

              (b) In the event of an audit of the tax returns of the Company by the Internal Revenue Service or any other government agency, the tax matters partner shall supervise, participate in and retain professionals to participate in such audit and shall contest, to the extent it, in its sole discretion, determines appropriate or advantageous, any assertions by such agency that may be adverse to the Members or the Company; provided, any act must adhere to
Section 6.3.


                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1 ASSURANCES.

              (a) Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Manager deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company. Without limiting the foregoing, each of KAB and ABS hereby agrees to provide the Manager with any and all information relating to KAB and ABS, respectively, (and execute any and all agreements, certificates, instruments and other documents as reasonably requested by the Manager) in connection with operating the business of the Company, or to comply with any laws, rules, and regulations relating to the operation or holding of the property of the Company.

              (b) No Member shall, directly or indirectly, take any action, engage in any activity or have any ownership or management interest in any Person which may adversely affect the ability of the Company or the other Member to own, operate, acquire or manage any of their respective existing or future radio stations.

         10.2 COMPLETE AGREEMENT; AMENDMENT. This Agreement constitutes the complete and exclusive statement of the agreement among the Members with respect to the subject matter hereof. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty, with respect to the subject matter hereof. This Agreement may only be amended with the consent of all of the Members.

         10.3 APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the Commonwealth of Virginia.

         10.4 HEADINGS. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

         10.5 BINDING PROVISIONS. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns.

         10.6 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         10.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.



                                            SFX BROADCASTING, INC.



                                            By: /s/ Howard J. Tytel
                                               ------------------------------
                                               Name: Howard J. Tytel
                                               Title:



                                            KENNETH A. BROWN, an individual

                                             /s/ Kenneth A. Brown
                                             --------------------------------





                                            TO EVIDENCE ITS AGREEMENT AND
                                             WITHDRAWAL:

                                            ABS COMMUNICATIONS INCORPORATED



                                            By: /s/ Kenneth A. Brown
                                               ------------------------------
                                               Name: Kenneth A. Brown
                                               Title:

                                                                      EXHIBIT A

                             CAPITAL CONTRIBUTIONS


------------------------------------------------------------------------------
  MEMBERS            CAPITAL CONTRIBUTION         AGREED FAIR       OWNERSHIP
                                                 MARKET VALUE      PERCENTAGE
------------------------------------------------------------------------------
SFX                 Conversion of Note under    [$___________]1        96%
Broadcasting,       SFX Convertible Note
Inc.                Agreement
                                                 [$15,000,000]
                    All assets, properties,
                    rights, titles and
                    privileges of SFX
                    Broadcasting, Inc.
                    relating to WMXB-FM
                    radio station
                                                [$------------]
                    Purchase Price under the
                    Purchase and Sale
                    Agreement
------------------------------------------------------------------------------
Kenneth A. Brown    A limited partnership          $1,700,000           4%
                    interest representing
                    __% ownership in ABS
                    Richmond Partners, L.P.

                    A limited partnership
                    interest representing
                    __% ownership in ABS
                    Richmond Partners II,
                    L.P.
==============================================================================


--------------
(1) Full principal amount of the Convertible Note other than the Excluded Loan Amounts (as defined in the Convertible Note Agreement).

                             PUT AND CALL AGREEMENT
                             ----------------------

         THIS PUT AND CALL AGREEMENT (this "Agreement") is entered into this 17th day of December, 1996, by and among SFX Broadcasting, Inc., a Delaware corporation ("SFX") and Kenneth A. Brown, an individual ("KAB").

                                R E C I T A L S
                                - - - - - - - -

         WHEREAS, pursuant to that certain KAB Contribution Agreement, dated as of December 17, 1996 (the "KAB Contribution Agreement") by and between KAB and ABS Communications, L.L.C., a Virginia limited liability company (the "Company"), KAB contributed to the Company the Contributed Interests (as defined in the KAB Contribution Agreement) and in consideration therefor increased KAB's capital interest in the Company;

         WHEREAS, SFX, KAB and ABS Communications Incorporated ("ABS") have executed the Amended and Restated Operating Agreement dated as of the date hereof (the "Amended Operating Agreement") and, pursuant thereto, ABS has withdrawn from the Company and SFX and KAB have a 96% and 4%, respectively, Percentage Interest (as defined in the Amended Operating Agreement; all of KAB's interest in the Company is referred to as "KAB's Interest").

         WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the SFX Contribution Agreement, dated as of December 17, 1996 (the "SFX Contribution Agreement") between SFX, the Company and the other parties thereto that the parties hereto enter into this Agreement pursuant to which KAB shall have the right to sell, and SFX shall have a right to purchase, all, but not less than all, of KAB's Interest in accordance with the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Call Option. At any time after the fifth anniversary of the Amended Operating Agreement (the "Exercise Date"), SFX shall have the right to purchase all, but not less than all, of KAB's Interest for the Purchase Price calculated pursuant to Section 3 hereof. The right to purchase KAB's Interest pursuant to this Section 1 shall be referred to as the "Call Option."

         2. Put Option. At any time after the Exercise Date, KAB shall have the right to sell all, but not less than all, of KAB's Interest to SFX for the Purchase Price calculated pursuant to Section 3 hereof. The right to sell KAB's Interest pursuant to this Section 2 shall be referred to as the "Put Option" and together with the Call Option, the "Options."

         3. Purchase Procedures and Purchase Price. SFX and KAB may exercise the Call Option and the Put Option, respectively, by giving written notice thereof to the other party (the "Exercise Notice"). The purchase price (the "Purchase Price") payable to KAB upon the exercise of the Call Option or the Put Option, as applicable, shall be an amount equal to the fair market value of KAB's Interest. SFX and KAB shall consult with one another for a period of ten
(10) business days following the receipt of the applicable Exercise Notice as to the selection of a mutually acceptable arbitrator, who shall be a person familiar with valuing radio station assets. If SFX and KAB do not so agree within such ten (10)-day period, the arbitrator shall be appointed by a third party selected by each of SFX and KAB. The arbitrator so selected shall then determine the fair market value of KAB's Interest and shall notify SFX and KAB of such arbitrator's determination within thirty (30) days following such arbitrator's selection as arbitrator as described above and the amount of the Purchase Price as so determined shall be binding upon the parties for all purposes of this Agreement. In making such determination, the arbitrator shall first determine the fair market value of the Company (which determination will include the net working capital of the Company less recorded liabilities (exclusive of current accounts payable which are included in computing net working capital)) and then multiply such value by 4%. All of the reasonable costs of any arbitration (including without limitation attorneys' fees) shall be borne equally by SFX and KAB.

         4. Closing.

            (a) The closing (the "Closing") for the purchase and sale of KAB's Interest pursuant to SFX's exercise of the Call Option or KAB's exercise of the Put Option shall take place no later than 90 days after receipt by SFX or KAB of the applicable Exercise Notice or, if later, seven (7) days following the determination of the Purchase Price in the manner described in Section 3 hereof and, if applicable, upon receipt by SFX and KAB of all third party consents, including from the Federal Communications Commission (the "FCC"). The Closing shall take place at 10:00 a.m. on the date of the Closing at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022. Notwithstanding anything in this Agreement to the contrary, in the event that applicable FCC rules require prior FCC consent in order to consummate the Closing, the Closing shall not be consummated without such prior consent having been obtained. It shall be a condition precedent to SFX's obligation to consummate the Closing, which condition SFX at its option shall be permitted to waive in writing, that such consent shall have become a "Final Order." For purposes of this Agreement, a "Final Order" shall mean an FCC consent or grant as to which the time within which any party in interest other than the FCC may seek administrative or judicial reconsideration or review of such consent or grant has expired and no petition for such reconsideration or review has been timely filed with the FCC or with a court of competent jurisdiction, and the normal time within which the FCC may review such consent or grant on its own motion has expired and the FCC has not undertaken such review.

            (b) At the Closing, the Purchase Price shall be paid in cash by SFX to KAB and KAB shall execute and deliver to SFX such agreements, assignments or other instruments or documents of transfer as may be requested by SFX as shall be necessary to evidence or effect the sale, assignment, transfer and conveyance of KAB's Interest to SFX (including, without limitation, causing such sale, assignment and transfer to be recorded on the transfer records of the Company as well as amending the Company's Amended Operating Agreement to reflect such sale, assignment and transfer) free and clear of all liens and encumbrances of any kind, nature and description (other than such liabilities of the Company which may be allocated to KAB's Interest). Notwithstanding the foregoing, in the event the Closing does not take place by the 90th day following receipt by SFX or KAB of the applicable Exercise Notice (the "Agreed Closing Date"), the Purchase Price shall bear interest at an annual rate equal to the prime or reference rate from time to time of Citibank, N.A., from and including the Agreed Closing Date to but not including the date of payment of the Purchase Price. Upon the request of SFX, KAB shall provide to SFX a certificate to the effect that KAB's Interest being sold by KAB is free and clear of all liens and encumbrances of any kind, nature and description (other than such liabilities of the Company which may be allocated to KAB's Interest).

            (c) If the Purchase Price is a positive dollar amount, any obligation of KAB under the Amended Operating Agreement or otherwise to make additional capital contributions to the Company or to indemnify the Company or any of its Members shall be extinguished as of the Closing. If the Purchase Price is an amount less than $0, SFX shall have the option of dissolving and liquidating the Company rather than effecting the transactions under this Agreement.

If SFX fails to elect such option, the Purchase Price shall be $0.

         5. Cooperation. If either the Call Option or the Put Option is exercised, SFX and KAB shall cooperate fully with each other and take any and all actions, including actions to obtain the consent, approval or authorization from the FCC, any other governmental agency or instrumentality or any other third party, if applicable, necessary or advisable to consummate the transactions contemplated by this Agreement as expeditiously as practical. Without limiting the generality of the foregoing, in the event that applicable FCC rules require prior FCC consent in order to consummate the Closing, the parties hereto shall, within fifteen (15) days following receipt by SFX or KAB of the applicable Exercise Notice, file an appropriate application with the FCC seeking such consent and shall use their best efforts to obtain such consent and a Final Order thereof promptly.

         6. Construction of Agreement. This Agreement shall be construed as a whole in accordance with its fair meaning and in accordance with the laws of the Commonwealth of Virginia. The language of the Agreement shall not be construed for or against any particular party. The headings used herein are for reference only and shall not affect the construction of this Agreement.

         7. Assignment. No party hereto may assign any of its rights or obligations under this Agreement to any person without the prior written consent of all of the other parties hereto; provided, however, notwithstanding the foregoing, SFX shall be permitted to assign all of its rights and obligations under this Agreement to any of its wholly-owned subsidiaries so long as SFX fully guarantees the performance of such wholly-owned subsidiary's obligation; provided, further, that upon the death of KAB, his executor or personal representative shall have the right to exercise the Put Option and SFX shall have the right to exercise the Call Option rather than wait for the dissolution and liquidation of the Company.

         8. Sole Agreement. This Agreement and the Master Agreement represent the sole and entire agreement between the parties and together supersede all prior agreements, negotiations and discussions between the parties hereto and/or their respective counsel with respect to the subject matters covered hereby.

         9. Amendment to Agreement. Any amendment to this Agreement must be in a writing signed by duly autho-rized representatives of the parties hereto and stating the intent of the parties to amend this Agreement.

         10. Notices. Any notice hereunder to SFX shall be delivered by certified mail or by facsimile transmission to SFX, 150 East 58th Street, New York New York 10155, Attn. Howard Tytel, fax number (212) 753-3188. Any notice hereunder to KAB shall be delivered by certified mail or by facsimile transmission to Kenneth A. Brown, 2002 Millington Court, Richmond, Virginia 23233.

                             [Signatures to follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       SFX BROADCASTING, INC.



                                       By: /s/ Howard J. Tytel
                                          --------------------------------
                                          Name: Howard J. Tytel
                                          Title:




                                       KENNETH A. BROWN


                                             /s/ Kenneth A. Brown
                                       -----------------------------------